Filed Pursuant to Rule 424(b)(3)

Registration No. 333-115998

Prospectus

33,375,439 Shares of Common Stock, $500,000,000 Maximum Offering

842,106 Shares of Common Stock, $12,000,000 Minimum Offering

Minimum Purchase—$5,000, or $2,000 for IRAs and Keogh and Pension Plans

Of the 33,375,439 shares of common stock that we are offering, we are offering 33,025,439 shares to investors who meet our suitability standards and up to 350,000 shares to participants in our reinvestment plan.

We intend to qualify and operate as a real estate investment trust for federal income tax purposes. We anticipate first electing REIT status for our fiscal year ending December 31, 2005.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “ Risk Factors” beginning on page 13 for a discussion of material risks that you should consider before you invest in the common stock being sold by this prospectus, including:

•	This is a “blind pool” offering and, therefore, you will not have an opportunity to evaluate our properties before you invest.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering do not significantly exceed the minimum amount of the offering.

•	We will rely on Orange Advisors, LLC with respect to all investment decisions. Orange Advisors, LLC is controlled by our Chairman and Director, Mr. Brad Honigfeld, and our President, CEO and Director, Mr. Jeffrey S. Davidson, and will receive substantial fees in connection with our organization and operation.

•	We estimate that up to 6.5% of the proceeds from the sale of shares, between $750,000 for the minimum offering and $20.8 million for the maximum offering, will be paid to our advisor and its affiliates for services and as reimbursement for offering and acquisition related expenses incurred on our behalf.

•	We may incur debt totaling up to 100% of the value of our net assets. Such debt may reduce the return on our assets and the cash available for distributions to stockholders.

•	If our properties do not generate sufficient revenue to meet expenses, our cash flow and our ability to make distributions to stockholders may be adversely affected.

•	If we were to fail to qualify as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates, which would reduce our ability to make distributions to our stockholders.

•	Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

•	Ownership and transferability of our shares are subject to limitations intended to preserve our status as a REIT. Redemption of our shares will be at our sole option.

•	There is no public trading market for our shares, and there is no assurance that one will develop. We have no current plan to seek the listing of our shares on any securities market. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

	Price to Public	Commissions & Non-Accountable Expense Allowance	Proceeds to Orange Hospitality, Inc.
Per share(1)	$14.25	$1.2825	$12.9675
Total Minimum Offering	$12,000,000	$1,080,000	$10,920,000
Total Maximum Offering	$500,000,000	$45,000,000	$455,000,000

(1)	Once the minimum offering of 842,106 shares is completed, the per share offering price will increase to $15, the selling commission and non-accountable expense allowance per share will be $1.35, and the proceeds per share to Orange Hospitality, Inc. will be $13.65.

•	The managing dealers for this offering are Maxim Group LLC, Bergen Capital Incorporated and McGinn Smith & Company, Inc. The managing dealers are not required to sell any specific number or dollar amount of shares but will use their best efforts to sell the shares.

•	Prior to the first and any subsequent closing of this offering, all funds received from investors will be deposited into an interest-bearing escrow account with Wachovia Bank, NA.

•	This offering will end no later than January 31, 2006, unless we elect to extend it to a date no later than July 31, 2007 in states that permit us to make this extension. If the minimum offering of shares is not sold by January 31, 2006, the offering will terminate and all funds deposited by investors into the interest-bearing account will be promptly refunded in full, with interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

No one is authorized to make any statements about the offering different from those that appear in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should also be aware that the description of Orange Hospitality, Inc. contained in this prospectus was accurate on February 1, 2005 but may no longer be accurate. We will amend or supplement this prospectus if there is a material change in our affairs.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences which may flow from an investment in this program is not permitted.

February 1, 2005

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

Suitability Standards

The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for our common stock, which means that it may be difficult to sell shares. See the “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership” for a description of the transfer requirements. As a result, we have established suitability standards which require investors to have either:

•	a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or

•	a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in Orange Hospitality based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of our shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

Arizona, New Hampshire, North Carolina, and Pennsylvania have established suitability standards different from those established by us, and shares will be sold only to investors in those states who meet the special suitability standards set forth below.

Arizona—The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

Arizona residents may not participate in our dividend reinvestment plan.

New Hampshire—The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

North Carolina—The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

Pennsylvania—The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor’s investment in Orange Hospitality; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

Pennsylvania Investors: Because the minimum offering is less than $25,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, we will not solicit or accept subscriptions from Pennsylvania residents until after subscriptions for shares totaling at least $16.7 million have been accepted.

i

The foregoing suitability standards must be met by any investor who purchases our common stock. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit- sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

In addition, under the laws of certain states, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of shares as set forth in the articles of incorporation and as summarized under “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership.” Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “The Offering—ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “Federal Income Tax Consequences—Taxation of Stockholders—Tax-Exempt Stockholders.”

In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, the managing dealers and participating broker-dealers or other entities exempt from broker-dealer registration who are engaged by a managing dealer to sell shares have the responsibility to make reasonable efforts to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the managing dealers and other participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. See “The Offering—Subscription Procedures.” Executed subscription agreements will be maintained in Orange Hospitality’s records for six years.

How to Subscribe

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement attached as Appendix B to this prospectus and delivering it to a managing dealer or their participating broker-dealer, together with a check for the full purchase price of the shares subscribed for, payable to “Wachovia Bank–Orange Hospitality Escrow Account.” See “The Offering—Subscription Procedures.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares subscribed for payable directly to the participating broker-dealer and may also arrange for wire transfer of funds from their customers to the escrow account. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. We may reject any subscription in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Certain participating broker-dealers may permit investors who meet the suitability standards described above to subscribe for shares by telephonic order to the participating broker-dealers. This procedure may not be available in certain states. See “The Offering—Subscription Procedures” and “The Offering—The Plan of Distribution.”

A minimum investment of $5,000 is required. IRAs, Keogh plans and pension plans must make a minimum investment of at least $2,000.

v

Form of Reinvestment Plan	Appendix A

Form of Subscription Agreement	Appendix B

QUESTIONS AND ANSWERS ABOUT

ORANGE HOSPITALITY, INC.’S PUBLIC OFFERING

Q:	WHAT IS ORANGE HOSPITALITY, INC.?

A:	Orange Hospitality, Inc., which we refer to as Orange Hospitality, is a corporation organized under the laws of the State of Maryland and intended to qualify as a real estate investment trust, or a REIT, primarily to acquire interests in limited service, extended stay and other hotel properties. We anticipate first electing REIT status for our fiscal year ending December 31, 2005. Orange Hospitality intends to lease these properties on a triple-net basis to its taxable REIT subsidiary with management of the properties performed by third-party hotel operators. In addition, Orange Hospitality may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry, such as hotel management, hotel supply and hotel development, and specifically relate to our properties.

Q:	WHAT IS A REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire real estate,

•	offers benefits of a diversified portfolio under professional management,

•	typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the “double taxation” (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

•	must pay distributions to investors of at least 90% of its taxable income.

Q:	WHAT KIND OF OFFERING IS THIS?

A:	We are offering up to 33,375,439 shares of common stock on a “best efforts, minimum-maximum” basis.

Q:	HOW DOES A “BEST EFFORTS” OFFERING WORK?

A:	When shares are offered to the public on a “best efforts” basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a subscription agreement, like the one attached to this prospectus as Appendix B, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with Wachovia Bank, NA. Wachovia Bank, NA will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange Hospitality as a stockholder. Generally, we will admit stockholders no later than the last day of the calendar month following acceptance of their subscription. We will not accept any subscriptions until subscriptions for a minimum of 842,106 shares have been received. If the minimum offering of shares is not sold by January 31, 2006, the offering will terminate and all funds deposited by investors into the interest-bearing account will be promptly refunded in full, with interest.

Q:	HOW LONG WILL THE OFFERING LAST?

A:	This offering will not last beyond January 31, 2006 unless we decide to extend the offering until not later than July 31, 2007, in any state that allows us to extend the offering. If the minimum offering of shares is not sold by January 31, 2006, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. This offering would also terminate upon the sale of the maximum amount of 33,375,439 shares.

Q:	WHO CAN BUY SHARES?

A:	Anyone who receives this prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and annual gross income of at least $50,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the “Suitability Standards and How to Subscribe” section of this prospectus.

Q:	WHAT IS THE OFFERING PRICE PER SHARE?

A:	The offering price per share for the 842,106 shares comprising the minimum offering is $14.25 per share. Once the minimum offering of 842,106 shares is completed, the offering price per share of the remaining shares will be $15 per share.

Q:	IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A:	Yes. Generally, individuals must initially invest at least $5,000 and IRA, Keogh or other qualified plans must initially invest at least $2,000. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards and How to Subscribe” section of this prospectus.

Q:	AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A:	If you have subscribed for shares and deposited the subscription price with Wachovia Bank, NA, but your subscription has not yet been accepted, you may revoke your subscription upon five days notice to Wachovia Bank, NA. The procedure is described in more detail in the “The Offering—The Plan of Distribution” section of this prospectus.

Q:	IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A:	At the time you purchase shares, they will not be listed for trading on any national securities exchange or on any over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

We anticipate selling our properties and other assets or listing our shares on a national securities exchange or on the Nasdaq stock market within five to ten years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or on the Nasdaq stock market by December 31, 2014, we will commence an orderly liquidation of our properties and other assets and return the net proceeds from the liquidation to our stockholders through distributions. Beginning one year after you purchase your shares from Orange Hospitality, you may ask us to consider redeeming at least 25% of the shares you own. The redemption procedures are described in the “Redemption of Shares” section of this prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process. If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:	WHO CAN HELP ANSWER OTHER QUESTIONS?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174

Bergen Capital Incorporated	McGinn Smith & Company, Inc.
Heights Plaza	99 Pine Street
777 Terrace Avenue, 6th floor	Albany, New York 12207
Hasbrouck Heights, New Jersey 07604

PROSPECTUS SUMMARY

This summary highlights the material terms in this prospectus. Because this is a summary, it may not contain all of the information important to you. Accordingly, you should read this entire prospectus carefully, including the risk factors beginning on page 13 and the documents attached as appendices, before you decide to invest in shares of our common stock.

ORANGE HOSPITALITY, INC.

We were incorporated on May 7, 2004, as a Maryland corporation. We intend to qualify and operate for federal income tax purposes as a REIT. We anticipate first electing REIT status for our fiscal year ending December 31, 2005. Our address is 11 Penn Plaza, 5th Floor, New York, New York 10001 and our telephone number is (212) 244-3443.

OUR BUSINESS

We intend to invest the proceeds of this offering primarily in limited service, extended stay and other hotel properties, to be leased principally to a subsidiary of Orange Hospitality with management of the properties performed by third-party hotel managers, generally located across the United States. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own hotel properties or interests therein. In addition, we may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry, such as hotel management, hotel supply and hotel development, and specifically relate to our properties. Please read the section of this prospectus under the caption “Business” for a description of the types of properties that may be selected by our advisor, Orange Advisors, LLC, the property selection and acquisition processes and the option we hold to purchase up to five hotel properties currently under development from affiliates of Mr. Brad Honigfeld, our chairman and director.

Under our articles of incorporation, Orange Hospitality will automatically terminate and dissolve on December 31, 2014 unless the shares of common stock of Orange Hospitality, including the shares offered by this prospectus, are listed on a national securities exchange or on the Nasdaq stock market before that date. If the shares are listed, Orange Hospitality automatically will become a perpetual life entity. If we are not listed by December 31, 2014, we will commence an orderly liquidation of our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to Orange Hospitality’s orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the articles of incorporation to extend the duration of Orange Hospitality.

We may borrow money to acquire properties, pay related fees and for other purposes, and we expect to encumber properties in connection with any such borrowing. We anticipate that the aggregate amount of this financing generally will not exceed 40% of our total assets. However, our articles of incorporation limit the maximum amount of borrowing to 100% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. “Net assets” means our total tangible assets valued at cost, before deducting depreciation or other non-cash reserves, less our total liabilities. In order to borrow an amount in excess of 100% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs. Neither our articles of incorporation nor our investment policies limit the amount we may borrow in connection with the acquisition of a single property.

We will depreciate property and equipment on the straight-line method over their estimated useful lives for financial reporting purposes.

RISK FACTORS

An investment in Orange Hospitality is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the “Risk Factors” section, which begins on page 13. You should read and understand all of the risk factors before making your decision to invest.

•	We have not yet acquired or identified properties for acquisition, except for certain properties subject to an option we hold from affiliates. As a result, you will not have the opportunity to evaluate any of the properties that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering do not significantly exceed the minimum offering amount of $12,000,000.

•	We do not anticipate that there will be a public market for our shares in the near term. We have no immediate plans to list or apply for listing of our shares on a national securities exchange or on the Nasdaq stock market. We do not know if we will ever apply to list our shares, or if we do apply for listing, when such application would be made or whether it would be accepted. Further, although we have adopted a share redemption program, any redemption of our shares will be at our sole option. Therefore, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

•	If our shares are not listed on a national securities exchange or on the Nasdaq stock market by December 31, 2014, we will commence an orderly liquidation of our assets and distribute the proceeds.

•	We will rely on our advisor, Orange Advisors, LLC, which, subject to approval by the board of directors, will have responsibility for the management of Orange Hospitality and our investments. Our advisor is newly formed, which could adversely affect our business. Orange Advisors, LLC is controlled by our chairman and director, Mr. Brad Honigfeld, and our president, chief executive officer and director, Mr. Jeffrey S. Davidson, and will receive substantial fees in connection with organizing and operating Orange Hospitality.

•	Our advisor has no prior performance history for managing an investment entity like Orange Hospitality. In addition, our advisor lacks experience with respect to managing real estate investment trusts. Even though the officers and managers of our advisor have significant real estate experience, due to their inexperience with real estate investment trusts, you cannot be sure how Orange Hospitality will be operated, whether it will achieve its objectives or how it will perform financially.

•	We will rely on Orange Realty Group, LLC to provide services to us in connection with the selection, purchase, development or construction of our real properties. Orange Realty Group, LLC is newly formed, which could adversely affect our business. Orange Realty Group, LLC, like our advisor, is controlled by our chairman and director, Mr. Brad Honigfeld, and our president, chief executive officer and director, Mr. Jeffrey S. Davidson, and will receive substantial fees in connection with its provision of services to Orange Hospitality.

•	Our advisor, Orange Realty Group and their affiliates may be subject to a number of conflicts of interest with respect to our business and operations because Messrs. Honigfeld and Davidson own and control these entities. Among other things:

•	Our advisor, Orange Realty Group and their affiliates are or will be engaged in other activities that may result in conflicts of interest with the services that they provide us.

•	Our advisor, Orange Realty Group and their affiliates will receive substantial fees in connection with our organization and operation.

•	Because Orange Realty Group will realize substantial compensation in connection with our acquisition of properties and our sale of properties, it may have an incentive to recommend speculative investments in properties or the premature sale of properties in order to generate higher fees, rather than more suitable purchases or transactions that generate smaller or later fees.

•	Also, because Orange Realty Group will realize substantial compensation in connection with our obtaining of acquisition financing, it may have an incentive to recommend high amounts of leverage in order to generate higher fees.

•	Mr. Honigfeld expects to spend 75% or more of his time on other activities. Because Mr. Honigfeld expects to spend time on other activities and because he will be required to divide his time available for Orange Hospitality matters among services for Orange Advisers, Orange Realty Group and Orange Hospitality, there may be instances when he may not have sufficient time to assist us with some matters. As a result, we may not have the benefit of his assistance on these matters, and we may be adversely affected by the lack of his assistance.

•	Market and economic conditions that we cannot control will affect the value of our investments.

•	We cannot predict the amount of revenues we will receive from hotel operations or from tenants. If our hotel managers or tenants default, we will have less income with which to make distributions.

•	If we do not obtain financing, we will not be able to acquire as many properties, which could limit diversification of our investments.

•	We may incur debt totaling up to 100% of the value of our net assets to acquire properties, to make distributions to preserve our status as a REIT or for other corporate purposes. Such debt may reduce the return on our assets and the cash available for distributions to our stockholders. In connection with any borrowing, we may pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

•	The vote of stockholders owning a majority of the outstanding shares of common stock will bind all of the stockholders as to matters such as the amendment of our governing documents. The holders of a majority of the common stock present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

•	Our shares of common stock are subject to limitations on ownership of more than 9.8% of the shares by any single stockholder or certain related stockholders. These restrictions are intended to preserve our status as a REIT. They may, however, have the effect of inhibiting a change in control of Orange Hospitality, even if such a change is in the interest of a majority of the stockholders.

•	If we were to fail to qualify as a REIT or do not remain qualified as a REIT for federal income tax purposes, we would be subject to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available to us to pay distributions to you as a stockholder.

•	Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

OUR REIT STATUS

Based upon our intention to qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

We will be subject to various conflicts of interest arising out of our relationship to our advisor, Orange Realty Group and their affiliates, as described below. The following chart indicates the relationship between Orange Hospitality and Orange Advisors and Orange Realty Group, each of which will provide services to Orange Hospitality.

Brad Honigfeld
Jeffrey S. Davidson
Owns 100%
Owns 50%
Owns 50%
Briad Development West LLC
Manager:
Brad Honigfeld
Orange Services, LLC
Managers and Officers:
Brad Honigfeld
Jeffrey S. Davidson
Owns 13,333 shares (approximately 1.6% of the outstanding shares, if the minimum offering is completed)
Purchase Option
Owns 100%
Orange Advisors, LLC
Managers and Officers:
Brad Honigfeld
Jeffrey S. Davidson
Orange Realty Group, LLC
Managers and Officers:
Brad Honigfeld
Jeffrey S. Davidson
Advisory Agreement
Acquisition/Disposition Agreement
Orange Hospitality, Inc.
We will be principally owned by public investors.
Ownership is represented by shares of common stock.
Directors
Brad Honigfeld
Jeffrey S. Davidson
Wayne B. Heicklen
Mark R. Stebbins
Scott Lipkin
Officers
Brad Honigfeld
Jeffrey S. Davidson
Harry Oppenheimer
Owns 100%
Orange Hospitality Management, Inc.
(taxable REIT subsidiary)

Our board of directors oversees the management of Orange Hospitality and its relationships with Orange Advisors and Orange Realty Group. The majority of the directors are independent of the advisor and Orange Realty Group and have responsibility for reviewing their performance. The directors are elected annually to the board of directors by the stockholders.

Mr. Brad Honigfeld, our chairman and director and Mr. Jeffrey Davidson, our president, chief executive officer and director, are the officers and mangers of our advisor and Orange Realty Group . Our advisor, Orange Realty Group and their affiliates will receive substantial fees in connection with organizing and operating Orange Hospitality, Inc. Please read the section of this prospectus summary under the caption “Management Compensation” and the sections of this prospectus under the captions “Our Advisor and Our Advisory Agreement—Our Advisory Agreement” and “Orange Realty Group and the Property Acquisition/Disposition Agreement” for more information about fees that we may pay to our advisor, Orange Realty Group and their affiliates.

Orange Advisors has responsibility for:

•	selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition and arranging for the acquisition of the property by Orange Hospitality,

•	identifying potential managers or tenants for the properties and formulating, evaluating and negotiating the terms of each management or lease agreement of a property, and

•	negotiating the terms of any borrowing by Orange Hospitality, including any long-term financing.

All of our advisor’s actions relating to Orange Hospitality are subject to approval by the board of directors. Our advisor also has the authority, subject to approval by a majority of the board of directors, including a majority of the independent directors, to select assets for sale by Orange Hospitality in keeping with Orange Hospitality’s investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

Orange Realty Group has responsibility for:

•	assisting us in maintaining a continuing and suitable property investment program and

•	providing us with advice on the acquisition and disposition of properties.

Messrs. Honigfeld and Davidson have over 33 years of experience in investing in real estate and developing businesses. The majority of our directors have extensive experience in investing in hotels or other types of real estate. However, neither our officers nor our directors have any experience operating a REIT. Please read the sections of this prospectus under the captions “Management” and “Our Advisor and Our Advisory Agreement” for a description of the business background of the individuals responsible for the management of Orange Hospitality and our advisor, as well as for a description of the services our advisor will provide.

Mr. Honigfeld, who is our chairman and director and also an officer and manager of our advisor, may experience conflicts of interest in his management of Orange Hospitality. These arise principally from his involvement in other activities that may conflict with our business and interests, including matters related to

•	allocation of new investments and management time and services between us and various other entities,

•	the timing and terms of the investment in or sale of an asset,

•	development of our properties by affiliates,

•	investments with affiliates of our advisor, and

•	compensation to our advisor.

The “Conflicts of Interest” section of this prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR INVESTMENT OBJECTIVES

Our primary investment objectives are to preserve, protect and enhance our assets, while:

•	obtaining current income,

•	making monthly distributions,

•	becoming and remaining qualified as a REIT for federal income tax purposes, and

•	providing you with liquidity for your investment within 10 years after commencement of this offering, either through listing our shares on a national securities exchange or on the Nasdaq stock market or, if listing does not occur by December 31, 2014, commencing the orderly liquidation of our assets and distributing the proceeds.

Please read the sections of this prospectus under the captions “Business—General,” “Business—Selection and Acquisition of Properties,” “Business—Description of Property Leases” and “Investment Objectives and Policies” for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

We will pay Orange Advisors, Orange Realty Group, and their affiliates compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See “Management Compensation” for a complete description.

Offering Stage

Organizational and offering expenses—We will reimburse Briad Development West LLC, an affiliate of Mr. Honigfield, for organization and offering expenses incurred on our behalf. The amount to be advanced and reimbursed is not determinable at this time, but we estimate that the amounts advanced and reimbursed will be $300,000 if the minimum offering of 842,106 shares is sold and up to $825,000 if the maximum offering of 33,375,439 shares is sold. Expenses paid by Orange Hospitality in connection with its formation, together with all selling commissions and the non-accountable expense allowance incurred by it, will not exceed 15% of the proceeds raised in connection with this offering. Briad Development West LLC will pay organizational and offering expenses, and will not be reimbursed, to the extent necessary to prevent the selling commissions, the non-accountable expense allowance and other organizational and offering expenses paid by us in connection with our formation from exceeding 15% of the proceeds.

Acquisition Stage

Acquisition fee—We will pay Orange Realty Group a fee of up to 3.5% of our total proceeds for services in the selection, purchase, development or construction of real property. We define “total proceeds” to be the sum of the gross proceeds of this offering and any proceeds from financing we obtain to acquire assets and pay related acquisition expenses. In connection with each closing under this offering, we will pay a fee of up to 3.5% of the gross proceeds we receive upon that closing, and in connection with each acquisition loan closing, we will pay a fee of up to 3.5% of the gross proceeds of that loan. We cannot determine the total amount of the acquisition fee at this time. We would pay $420,000 if the minimum offering of 842,106 shares is sold and $17.5 million if the maximum offering of 33,375,439 shares is sold, plus, in each case, 3.5% of the gross proceeds of each acquisition loan.

Operational Stage

Asset management fee—We will pay Orange Advisors a monthly asset management fee equal to 10% of our REIT operating expenses paid during the month. We will also reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange Hospitality or to Orange Hospitality’s business (excluding the operation of the taxable REIT subsidiary), which we refer to as “REIT operating expenses.” We will not reimburse the advisor at the end of any quarter for REIT operating expenses that, in the four consecutive quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such four quarters (the “2%/25% Guidelines”), unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified. Within 60 days after the end of any fiscal quarter of Orange Hospitality for which total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse Orange Hospitality the amount by which the total REIT operating expenses paid or incurred by Orange Hospitality exceed the 2%/25% Guidelines. Average invested assets means, for any period, the average of the aggregate book value of the assets invested before reserves for deprecation or similar non-cash reserves at the end of each month during such period. REIT operating expenses generally mean expenses which relate to our operations of business, excluding the operations of our taxable REIT subsidiary and excluding some non-operational expenses, such as organizational and offering expenses, interest payments, taxes, non-cash items and certain fees.

Operational or Liquidation Stage

Deferred, subordinated disposition fee—We will pay Orange Realty Group an amount equal to the lesser of one-half of a competitive real estate commission or 3% of the sales price of properties sold.

Deferred, subordinated share of net sales proceeds from the sale of assets—We will pay Orange Advisors a deferred, subordinated share from sales of assets equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of the stockholders’ 8% return and 100% of invested capital. The stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange Hospitality reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares. Following (a) listing of our shares on a national securities exchange or on the Nasdaq stock market or (b) the expiration of the advisory agreement without renewal or early termination of the advisory agreement, no share of net sales proceeds will be paid to our advisor.

Subordinated incentive fee—At such time, if any, as our shares are listed on a national securities exchange or on the Nasdaq stock market, we will pay Orange Advisors a subordinated incentive fee in an amount equal to 10% of the amount by which the market value of Orange Hospitality plus the total distributions made to stockholders from our inception until the date of listing exceeds the sum of their invested capital and the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange Hospitality shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange Hospitality. The subordinated incentive fee will not be payable other than in connection with listing.

Performance fee—Upon expiration without renewal or early termination of the advisory agreement with Orange Advisors, if listing has not occurred and Orange Advisors has met applicable performance standards, we will pay Orange Advisors a performance fee equal to 10% of the amount by which the appraised value of our assets on the date of such termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through such termination date, exceeds the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee will not be payable if the advisory agreement is terminated in connection with listing and the subordinated incentive fee described above is paid.

Please read the section of this prospectus under the caption “Our Advisor and Our Advisory Agreement—Our Advisory Agreement” and “Orange Realty Group and the Property Acquisition/Disposition Agreement” for more information about fees that we may pay to our advisor, Orange Realty Group and their affiliates.

Orange Realty Group has entered into a financial advisory agreement with the managing dealers for this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific services to Orange Realty Group in connection with the future sales of one or more of Orange Hospitality’s properties. In exchange for performing these services, Orange Realty Group will pay the managing dealers 15% of the fee that Orange Realty Group receives from Orange Hospitality upon the sale of such properties. The allocation of the aggregate amount will be determined by agreement among the managing dealers.

Orange Advisors also has entered into a financial advisory agreement with the managing dealers of this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific advisory services to Orange Advisors. In exchange for performing these services, Orange Advisors will pay the managing dealers 15% of any amount Orange Advisors receives from Orange Hospitality pursuant to:

(i)	its deferred subordinated share of net sales proceeds from the sale of assets,

(ii)	its subordinated incentive fee, and

(iii)	its performance fee.

The allocation of the aggregate amount of such fees paid will be determined by agreement among the managing dealers.

THE OFFERING

Offering Size

Minimum—$12,000,000

Maximum—$500,000,000

Pursuant to this offering, $494,750,000 of our common stock is being offered only to investors meeting certain suitability standards and up to $5,250,000 of our common stock is being made available to investors who purchased their shares in this offering and who choose to participate in our reinvestment plan.

Briad Development West LLC, an affiliate of Mr. Honigfeld, owns 13,333 shares of our common stock, which it purchased for $200,000 ($15 per share). If the minimum offering is completed, these shares will constitute approximately 1.6% of the outstanding shares.

Minimum Investments

Individuals—$5,000

IRA, Keogh and other qualified plans—$2,000

These amounts apply to most potential investors, but minimum investments may vary from state to state. Please see “The Offering” section, which begins on page 121.

SUITABILITY STANDARDS

Net worth (not including home, furnishings and personal automobiles) of at least $50,000 and annual gross income of at least $50,000; or

Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

Suitability standards may vary from state to state. Please see the “Suitability Standards and How to Subscribe” section, which begins on page i.

DURATION OF ORANGE HOSPITALITY AND POSSIBLE FUTURE LISTING

We anticipate that within ten years after commencement of this offering we will:

•	list our shares on a national securities exchange or on the Nasdaq stock market, or

•	if listing does not occur by December 31, 2014, will commence an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof.

We cannot assure you that the shares will ever be listed. If the shares are listed, Orange Hospitality will become a perpetual life entity, and we will then reinvest proceeds of the sale of assets indefinitely.

DISTRIBUTION POLICY

Consistent with our objective of qualifying as a REIT, we expect to pay monthly distributions and distribute at least 90% of our REIT taxable income. Our cash available for distributions may be less than the 90% of our REIT taxable income, which could require us to borrow funds or sell assets in order to make distributions. To the extent that our distributions exceed our earnings, they constitute a return of capital, rather than a return on investment.

We intend to make monthly distributions commencing with the close of the first full month following the closing of the minimum offering.

ORANGE ADVISORS, LLC AND ORANGE REALTY GROUP, LLC

Orange Advisors will administer the day-to-day operations of Orange Hospitality and select Orange Hospitality’s real estate investments.

Orange Realty Group will assist us in maintaining a continuing and suitable property investment program.

Orange Advisors and Orange Realty Group are affiliates of Messrs. Honigfield and Davidson.

ESTIMATED USE OF PROCEEDS

We estimate that at least:

•	84.5% of gross offering proceeds will be used to acquire hotel properties and make other investments, that up to

•	6.5% of gross offering proceeds will be used to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and that

•	9% of gross offering proceeds will be used to pay selling commissions and non-accountable expense allowance to broker-dealers participating in the offering.

If the minimum of 842,106 shares is sold in the offering, we expect to pay up to $780,000 in fees and expenses to affiliates and to pay $1,080,000 in brokerage commissions and non-accountable expense allowances. If the maximum of 33,375,439 shares is sold in the offering, we expect to pay up to $20,825,000 in fees and expenses to affiliates and to pay $45,000,000 in brokerage commissions and non-accountable expense allowances.

OUR REINVESTMENT PLAN

We have adopted a reinvestment plan which will allow stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We have registered 350,000 shares of our common stock for this purpose. Please see the “Summary of Reinvestment Plan” and the “Federal Income Tax Consequences—Taxation of Stockholders” sections and the Form of Reinvestment Plan accompanying this prospectus as Appendix A for more specific information about the reinvestment plan.

TRADEMARKS OF OTHER COMPANIES

This prospectus contains trade names, trademarks and service marks of other companies, including Marriott, Hilton, Starwood, Holiday Inn, Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Homewood Suites by Hilton and Hilton Garden Inn. We do not intend our use or display of other parties’ trade names, trademarks or service marks to imply any relationship with, or endorsement or sponsorship of us by, these other parties.

Unless the context otherwise requires, the words “we,” “us,” “our” and similar terms refer to Orange Hospitality and its subsidiary. Orange Advisors, LLC is sometimes referred to as “Orange Advisors” or “our advisor,” and Orange Realty Group, LLC is sometimes referred to as “Orange Realty Group.”

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to This Offering

This is an unspecified property offering, and therefore you will not have an opportunity to evaluate any of the properties that will be in our portfolio before you decide whether to purchase the shares being offered by this prospectus.

We have not yet acquired or identified properties for acquisition, except for up to five properties currently under development subject to an option we hold from affiliates. We have established certain criteria for evaluating hotel brands, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of managers or tenants, and therefore the board of directors has flexibility in assessing potential managers and tenants. Please read the sections of this prospectus under the captions “Business—Selection and Acquisition of Properties” and “Business—Purchase Option” for a description of the properties subject to the option.

We cannot assure you that we will acquire the properties subject to the option or any other suitable investments.

We cannot be sure that we will be able to exercise our option to purchase five properties from affiliates of Mr. Honigfeld or be successful in obtaining suitable investments on financially attractive terms in any other properties. Currently, the option expires on July 31, 2005, and it may expire before we raise sufficient funds to purchase some or all of the properties. We cannot be sure that we would be able to obtain an extension of the option or than any extension would be on terms favorable to us. Also, it is possible that we will not exercise the option based upon due diligence or other considerations. You should not invest in this offering with the expectation that we will exercise the option. Further, we cannot be sure that any investments we make will achieve our objectives. If we are unable to make suitable investments, our financial condition and ability to pay distributions would be adversely affected.

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold.

We determined the offering price of our shares in our sole discretion based on the price which we believed investors would pay for the shares, estimated fees to third parties, as well as the fees to be paid to our advisor, Orange Realty Group and their affiliates, the expenses of this offering and the funds we believed should be available to invest in properties and other permitted investments. There is no public market for the shares on which to base market value.

There may be delays in investing the proceeds of this offering.

We may delay investing the proceeds from this offering for up to the later of two years from the initial date of this prospectus or one year after termination of the offering, although we expect to invest substantially all net offering proceeds by the end of that period.

We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of Orange Advisors to find suitable properties for investment. Until we invest in properties, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments. Further, all net proceeds of this offering must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any net proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors.

The actual amount of proceeds available for investment in properties is uncertain, and we cannot guarantee that the investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties due to the “best efforts” nature of this offering, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected reserves to cover liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

Orange Advisors and Orange Realty Group (and therefore Messrs. Honigfeld and Davidson) will receive substantial fees in connection with organizing and operating Orange Hospitality, Inc. Because we will use a portion of the offering price from the sale of shares to pay fees and expenses and the full offering price will not be invested in properties, we will only be able to return all of our stockholders’ invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. We cannot assure you that we will be able to sell our assets so as to return our stockholders’ aggregate invested capital, to generate a profit for the stockholders or to fully satisfy any debt obligations.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to stockholders will be adversely affected.

We will be subject to all operating risks common to the hotel business. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. While we intend to make monthly distributions to stockholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources. While distributions from such sources would result in stockholders receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of shares are distributed, those proceeds would not then be available for other uses, such as property acquisitions or improvements.

The sale of shares by stockholders may be difficult.

Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly or at a desired price. Therefore, you should consider purchasing the shares as an illiquid, long-term investment only. Although we anticipate either dissolving or applying for listing on a national securities exchange or on the Nasdaq stock market on or before December 31, 2014, we do not know if we will ever apply to list our shares, or if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the Nasdaq stock market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. Although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price. In particular, those limitations include:

•	no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and

•	no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.

Some of the compensation to Orange Advisors and Orange Realty Group is payable before distributions and, therefore, will tend to reduce the return on our stockholders’ investment.

We will pay Orange Realty Group a fee of up to 3.5% of the sum of the gross proceeds of this offering and any proceeds from financing in connection with property acquisitions. We will pay, subject to specified limitations, a monthly fee equal to 10% of our REIT operating expenses to Orange Advisors. The payment of compensation to Orange Advisors and Orange Realty Group from proceeds of the offering and operating revenues will reduce the amount of proceeds available for investment in properties or the cash available for distribution, and will therefore tend to reduce the return on our stockholders’ investments. In addition, this compensation is payable prior to distributions and without regard to whether we have sufficient cash for distributions.

Risks Related to Our Business

We have no operating history for you to evaluate.

We have recently been formed, are in the development stage and have no prior performance history. Further, our advisor, Orange Realty Group and our executive officers have no prior performance history for managing a real estate investment trust. As a result, you cannot be sure how Orange Hospitality will be operated, whether it will achieve the objectives described in this prospectus or how it will perform financially.

We will rely on our advisor, our executive officers and our board of directors to manage Orange Hospitality.

If you invest in our company, you will be relying entirely on the management ability of our advisor and our executive officers and on the oversight of our board of directors. You will have no right or power to take part in the management of Orange Hospitality, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and our board of directors.

We are dependent on Orange Advisors, which has no prior experience managing a real estate investment trust.

Orange Advisors, subject to approval by the board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our advisor is newly formed and lacks experience with respect to managing a real estate investment trust. We cannot be sure that the advisor will achieve our objectives or that the board of directors will be able to act quickly to remove the advisor if it deems removal necessary. The board of directors may fire the advisor, with or without cause, but only subject to payment to the advisor and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the “Management Compensation” section of this prospectus. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

Our taxable REIT subsidiary structure will subject us to the risk of increased hotel operating expenses.

The performance of our taxable REIT subsidiary will depend on the operations of our hotels. Our operating risks will include not only changes in hotel revenues and changes to our taxable REIT subsidiary’s ability to pay the rent due under the leases, but also increased hotel operating expenses, including, but not limited to, the following:

•	wage and benefit costs,

•	repair and maintenance expenses,

•	energy costs,

•	property taxes,

•	insurance costs, and

•	other operating expenses.

Any increases in these operating expenses could have a significant adverse impact on our earnings, financial condition and cash flows.

There were no arms-length negotiations for our agreements with Orange Advisors and Orange Realty Group, and the terms of those agreements may be more favorable to those entities, and to our detriment, than had the negotiations been arms-length with third parties.

Orange Advisors and Orange Realty Group will receive substantial compensation from us in exchange for management/investment services they have agreed to render to us, and their affiliates have also granted us an option to purchase up to five properties currently under development. The terms of these agreements have been established without the benefit of arms-length negotiations. The terms of their agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Orange Advisors will supervise and arrange for the day-to-day management of our operations, and Orange Realty Group will assist us in maintaining a continuing and suitable property investment program.

Stockholders in Orange Hospitality may experience dilution.

Stockholders in Orange Hospitality have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether our company engages in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, stockholders in Orange Hospitality may experience a dilution in both the book value and fair value of their shares. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See “Summary of the Articles of Incorporation and Bylaws—Description of Capital Stock” and “The Offering—The Plan of Distribution.”

Risks Related to Conflicts of Interest

There are conflicts of interest with our chairman and chief executive officer because they have duties as officers, directors or managers of companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Brad Honigfeld and Jeffrey Davidson and us arise because they are officers, managers and owners of Orange Advisors and Orange Realty Group. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. They will not receive salaries from us but will receive benefits from fees paid to Orange Advisors and Orange Realty Group.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, including Messrs. Davidson and Honigfeld, from any liability and related expenses incurred in dealing with us or our stockholders, except if:

•	the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct,

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property, or services,

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or

•	in a proceeding by or in the right of Orange Hospitality, the indemnitee shall have been adjudged to be liable to Orange Hospitality.

We may compete with our advisor, Orange Realty Group or their affiliates for properties.

We will experience competition for properties. Our advisor, Orange Realty Group or their affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by our advisor to us may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

The timing of sales and acquisitions may favor our advisor, Orange Realty Group or their affiliates.

Our advisor, Orange Realty Group or their affiliates may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s or its affiliates’ compensation.

Our fee structures may encourage our advisor or Orange Realty Group to recommend speculative investments and a high amount of leverage.

Our agreements with our advisor and Orange Realty Group were not the result of arm’s-length negotiations. Because some of our officers and directors are also officers and managers of our advisor and Orange Realty Group, the terms of the advisory agreements may favor our advisor or Orange Realty Group. As a result, our advisor or Orange Realty Group may not always act in our best interests, which could adversely affect our results of operations. Because Orange Realty Group will receive fees based on the amount of acquisition financing we obtain, it may have an incentive to recommend a high amount of leverage to us. Similarly, because Orange Realty Group may receive fees upon the sale of properties and other permitted investments, it may have an incentive to recommend to us the premature sale of these assets.

Our properties may be developed by affiliates who would receive a development fee.

Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. Our board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

We may invest with affiliates of our advisor and enter into other transactions with them.

We may invest in joint ventures with another program sponsored by our advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but our advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of the transactions may have been different and may have been more beneficial to us.

Mr. Honigfeld will spend time on other activities with other entities that may compete with us.

Brad Honigfeld, our chairman and director, is the chairman and a manager of Orange Advisors and Orange Realty Group. He also serves as an officer and manager of entities that may engage in the ownership of hotels. These entities may share similar investment objectives and policies and may compete for properties against us. Mr. Honigfeld will be required to allocate his time among these entities, and he estimates that he will spend 75% of his time on activities other than our business.

Of the time Mr. Honigfeld has available for Orange Hospitality matters, he will be required to exercise his judgment to allocate his time among Orange Advisers, Orange Realty Group and Orange Hospitality. Mr. Honigfeld anticipates that the majority of his time spent on Orange Hospitality matters will be devoted to serving as a manager of Orange Advisors, which will manage operational, administrative and other matters for Orange Hospitality. He also anticipates that he will, as a manager of Orange Realty Group, provide advice with respect to the acquisition and disposition of properties. He will need to determine the amount of time to be allocated to Orange Realty Group on a case by case basis, depending upon the amount raised in this offering and the number of properties Orange Hospitality will seek to acquire. He anticipates that his direct services to Orange Hospitality will principally involve participating in meetings of the board of directors.

Because Mr. Honigfeld expects to spend time on other activities and because he will be required to divide his time available for Orange Hospitality matters among services for Orange Advisers, Orange Realty Group and Orange Hospitality, there may be instances when he may not have sufficient time to assist us with some matters. As a result, we may not have the benefit of his assistance on these matters, and we may be adversely affected by the lack of his assistance.

Real Estate and Other Investment Risks

Possible lack of geographic and hotel brand diversification increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board of directors, including a majority of the independent directors, will review our properties and potential investments in terms of geographic and hotel brand diversification. If in the future we concentrate our acquisitions on certain hotel brands, or in certain geographic areas or on certain hotel types, it will increase the risk that our financial condition will be adversely affected by the poor judgment of a particular management group, by poor brand performance, by a downturn in a particular market sub-segment or by market disfavor with a certain hotel type.

Our profitability and our ability to diversify our investments, both geographically and by type of hotel properties purchased, will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

The minimum size of our offering may result in lack of diversification and lower returns.

This offering is being made on a “best efforts” basis and is conditioned on the sale of at least 842,106 shares. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, both geographically and by number of properties and other permitted investments will be limited by the amount of funds at our disposal. For example, if minimum gross proceeds of $12 million are raised, we expect to only be able to purchase a few properties and would not be able to buy any of the five properties subject to our option without borrowing money. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the shares sold will be reduced as a result of allocating our expenses among the smaller number of shares. There can be no assurance that we will sell the minimum number of shares. The managing dealers do not intend to purchase any shares in this offering.

We do not have control over market and business conditions, which may adversely affect performance.

A number of market and business factors beyond our control may reduce the value of properties that we acquire in the future, the results of hotel operations, the ability of tenants to pay rent on a timely basis and the amount of the rent. These factors include:

•	changes in general or local economic or market conditions,
•	increased costs of energy,
•	increased costs of insurance,
•	increased costs of products,
•	increased costs and shortages of labor,
•	competitive factors,
•	fuel shortages,
•	quality of management,
•	the ability of a hotel brand to fulfill any obligations to operators of its hotel business,
•	limited alternative uses for the building,
•	changing consumer habits,
•	condemnation or uninsured losses,
•	changing demographics,
•	changing traffic patterns,
•	inability to remodel outmoded buildings as required by the franchise or lease agreement,
•	voluntary termination by a manager of its obligations under a management agreement or by a tenant of its obligations under a lease, or
•	bankruptcy of a manager or tenant.

If hotel operations are adversely affected as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

We may not be able to obtain or retain desirable franchise agreements, which could decrease our revenue.

It will be a condition to our obligations under the option with respect to each of the five properties subject to the option that we shall have entered into a satisfactory franchise agreement, with Marriott or Hilton, as appropriate, for the applicable property. Although Mr. Honigfeld’s affiliates have franchise agreements with Marriott and Hilton, we cannot be sure that they will agree to the assignment of these agreements to us or that we will be able to enter into franchise agreements with other major franchisors.

Our ability to maintain franchise agreements for hotel properties that we acquire will be subject to our franchisors’ operating standards and other terms and conditions. Franchisors will periodically inspect our hotels to ensure that we, our third-party management companies and third-party tenants maintain these standards. Our failure, or the failure of one of our third-party management companies or third-party tenants to maintain these standards or comply with other terms and conditions could result in a franchise agreement being canceled. As a condition to maintenance of a franchise agreement, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable or likely to result in an acceptable return on our investment. We may risk losing a franchise agreement if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise agreement, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise. The loss of a franchise agreement could materially and adversely affect the operations or the underlying value of the hotel because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise agreement for one or more hotels could materially and adversely affect our results of operations, financial condition and ability to make distributions to our stockholders.

Adverse trends in the hotel industry may impact our properties.

The success of our hotel properties depends largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The “Business—General” section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

The economic downturn and the events of September 11, 2001 have adversely affected the travel and lodging industries.

As a result of the attacks on the World Trade Center and the Pentagon on September 11, 2001 and the effects of the economic recession, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure.

Although it appears that a recovery is occurring in the business and leisure travel sector, we are unable to predict with certainty when or if travel and lodging demand will be fully restored to prior levels. The impact of events such as future military activities in the United States or foreign countries and future terrorist activities or threats of such activities could have on our business cannot be determined. Our properties and the business of our managers and tenants may be affected, including hotel occupancy and revenues, and as a result, our revenues may be adversely affected. If the reduction in travel is protracted, our results of hotel operations and the ability of our tenants to make rental payments may be adversely affected and cash available for distributions to stockholders may be reduced. In addition, the U.S. participation in the conflict with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of our assets.

Leasing properties to our subsidiary increases our risks.

For properties leased to our subsidiary, we are less likely to evict the tenant if the property’s poor performance results in a failure to pay rent. We expect, however, to have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager. Therefore, in the event of default due to market conditions and not the manager’s performance, we may experience lower returns.

In addition, rent obligations of a tenant that is a subsidiary are based, to a large extent, on gross revenues of properties. This means that poor performance by these properties may affect our results of operations to a much greater extent than would poor performance by properties leased to third parties.

We will not control the management of our properties and our financial condition will be dependent on the performance of our managers or tenants.

Our managers or tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will be largely derived from the results of hotel operations, our financial condition will be dependent on the ability of managers or third-party tenants that we do not control to operate the properties successfully. We intend to enter into management agreements with managers or leasing agreements with third-party tenants having substantial prior hotel experience. There is no assurance, however, that we will be able to enter into such arrangements. If our managers or tenants are unable to operate the properties successfully, hotel revenues may not cover operating expenses or the tenants may not be able to pay their rent and may not generate significant percentage rent, which could adversely affect our financial condition.

Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be subject to maximum limits.

We may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a manager or third-party tenant in connection with future leases. Even if provided to us, these enhancements will generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely affected and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.

We may not control the activities of joint ventures in which we enter.

We may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture may provide that we will share management control of the joint venture with the third party. In any joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In any joint venture in which we do not have control, the results of the joint venture and the value of our interest in the joint venture may depend on the controlling party.

Joint venture partners may have different interests than we have and, as a result, the value of our investments may be affected.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse with our co-venturer.

In our joint ventures, there will be a potential risk of impasse in some joint venture decisions because our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. Please read the section of this prospectus under the caption “Business—Joint Venture Arrangements” for more information about the terms that our joint venture arrangements are likely to include.

We may not have control over properties under construction and may be unable to control certain construction risks.

We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. Please read the section of this prospectus under the caption “Business—Selection and Acquisition of Properties” for more information about property development and renovation.

We will have no economic interest in ground lease properties and, as a result, we may not share in any increase in value of the underlying land.

If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

Multiple management agreements with individual managers or property leases with individual tenants increase our risks upon default.

The value of our properties managed by or leased to third parties will depend principally upon the performance of the third party. Minor defaults by a manager or tenant may continue for some time before the advisor or board of directors determines that it is in our interest terminate the manager or to evict the tenant. Managers may manage more than one property and tenants may lease more than one property. As a result, a default by or the financial failure of a manager or tenant could cause a reduction in income.

It may be difficult to obtain a replacement manager for, or to re-lease, properties.

If a manager does not renew the management agreement for a property, we may be unable either to obtain a new manager for the property for the same terms as the prior management agreement or to obtain a new manager without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against a defaulting manager. Any delay we experience in obtaining a new manager or difficulty in entering into a new management agreement on acceptable terms may reduce cash available to make distributions to our stockholders.

If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

Tenants may control the sale of some properties, reducing our ability to freely control the sale of those properties.

We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally may provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the board of directors to freely control the sale of the property.

Our hotel investments will be relatively illiquid and may adversely affect returns to our stockholders.

Hotel investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the

Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our stockholders.

The liquidation of our assets may be delayed.

For up to the first five years or more after commencement of this offering, we intend to use any proceeds from the sale of properties that are not required to be distributed to stockholders in order to preserve our status as a REIT, to acquire additional properties and repay outstanding indebtedness. If our shares are listed on a national securities exchange or on the Nasdaq stock market, we may reinvest the proceeds from sales in other properties for an indefinite period of time. If our shares are not listed by December 31, 2014, we are obligated to commence the orderly liquidation of our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets due to market conditions, and if we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years.

The hotel industry is seasonal, which may cause quarterly fluctuations in our results.

As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to a subsidiary. In addition, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our third-party leases. Any reduction in rent or percentage rent would reduce the amount of cash we could distribute to our stockholders.

Our properties may be subject to environmental liabilities.

Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The board of directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has agreed in writing to indemnify us and/or established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or we will negotiate other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that future laws, ordinances or regulations will not impose any material environmental liability or the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

Risks Related to Borrowing

We may not be able to obtain adequate borrowing.

Our articles of incorporation and investment policies permit us to borrow money to purchase properties or make other permitted investments, and we may seek to borrow for these purposes. Although we have signed a non-binding letter of intent with M&T Bank for a $35 million credit facility, we have not entered into any arrangements for borrowing, and we cannot be sure that we will be able to borrow on satisfactory terms, if at all. If we do not obtain adequate borrowings in the future, we may not be able to acquire as many properties or other permitted investments, which could limit the diversification of our investments and our ability to achieve our investment objectives.

Anticipated borrowing may impose operating and other restrictions on us and subject us to risks of default.

We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We may not borrow more than 100% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. Such borrowing may reduce the returns on our assets and the cash available for distribution. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions, and it is likely that any loan from M&T Bank will include restrictions of this sort. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

We may borrow money to make distributions, placing us at risk of making distributions in excess of our earnings and profits.

We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of maintaining our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes.

Tax Risks

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes.

We intend to operate in a manner that will enable us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes, commencing with our taxable year in which the first closing of the offering occurs. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we will qualify as a REIT. We have, however, received an opinion from our tax counsel, Arent Fox PLLC, to the effect that, commencing with our taxable year in which the first closing occurs, we will be organized in conformity with the requirements for qualification as a REIT, and that our proposed method of operation will enable us to meet the requirements for qualification as a REIT for federal income tax purposes.

Opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Consequences—Taxation of Orange Hospitality—Requirements for Qualification as a REIT.”

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

The standards for classification for federal income tax purposes of a lease as lease, as opposed to a financing transaction, are not entirely clear. Although we intend to structure our leases to qualify as leases for federal income tax purposes, there is a risk that they could be recharacterized for federal income tax purposes as financings. The recharacterization of a lease in this fashion may have adverse tax consequences for us because we would not be entitled to claim depreciation deductions with respect to the property. In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. Any increase in our distribution requirements, without a corresponding increase in cash flow, could require us to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT. More importantly, it would affect our ability to satisfy the 75% gross income test or one of the relevant gross asset tests necessary to qualify as a REIT. In addition, if the lessee is our taxable REIT subsidiary, it would be limited in the extent to which it could deduct the interest associated with such “financing.”

Utilization of taxable REIT subsidiary structure increases our overall tax liability.

Our taxable REIT subsidiary will be subject to federal and state income tax on its taxable income, which will consist of the revenues from the hotels leased by the taxable REIT subsidiary, net of the operating expenses of these hotels and rent payments to us. Accordingly, although our anticipated ownership of the taxable REIT subsidiary will allow us to participate in the operating income from our hotels, that net operating income will be fully subject to income tax.

We will be subject to a 100% excise tax on any transaction with our taxable REIT subsidiary that is not conducted on an arm’s-length basis. For example, to the extent that the rent paid by our taxable REIT subsidiary to us exceeds an arm’s-length rental amount, such amount potentially will be subject to the excise tax. Such an event would reduce the amount of funds available for distribution to stockholders.

Excessive non-real estate asset values may jeopardize our REIT Status.

In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents and government securities. Accordingly, the value of any other property that is not considered a real estate asset, cash, cash equivalent or a government security for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT.

We may have to borrow funds or sell assets to meet our distribution requirements.

Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue rent, interest and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control.

For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles of incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

We may be subject to other tax liabilities.

Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

Changes in tax laws may prevent us from qualifying as a REIT.

As we have previously described, we intend to be treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevent us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

Miscellaneous Risks

Our hotel properties may be unable to compete successfully.

We will compete with other companies for the acquisition of properties. In addition, the hotel industry is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. In competing for property acquisitions, we will compete with significantly larger and better-financed companies. Our ability to receive rent, including rent in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties will depend in part on the ability of the managers and tenants to compete successfully with other businesses in the vicinity. In addition, we will compete with hotel investors for suitable managers, tenants and properties. If we, our managers and our tenants are unable to compete successfully, our results of operations will be adversely affected.

Inflation could adversely affect our investment returns.

Inflation may decrease the value of some of our investments. For example, inflation could reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and increases in base rent do not keep up with inflation.

We may not have adequate insurance.

An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled

“Business—Description of Property Leases—Insurance, Taxes, Maintenance and Repairs” describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Our governing documents may discourage takeovers.

Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of Orange Hospitality by third parties that a stockholder may consider favorable. Please read the sections of this prospectus under the captions “Summary of the Articles of Incorporation and Bylaws—General,” “Summary of the Articles of Incorporation and Bylaws—Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws—Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership” for more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Majority stockholder vote provisions may discourage changes of control.

Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

Our board of directors can take many actions without stockholder approval.

Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can:

•	list our stock on a national securities exchange or on the Nasdaq stock market without obtaining stockholder approval;

•	prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT;

•	authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership;

•	change an advisor’s compensation and employ and compensate affiliates;

•	direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party; and

•	establish and change minimum creditworthiness standards with respect to tenants.

Any of these actions or any other actions taken by our board of directors could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Our officers and directors have limited liability.

Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. These provisions could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. Please read the section of this prospectus under the caption “Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

If our assets are deemed to be “plan assets” under ERISA, we may be subject to excise taxes.

We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

We make forward-looking statements in this prospectus which may prove to be inaccurate.

We caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

ESTIMATED USE OF PROCEEDS

The table set forth below summarizes our anticipated use of offering proceeds, assuming that a minimum of 842,106 and a maximum of 33,375,439 shares are sold. We estimate that at least 84.5% of gross offering proceeds will be used to purchase properties and that up to 6.5% of gross offering proceeds will be used to pay fees and expenses to our affiliates for their services and as reimbursement for offering expenses and acquisition expenses incurred on our behalf, with the remaining proceeds used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

All net proceeds of this offering must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any net proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an “investment company.” The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

	Minimum Offering		Gross Amount	% of Proceeds	Maximum Offering
	Gross Amount	% of Proceeds			Gross Amount	% of Proceeds
Gross Proceeds (1)	$12,000,000	100%	$250,000,000	100%	$500,000,000	100%
Less:
Selling Commissions (2)(3)	840,000	7.0%	17,500,000	7.0%	35,000,000	7.0%
Non-Accountable Expense Allowance (2)(3)	240,000	2.0%	5,000,000	2.0%	10,000,000	2.0%
Other Expenses (3)	300,000	2.5%	825,000	0.3%	825,000	0.2%
Net Proceeds after Organizational and Offering Expenses	10,620,000	88.5%	226,675,000	90.7%	454,175,000	90.8%
Less Acquisition Fees (4)	420,000	3.5%	8,750,000	3.5%	17,500,000	3.5%
Less Acquisition Expenses (5)	60,000	0.5%	1,250,000	0.5%	2,500,000	0.5%
Less Working Capital Reserve (6)
Proceeds Available for Investment and Working Capital (7)	$10,140,000	84.5%	$216,675,000	86.7%	$434,175,000	86.8%

(1)	“Gross Proceeds” means the aggregate purchase price of all shares sold for the account of Orange Hospitality, without deduction for selling commissions, the non-accountable expense allowance or other expenses.
(2)	Selling commissions means any and all commissions payable to managing dealers or other participating broker-dealers in connection with the sale of shares. The shares are being offered to the public through the managing dealers, which will receive selling commissions of 7.0% on all sales of shares and will act as managing dealers. Other broker-dealers may be engaged as participating broker-dealers to sell shares and be reallowed selling commission of up to 7.0% with respect to shares which they sell. Non-accountable expense allowance means a non-accountable marketing expense allowance of 2.0% on all sales of shares payable to the managing dealers. The non-accountable expense allowance also may be reallowed in whole or in part to other participating broker-dealers. See “The Offering—The Plan of Distribution” for a more complete description of these items and other compensation to be paid to the managing dealers.
(3)

“Organizational and Offering Expenses” means all expenses, incurred by and to be paid from the assets of Orange Hospitality, in connection with and in preparing of Orange Hospitality for the registration and the offering and distribution of shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees to the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. The selling commissions, the non-accountable expense allowance, and the other organizational and offering expenses paid by Orange Hospitality in connection with formation of Orange Hospitality will not exceed 15% of the proceeds raised in connection with the offering. The other organizational and offering expenses will be paid by Orange Hospitality out of advances from Briad Development West LLC, an affiliate of Mr. Honigfeld. The advances bear interest at four percent per annum and are to be repaid out of the proceeds of this offering. Briad Development West LLC will pay organizational and offering expenses, and will not be reimbursed, to the extent necessary to prevent the selling commissions, the non-accountable expense allowance and other organizational and offering expenses paid by Orange Hospitality in connection with the formation of Orange Hospitality from exceeding 15% of the proceeds.

(4)	Acquisition fees means any and all fees and commissions paid by any person to any other person in connection with the purchase, development or construction of a property, including, without limitation, real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Acquisition fees exclude development fees and construction fees paid to any person not affiliated with the advisor in connection with the actual development and construction of any property.
(5)	Represents acquisition expenses that are neither reimbursed to Orange Hospitality nor included in the purchase price of the properties, and on which rent is not received, but does not include certain expenses associated with property acquisitions that are part of the purchase price of the properties, that are included in the basis of the properties, and on which rent is received. Acquisition expenses means any and all expenses related to the selection or acquisition of any property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance. Orange Hospitality shall reimburse the advisor for acquisition expenses incurred in connection with the initial selection and acquisition of properties, provided that reimbursement shall be limited to the actual cost of goods and services used by Orange Hospitality and obtained from entities not affiliated with the advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the advisor or its affiliates. The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality.
(6)	Because Orange Hospitality’s management agreements and leases generally will obligate the manager or tenant to maintain a reserve account up to a pre-determined amount to be used to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve generally will be funded out of property operations, however, to the extent that Orange Hospitality has insufficient funds for such purposes, the advisor may, but is not required to, contribute to Orange Hospitality an aggregate amount of up to 1% of the net offering proceeds available to Orange Hospitality for maintenance and repairs. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of company assets.
(7)	Offering proceeds designated for investment in properties may also be used to repay any debt borrowed in the future in connection with the acquisition of properties. Offering proceeds designated for investment in properties temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. Orange Hospitality may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation and estimated amounts of all compensation, fees, reimbursements and distributions we will pay directly or indirectly to our advisor and their affiliates, exclusive of any distributions to which our advisor, Orange Realty Group or their affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the 350,000 shares that we have estimated will be sold under our reinvestment plan. For information concerning compensation and fees paid to our advisor, Orange Realty Group and their affiliates, see the section of this prospectus entitled “Certain Relationships and Related Transactions.” For information concerning compensation to the directors, see the section of this prospectus entitled “Management.”

The following arrangements for compensation and fees to our advisor, Orange Realty Group and their affiliates were not determined by arm’s-length negotiations. See the section of this prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to our advisor, Orange Realty Group or their affiliates under more than one category. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Organizational and Offering Stage
Reimbursement to Briad Development West LLC for organizational and offering expenses

Actual expenses incurred or advanced. Briad Development West LLC has agreed to advance up to $525,000 to cover these expenses, with such advances to be repaid out of the proceeds of this offering. The advances bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering.

Pursuant to state securities laws, the 7.0% selling commissions, the 2.0% non-accountable expense allowance and the other organizational and offering expenses paid by Orange Hospitality may not exceed 15% of the proceeds raised in connection with this offering.

The amount is not determinable at this time but these organizational and offering expenses are estimated to be $300,000 if 842,106 shares are sold and $825,000 if 33,375,439 shares are sold.

Acquisition Stage
Acquisition fee to Orange Realty Group

Up to 3.5% of total proceeds (defined as gross offering proceeds plus any loan proceeds from acquisition financing), for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. This fee is

The amount of the acquisition fee is not determinable at this time. It would be $420,000 if 842,106 shares are sold and $17.5 million if 33,375,439 shares are sold, plus, in each case, 3.5% of any loan proceeds from acquisition financing.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage

payable upon each closing on the sale of shares under this offering and on each acquisition loan closing.

Acquisition fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction. The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality.

Other acquisition fees to Briad Development West LLC or Briad Restaurant Group, LLC, which are affiliates of Mr. Honigfeld.	Any fees paid to Briad Development West LLC or Briad Restaurant Group, LLC in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the acquisition fees (described above), and payment of such fees will be	The amount of any other acquisition fees are not determinable at this time. The amount would depend upon the nature of the services and/or the amount of the particular transaction. The amount of the fees would be negotiated at the time the arrangements were made, and it is

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage
	subject to approval by the board of directors, including a majority of the directors who are independent of our advisor, and not otherwise interested in the transaction. Any such fee would be payable in connection with the receipt of the particular service. Depending upon the nature of the service, the fee might be payable at a closing, such as a fee payable in connection with a financing transaction, or might be payable on a monthly or other periodic basis, such as a fee payable in connection with services associated with the development, construction or renovation of a property.	anticipated that the fees would be at market rates for comparable services, as determined by the board of directors, including a majority of the directors who are independent of our advisor, and not otherwise interested in the transaction.

Reimbursement of acquisition expenses to Orange Advisors	Monthly reimbursement to Orange Advisors for expenses actually incurred. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes and title insurance.	Acquisition expenses, which are based on a number of factors, including the purchase price of the properties, are not determinable at this time.

Orange Hospitality will reimburse the advisor for acquisition expenses incurred in connection with the initial selection and acquisition of properties, provided that reimbursement will be limited to the actual cost of goods and services used by Orange Hospitality and obtained from entities not affiliated with our advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the advisor or its affiliates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage
The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality.

Operational Stage
Asset management fee to Orange Advisors	Orange Hospitality will pay the advisor a monthly asset management fee equal to 10% of Orange Hospitality’s REIT operating expenses during such month. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the asset management fee not taken as to any year will be deferred without interest and may be taken in such other fiscal year as the advisor may determine.	Amount is not determinable at this time.

Reimbursement to Orange Advisors	We will reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange Hospitality or to Orange Hospitality’s business (excluding the operation of the taxable REIT subsidiary), which we refer to in this prospectus as “REIT operating expenses.” Unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified, Orange Hospitality will not reimburse the advisor at the end of	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational Stage
any fiscal quarter for REIT operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of Orange Hospitality for which total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse Orange Hospitality the amount by which the total REIT operating expenses paid or incurred by Orange Hospitality exceed the 2%/25% Guidelines.

Type of Compensation and Recipient	Operational or Liquidation Stage	Estimated Maximum Amount

Subordinated disposition fee payable to Orange Realty Group in connection with any sale of one or more properties	A deferred, subordinated disposition fee, payable upon sale of one or more properties, in an amount equal to the lesser of one-half of a competitive real estate commission, or 3% of the sales price of such property or properties. Payment of such fee will be made only if, in the determination of a majority of the board of directors, including a majority of the independent directors, Orange Realty Group provides a substantial amount of services in connection with the sale of a property or properties and will be subordinated to receipt by the stockholders of distributions equal to the sum of their aggregate stockholders’ 8% return and their aggregate invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties are sold.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage

satisfied. Stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange Hospitality reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares.

Orange Realty Group will pay the managing dealers 15% of any amount it receives pursuant to this fee. Please see “The Offering—Plan of Distribution” and “Orange Realty Group and the Property Acquisition/Disposition Agreement” sections for further details.

Upon listing of the shares on a national securities exchange or on the Nasdaq stock market, if such fee has been accrued but not been paid, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.

The total of all real estate commissions and fees paid by Orange Hospitality to all persons (including the subordinated disposition fee payable to Orange Realty Group) in connection with any sale of one or more of Orange Hospitality’s properties shall not exceed 6% of the contract sales price of the property or properties.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
Deferred, subordinated share of net sales proceeds from sales of properties or other permitted investments payable to Orange Advisors in liquidation of Orange Hospitality or otherwise

Orange Hospitality will pay the advisor a deferred, subordinated share from sales of assets of Orange Hospitality, whether or not in liquidation of Orange Hospitality, equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of the stockholders’ 8% return and 100% of invested capital. Following (a) listing or (b) the expiration of the advisory agreement without renewal or early termination of the advisory agreement, no share of net sales proceeds will be paid to the advisor.

Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the deferred subordinated share of net sales proceeds. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

Amount is not determinable at this time.

Subordinated incentive fee payable to Orange Advisors at such time, if any, as listing occurs	At such time, if any, as listing occurs, Orange Advisors will be paid a subordinated incentive fee in an amount equal to 10% of the amount by which the market value of Orange Hospitality (as defined below) plus the total distributions made to stockholders from Orange Hospitality’s inception until the date of listing exceeds the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange Hospitality shall be the average closing price or average of	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage

bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange Hospitality. The subordinated incentive fee will not be payable other than in connection with listing.

Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the subordinated incentive fee. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

Performance fee payable to Orange Advisors	Upon expiration without renewal or early termination of the advisory agreement with Orange Advisors, if listing has not occurred and Orange Advisors has performed in a manner satisfactory to a majority of the board of directors, including a majority of the independent directors, Orange Advisors will be paid a performance fee equal to 10% of the amount by which the appraised value of Orange Hospitality’s assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from Orange Hospitality’s inception through the termination date, exceeds the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee, to the extent payable at the time of listing, will	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
not be payable in the event the subordinated incentive fee is paid. Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the performance fee. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

CONFLICTS OF INTEREST

General

We will be subject to various conflicts of interest arising out of our relationship to our advisor, Orange Realty Group and their affiliates, as described below. The following chart indicates the relationship between Orange Hospitality and Orange Advisors and Orange Realty Group, each of which will provide services to Orange Hospitality.

Prior And Future Holdings and Programs

Affiliates of our advisor have other real estate holdings, and in the future expect to form, offer interests in and manage other real estate programs in addition to Orange Hospitality and make additional real estate investments. Future real estate programs may involve affiliates of our advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties acquired by us may affect the properties’ gross revenues. Such conflicts between us and affiliated programs may affect the value of our investments as well as our net income. We believe that guidelines our advisor has established will help minimize such conflicts. See “Conflicts of Interest—Certain Conflict Resolution Procedures” below.

Competition to Acquire Properties

Affiliates of our advisor or Orange Realty Group may compete with us to acquire hotel properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and other hotel brands and their franchisees. See “Business—General.” A purchaser who wishes to acquire one or more of these properties or make or acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we, due to insufficient funds, for example, may be unable to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for us and other entities with which our advisor, Orange Realty Group or their affiliates are affiliated, our advisor, Orange Realty Group or their affiliates may acquire properties on an interim basis and subsequently transfer them to us. If affiliates acquire such properties, these properties generally will be purchased from affiliates of our advisor or Orange Realty Group, at their cost or carrying value, by one or more existing or future public or private programs formed by affiliates of our advisor. The selection of properties to be transferred by our advisor or Orange Realty Group to us may be subject to conflicts of interest. We cannot be sure that our advisor or Orange Realty Group will act in our best interests when deciding whether to allocate any particular property to us. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

Our advisor or Orange Realty Group could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a property, as well as the terms of the lease of a property, due to its relationship with their affiliates and any business relationship of their affiliates that may develop with operators of hotel brands.

Our advisor, Orange Realty Group or their affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate. Affiliates of our advisor and Orange Realty Group serve as our directors of and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as managers or directors of our affiliates, to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See “Management—Responsibility of the Board of Directors.” We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between us and certain of our affiliates. See “Conflicts of Interest—Certain Conflict Resolution Procedures” below.

We will supplement this prospectus during the offering period to disclose the acquisition of a property at such time as our advisor believes that a reasonable probability exists that we will acquire the property, including an acquisition from our advisor, Orange Realty Group or their affiliates. Based upon the experience of our management and our advisor and the proposed acquisition methods, a reasonable probability that we will acquire a property normally will occur as of the date on which

•	a commitment letter is executed by a proposed tenant or third-party manager,

•	a satisfactory credit underwriting for the proposed tenant or third-party manager has been completed,

•	a satisfactory site inspection has been completed, and

•	a nonrefundable deposit has been paid on the property.

Sales of Properties

A conflict also could arise in connection with our advisor’s determination as to whether or not to sell a property, since the interests of our advisor and our stockholders may differ as a result of their distinct financial and tax positions and the compensation to which our advisor, Orange Realty Group or their affiliates may be entitled upon the sale of a property. See “Conflicts of Interest—Compensation of Our Advisor,” below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property.

Development of Properties

A conflict could arise in connection with our advisor’s determination as to whether to acquire properties which require development. Affiliates may serve as the developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

Joint Investment with an Affiliated Program

We may invest in joint ventures with another program sponsored by Orange Advisors or its affiliates if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine that the investment in the joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and of each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may experience difficulty in locating a third party purchaser for our joint venture interest and in obtaining a favorable sales price for such joint venture interest. See “Risk Factors—Real Estate and Other Investment Risks—We may not control the activities of joint ventures in which we enter.”

Competition for Management Time

The officers of our advisor and some of our directors and our officers currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers of our advisor and our directors and officers may experience conflicts of interest in allocating management time, services and functions among us and the various entities, investor programs (public or private) and any other business ventures in which any of them are or may become involved.

Compensation of Our Advisor and Orange Realty Group

Our advisor and Orange Realty Group have been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or Orange Realty Group could create a conflict between the interests of our advisor or Orange Realty Group and those of our stockholders. A transaction involving the purchase, lease or sale of any property by us may result in the immediate realization by our advisor, Orange Realty Group or their affiliates of substantial commissions, fees, compensation and other income. Although our advisory agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a property as such determination could impact the timing and amount of fees payable to our advisor or Orange Realty Group. See “Our Advisor and our Advisory Agreement.”

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, the articles of incorporation contain a number of restrictions relating to (a) transactions between us and our advisor, Orange Realty Group or their affiliates, (b) certain future offerings; and (c) allocation of properties among certain affiliated entities. These restrictions include the following:

1. Sale or Lease to Company. We will not purchase a property from an advisor, director, or affiliate unless (x) the price to us is no greater than the cost of the asset to such seller or, if the price to us is higher than such cost, there is substantial justification for such excess and the excess is reasonable, (y) the price to us does not exceed the then current appraised value of such asset and (z) a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as fair and reasonable to us.

2. Sale or Lease by Company. An advisor, director or affiliate may acquire or lease assets from us or our subsidiary if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us.

3. Loans. We will not make a loan to an advisor, director or affiliate, except where an appraisal of the underlying property has been obtained from an independent expert or the loan is to our wholly owned subsidiary. We will not borrow money from an advisor, director or affiliate unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under similar circumstances.

4. Investments. We will not invest in joint ventures with an advisor, director or affiliate unless such transaction has been approved by the affirmative vote of a majority of the directors (including a majority of the independent directors) as fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

5. Other. We will not engage in any other transaction with an advisor, director or affiliate unless:

•	such transaction has been approved by the affirmative vote of the majority of the independent directors;

•	each such transaction is under the circumstances then prevailing, fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties; and

•	if such transaction involves payments to the advisor, directors or affiliates for services rendered in a capacity other than that as advisor or director, a majority of the independent directors determines that the compensation is not in excess of their compensation paid for any comparable services; and is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

6. Multiple Programs.

(a) Until completion of the our initial public offering of shares, the advisor and its affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased on a “triple-net” basis to operators of hotel brands. The advisor and its affiliates also will not purchase a property for any such subsequently formed public program that has investment objectives and structure similar to ours until substantially all (generally, 80%) of the funds available for investment (net offering proceeds) by us have been invested or committed to investment. For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, whether or not any such payments are made. The advisor or its affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by us.

(b) If an investment opportunity becomes available which is suitable for both us and a public or private entity with which the advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity which has had the longer period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of subparagraph (a) above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of hotels and other businesses and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the advisor has the right to agree that the other entity affiliated with the advisor or its affiliates may make the investment.

SUMMARY OF REINVESTMENT PLAN

We have adopted a reinvestment plan pursuant to which stockholders (other than our advisor, Orange Realty Group and their affiliates) may elect to have the full amount of their cash distributions from us reinvested in additional shares. The reinvestment plan is not available to stockholders in Arizona. The following discussion summarizes the principal terms of the reinvestment plan. A copy of the reinvestment plan is attached to this prospectus as Appendix A.

General

Wachovia Bank, NA will act as reinvestment agent on behalf of the participants in the reinvestment plan. The reinvestment agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares (a) at the per share offering price for plan shares under our current best-efforts offering, (b) $15.00 per share if there is no current best-efforts offering, unless adjusted by our board of directors as described below, or (c) at the market price following the listing of our shares on a national stock exchange or on the Nasdaq stock market. Initially the price per share will be $15.00.

At any time that we are not engaged in a best-efforts offering and until listing of our shares on a national stock exchange or on the Nasdaq stock market, the price per share will be determined by quarterly appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property. The capitalization rate used and, as a result, the price per share paid by the participants in the reinvestment plan prior to listing, will be determined by our advisor in its sole discretion. The factors that our advisor will use to determine the capitalization rate include its experience in selecting, acquiring and managing properties similar to the properties; an examination of the conditions in the market; and capitalization rates in use by private appraisers, to the extent that the advisor deems such factors appropriate, as well as any other factors that the advisor deems relevant or appropriate in making its determination. We will then convert our most recent quarterly balance sheet from a “GAAP” balance sheet to a “fair market value” balance sheet. Based on the “fair market value” balance sheet, we will then assume a sale of our assets and the liquidation of Orange Hospitality in accordance with its articles of incorporation and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities.

All shares available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the shares registered with the Securities and Exchange Commission in connection with this offering. Prior to the conclusion of this offering, if the 350,000 shares initially designated for the reinvestment plan have been purchased by the reinvestment agent and we anticipates additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the 350,000 shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of such shares in this offering. See “The Offering—The Plan of Distribution.” After the offering has terminated, shares will be available from any additional shares which we elect to register with the Securities and Exchange Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our independent directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the reinvestment plan at any time and would not need to receive a separate prospectus relating solely to the reinvestment plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the reinvestment plan only after such person receives the current prospectus or a separate prospectus relating solely to the reinvestment plan. A prospectus relating to the then current offering will be provided to stockholders who participate in the reinvestment plan during the period in which we are engaged in an offering. Further, a separate prospectus relating solely to the reinvestment plan will be provided to stockholders who participate in the reinvestment plan during any period in which we are not engaged in an offering.

Investment of Distributions

Distributions will be used by the reinvestment agent, promptly following the payment date with respect to such distributions, to purchase shares on behalf of the participants from us. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to participants.

At this time, participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fees and Allocation of Shares

For each participant, the reinvestment agent will maintain a record which shall reflect for each month the distributions received by the reinvestment agent on behalf of such participant. We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan. The administrative charge will be $2.00 per participant per year.

The reinvestment agent will use the aggregate amount of distributions to all participants for each month to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant, as reflected in the records maintained by the reinvestment agent. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on our books.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering. We will pay to the managing dealer who received the participant’s original subscription a selling commission of 7.0% and a non-accountable expense allowance of 2.0% of the purchase price of shares sold, pursuant to the reinvestment plan. We will also pay Orange Realty Group an acquisition fee of up to 3.5% of the purchase price of the shares sold pursuant to the reinvestment plan. As a result, aggregate fees and expenses payable to our affiliates will total approximately 12.5% of the proceeds of reinvested distributions.

The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

Within 15 days after the end of each month, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions reinvested during the month, the number of shares purchased during the month, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant (see “Summary of Reinvestment Plan—Participant Accounts, Fees and Allocation of Shares” above), and the total number of shares purchased on behalf of the participant pursuant to the reinvestment plan. See “Summary of Reinvestment Plan—General” above.

Tax information for income earned on shares under the reinvestment plan will be sent by us to each participant or the Reinvestment Agent at least annually.

Election to Participate or Terminate Participation

Stockholders who purchase shares in this offering may become participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the reinvestment plan and who has not previously elected to participate in the reinvestment plan may so elect at any time by written notice to the board of directors of such stockholder’s desire to participate in the reinvestment plan. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the reinvestment plan will apply to all distributions attributable to the month in which the stockholder made such written election to participate in the reinvestment plan and to all months thereafter, whether made upon subscription or subsequently for stockholders who participate in this offering, or upon receipt of this prospectus or a separate prospectus relating solely to the reinvestment plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to the board of directors ten business days before the end of a month.

A participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her shares standing to the credit of a participant’s account. There are no fees associated with a participant’s terminating his or her interest in the reinvestment plan. A participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the reinvestment agent and completing any required forms.

The board of directors reserves the right to prohibit Qualified Plans from participating in the reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Qualified Plans. See “The Offering—ERISA Considerations.”

Federal Income Tax Considerations

Stockholders subject to federal taxation who elect to participate in the reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

We reserve the right to renew, extend or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by ten days prior written notice of termination to all participants.

REDEMPTION OF SHARES

Prior to such time, if any, as listing occurs, any stockholder who has held shares for not less than one year (other than our advisors, Orange Realty Group and their affiliates) may present for our consideration, all or any portion equal to at least 25% of such shares to us for redemption at any time, in accordance with the procedures outlined in this section. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determination to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands such action for the protection of the stockholders;

•	whether such redemption would be unlawful; or

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares of to become concentrated to an extent which would prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations would apply. The net proceeds from the sale of shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by us (if we so determine to redeem shares) exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period.

If there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will redeem shares on a pro rata basis at the end of each quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed (if we so determine to redeem shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the reinvestment plan exist, the initial redemption request will be treated by us as cancelled. Stockholders will not relinquish to us their shares of common stock until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and shares are actually delivered to us, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a joint venture), or is used to repay outstanding indebtedness. In that event, we may use all or a portion of such amount to make additional investments or to repay such outstanding indebtedness, provided that we (or, if applicable, the joint venture) enters into a binding contract to make such investments, or use such amount to repay outstanding indebtedness, prior to payment of the next distribution and our receipt of requests for redemption of shares.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the redemption agent, Wachovia Bank, NA. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

Upon the redemption agent’s receipt of notice for redemption of shares, the redemption price will be on such terms as we shall determine. The redemption price for shares of our common stock will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by us, or (y) a fixed redemption price to be set forth in this prospectus, which initially will be $15.00 per share, and which amount will never exceed the then current offering price of our common stock.

The redemption price paid to stockholders for shares of common stock redeemed by us may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, and the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem shares under the redemption plan, we would then adjust the fixed redemption price described in (y) to match the price at which it offers shares pursuant to its reinvestment plan. In addition, to the extent the board of directors determines that it is in our best interests to offer less than the maximum discount permitted by the United States Internal Revenue Service, the board of directors will change the price at which it offers shares pursuant to the reinvestment plan and will make the corresponding change to the fixed redemption price described in (y). We will announce any price adjustment and the time period of its effectiveness as a part of our regular communications with stockholders. We will provide at least 30 days advance notice prior to effecting a price adjustment in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

A stockholder may present fewer than all of his or her shares to us for redemption, provided, however, that the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

The board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in our best interest. The board of directors may amend or suspend the redemption plan if

•	it determines, in its sole discretion, that the redemption plan impairs our capital or operations;

•	it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders;

•	it determines, in its sole discretion, that the redemption plan would be unlawful;

•	it determines, in its sole discretion, that such redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares of to become concentrated to an extent which would prevent us from qualifying as a REIT under the Internal Revenue Code; or

•	it determines, in its sole discretion, that such amendment or suspension would be in our best interest. If the board of directors amends or suspends the redemption plan, we will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see “Federal Income Tax Consequences—Taxation of Stockholders.” The redemption plan will terminate, and we no longer shall accept shares for redemption, if and when listing of our shares on a national securities exchange or on the Nasdaq stock market occurs. See “Risk Factors—Risks related to this Offering—The sale of shares by stockholders may be difficult.”

To allow us to repurchase shares from our stockholders through our redemption program while we are engaged in a distribution of our common stock, we requested an exemption from regulations that prevent a company from offering to repurchase its shares at the same time that the company is engaged in an offering of its stock. The SEC granted us the exemption that we requested, but the exemption was based on certain facts and representations that we stated in our request for the exemption. If any of these facts change, then we may no longer be eligible for the exemption. In particular, the SEC noted the following facts about the redemption plan:

•	stockholders must have held the shares for at least one year to participate in the redemption plan;

•	there is no trading market for our common stock;

•	we will repurchase shares at a price equal to or lower than, and fixed in relation to, the public offering price of shares of our common stock;

•	at no time in any consecutive 12-month period will the number of shares that we repurchase under the redemption plan exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period; and

•	the terms of the redemption plan will be fully disclosed in this prospectus.

In addition, the exemption is subject to the condition that we will terminate the redemption plan during the distribution of our common stock if a secondary market for our common stock develops.

We also asked the SEC to determine that we would not be subject to enforcement action by the SEC if, when we redeem shares pursuant to the redemption plan, we do not make additional disclosures that are required by regulations that apply when an issuer makes a “tender offer” to purchase its shares from its shareholders. The SEC granted our request, but the SEC’s determination was based on certain facts and representations that we stated in our request. If there is a material change in any of these facts, we may be required to discontinue the redemption plan until we have submitted a revised request to the SEC and the SEC has responded to our request. In particular, the SEC noted the following facts about the redemption plan:

•	in any consecutive 12-month period, the number of shares of common stock that we repurchase under the redemption plan will not exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period;

•	the repurchase price will be based on the price at which we initially sold the shares, or on a fixed repurchase price set forth in our reinvestment plan, but at no time will the repurchase price exceed the current public offering price;

•	purchases of shares will be made on a quarterly basis;

•	stockholders may present shares for repurchase at any time during the first two months of every calendar quarter;

•	stockholders may withdraw presented shares at any time prior to their repurchase;

•	we will purchase shares on a pro rata basis at the end of each quarter in the event that the amount of available proceeds is insufficient to satisfy all of the current repurchase requests;

•	we will provide at least 30 days advance notice prior to amending or suspending the redemption plan;

•	the terms of the redemption plan will be fully disclosed in this prospectus; and

•	there is no trading market for our common stock.

BUSINESS

General

We were organized as a Maryland corporation on May 7, 2004. We intend to qualify and operate as a real estate investment trust for federal income tax purposes. We anticipate first electing REIT status for our fiscal year ending December 31, 2005.

We intend to use the net proceeds of this offering to purchase primarily limited service, extended stay and other hotel properties. The properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The properties typically will be freestanding and generally will be located across the United States. We may invest directly in properties or indirectly through the acquisition of interests in entities which own hotel properties or interests in hotel properties. Each property acquisition will be submitted to the board of directors for approval. In addition, we may invest up to a maximum of 5% of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry, such as hotel management, hotel supply and hotel development, and specifically relate to our properties. We anticipate that no individual investment in such an equity interest will exceed $5 million, and the board of directors must approve each investment of this sort.

We expect to focus on investing in properties to be leased to our “taxable REIT subsidiary.” See “Federal Income Tax Consequences—Taxation of Orange Hospitality” for a description of the function of taxable REIT subsidiaries. Properties leased to our subsidiary will be managed by third-party management companies who will manage the properties’ day-to-day operations. We have not yet entered into any agreements or arrangements with any third-party management companies.

We also may invest in properties to be leased to third parties. We expect to lease properties to third parties under arrangements generally requiring base annual rent equal to a specified percentage of our cost of purchasing a particular property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. Our leases generally will obligate the tenants to be responsible for repairs, maintenance, property taxes, utilities and insurance and to fund a reserve account up to a pre-determined amount. Money in that account is expected to be used by the tenant to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property. Cash in the reserve account, any interest earned thereon and any property purchased with these funds will remain, during and after the terms of the lease, the property of Orange Hospitality. Although we intend the reserve account to be sufficient to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property, we may be responsible for capital expenditures or repairs in excess of the funds in the reserve account.

Industry Performance

According to the American Hotel and Lodging Association, the travel and tourism industry is one of the largest industries in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel Research, a leading provider of lodging industry statistical data, in 2003 there were 47,584 hotel properties in the United States that included approximately 4.4 million hotel rooms. These hotels generated $105.3 billion in total revenue in 2003.

According to Smith Travel Research, the industry had shown nine consecutive years of financial performance improvement, through 2000. That streak of year-over-year growth ended as a result of weak economic conditions resulting from the slowing economy and the effects of the September 11, 2001 terrorist attacks.

The lodging industry experienced a significant decline in performance caused by the resulting reduction in travel. The effects of an uncertain economy, which have caused declines in business and leisure demand nationwide, continue to affect hotel occupancy and average daily rate. Revenue per available room, an important hotel metric that combines occupancy and average daily rate, decreased in 2003 to $49.15 from record levels in 2000 of $53.96.

The tables below present average U.S. hospitality industry operating data by year.

United States Hospitality Industry Average

Year	Occupancy	Average Daily Rate	Revenue per Room
1987	63.5%	$52.75	$33.52
1988	63.6%	$54.69	$34.77
1989	64.3%	$56.88	$36.59
1990	63.6%	$58.71	$37.35
1991	61.9%	$58.91	$36.47
1992	62.5%	$59.76	$37.37
1993	63.4%	$61.18	$38.78
1994	64.5%	$63.49	$40.97
1995	64.8%	$66.59	$43.14
1996	64.6%	$70.86	$45.79
1997	64.1%	$74.83	$47.95
1998	63.3%	$78.24	$49.55
1999	62.8%	$81.02	$50.87
2000	63.2%	$85.35	$53.96
2001	59.7%	$84.18	$50.22
2002	58.9%	$82.98	$48.89
2003	59.1%	$83.10	$49.15

Source: Smith Travel Research

The hotel industry has grown in profitability at a compounded annual growth rate of 27.4% from 1993 to 2001 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $105.3 billion in total revenue for 2003, a 2.6% increase from 2002. In addition, in 2003, pre-tax profits were $12.8 billion, the seventh most profitable year ever despite a 43.1% drop from 2000.

The table below presents pre-tax profits for the hospitality industry by year.

Pre-Tax Profits

(in billions)

Year	Profitability
1993	$2.4
1994	$5.5
1995	$8.5
1996	$12.5
1997	$17.0
1998	$20.9
1999	$22.1
2000	$22.5
2001	$16.2
2002	$14.2
2003	$12.8

Source: Smith Travel Research

The terrorist attacks of September 11, 2001 exacerbated an already slowing U.S. economy and caused a dramatic reduction in travel. As a result, the U.S. hotel industry experienced significant declines in occupancy and average daily rate from 2000, the most successful year in the history of the lodging industry.

Management has been encouraged by the return of lodging demand since the terrorist attacks, but it still regards corporate travel as slow in relation to levels prior to September 11, 2001, particularly in the case of demand for short-term lodging for business travelers. The return of demand may signal a reversal of the effects on travel by the terrorist attacks. Business Travel News recently reported the view of industry analysts that lodging demand recovery is underway, particularly in regard to transient business travel, and management anticipates a return of business travel as the U.S. economy recovers. There can be no assurance, however that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business. In addition, the continued U.S. participation in the conflict in Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry.

Investment of Offering Proceeds

We intend to acquire limited service, extended stay and other hotel properties, such as hotels operated under the Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Homewood Suites by Hilton and Hilton Garden Inn brands and other Marriott, Hilton, Starwood and Holiday Inn brands. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

We intend to structure our investments to allow us to participate, to the maximum extent possible, in any sales growth in the hotel industry. We therefore intend to generally structure our leases with percentage rent requirements which are based on gross sales of the hotel located on the property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to obtain regular cash flow, we intend to structure our leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular property. We also will endeavor to maximize growth and minimize risks associated with ownership and leasing of hotels through careful selection and screening of our tenants and managers (as described in “Business—Standards for Investment in Properties” below) in order to reduce risks of default, monitoring statistics relating to hotel brands and continuing to develop relationships in the industry in order to reduce risks associated with investment in real estate. See “Business—Standards for Investment in Properties” below for a description of the standards which the board of directors will employ in selecting hotel brands, managers, operators and particular properties for investment.

We expect to acquire properties in part with a view to diversification among the geographic location of the properties. There are no restrictions under our articles of incorporation on the geographic area or areas in which properties we acquire may be located. We may acquire properties located in various geographic areas.

We may borrow money to acquire properties and to pay certain fees. We expect to encumber properties in connection with borrowing. The board of directors anticipates that the aggregate amount of financing generally will not exceed 40% of our total assets.

We estimate that 80% to 85% of our investment for each hotel property will be for the cost of the building, 10% to 15% for the cost of the land and 5% to 10% for the cost of furniture, fixtures and equipment. See “Business—Joint Venture Arrangements” below and “Risk Factors—Real Estate and Other Investment Risks—Possible lack of geographic and hotel brand diversification increases the risk of investment.”

Other Real Estate Investments

Although we intend to acquire limited service, extended stay and other hotel properties, our articles of incorporation and bylaws do not preclude us from acquiring other properties. We may acquire other properties including, but not limited to, selected national and regional fast-food and casual-dining restaurants and other income producing properties in addition to limited service, extended stay and other hotel properties. The purchase of any property will be based upon our perceived best interests and those of our stockholders.

Purchase Option

We have entered into an option agreement with Briad Lodging Group Somerset, L.L.C., Briad Lodging Group Mt. Olive, L.L.C., Briad Lodging Group Wallingford, L.L.C., Briad Lodging Group Hartford, L.L.C. and Briad Lodging Group Rocky Hill, L.L.C. to purchase up to five hotels in Connecticut and New Jersey. Each of these limited liability companies is a special purpose entity formed to develop a single hotel, and each of them is owned and controlled by Mr. Honigfeld. The development of each of the hotels is being managed by Briad Development West L.L.C., which is also owned and controlled by Mr. Honigfeld. The five hotels are as follows:

•	Homewood Suites Hotel, Somerset, NJ. This 123-room three-story all-suites hotel is being constructed in Somerset, New Jersey. The hotel will be located on approximately four acres, and the building will be wood and frame construction. The hotel will operate as a Homewood Suites Hotel under a franchise agreement with Hilton. Briad Development estimates that the cost of developing the property, including land costs, land development costs, construction costs, fix-up costs and pre-opening costs, is approximately $12.3 million and that the property will be ready to commence operation in April 2005. Briad Lodging Group Somerset, L.L.C. acquired the land for approximately $1.3 million, which is included in the total development cost estimate set forth in the preceding sentence.

•	Residence Hotel, Mount Olive, NJ. This 123-room four-story all-suites hotel is being constructed in Mount Olive, New Jersey. The hotel will be located on approximately nine acres, and the building will be wood and metal frame construction. The hotel will operate as a Residence Inn Hotel under a franchise agreement with Marriott. Briad Development estimates that the cost of developing the property, including land costs, land development costs, construction costs, fix-up costs and pre-opening costs, is approximately $13.3 million and that the property will be ready to commence operation in June 2005. Briad Lodging Group Mt. Olive, L.L.C. acquired the land for approximately $1.8 million, which is included in the total development cost estimate set forth in the preceding sentence.

•	Homewood Suites Hotel, Wallingford, CT. This 104-room four-story all-suites hotel is being constructed in Wallingford, Connecticut. The hotel will be located on five acres, and the building will be wood and metal frame construction. The hotel will operate as a Homewood Suites Hotel under a franchise agreement with Hilton. Briad Development estimates that the cost of developing the property, including land costs, land development costs, construction costs, fix-up costs and pre-opening costs, is approximately $11.1 million and that the property will be ready to commence operation in April 2005. Briad Lodging Group Wallingford, L.L.C. acquired the land for approximately $540,000, which is included in the total development cost estimate set forth in the preceding sentence.

•	Courtyard by Marriott Hotel, Farmington, CT. This 119-room four-story hotel is being constructed in Farmington, Connecticut. The hotel will be located on four acres, and the building will be panelized wood frame construction. The hotel will operate as a Courtyard by Marriott Hotel under a franchise agreement with Marriott. Briad Development estimates that the cost of developing the property, including land costs, land development costs, construction costs, fix-up costs and pre-opening costs, is approximately $14.0 million and that the property will be ready to commence operation in May 2005. Briad Lodging Group Hartford, L.L.C. acquired the land for approximately $3.7 million, which is included in the total development cost estimate set forth in the preceding sentence.

•	Residence Hotel, Rocky Hill, CT. This 96-room three-story all-suites hotel is being constructed in Rocky Hill, Connecticut. The hotel will be located on approximately four acres, and the building will be wood and metal frame construction. The hotel will operate as a Residence Inn Hotel under a franchise agreement with Marriott. Briad Development estimates that the cost of developing the property, including land costs, land development costs, construction costs, fix-up costs and pre-opening costs, is approximately $11.5 million and that the property will be ready to commence operation in May 2005. Briad Lodging Group Rocky Hill, L.L.C. acquired the land for approximately $945,000, which is included in the total development cost estimate set forth in the preceding sentence.

Under the option agreement, each of the five sellers grants to us an option to purchase from that seller one of the hotel properties in consideration of the applicable purchase price and upon the terms and conditions of the option.

The option will expire with respect to a property unless we exercise the option with respect to that property on or before the outside exercise date for the property. The option specifies that the “outside exercise date” for each hotel will be the later of (a) the date 10 days after the seller delivers to us a written notice that the seller expects to complete the applicable Hotel within 30 days after the date of such notice and (b) the earlier of July 31, 2005 and the date 10 days after we have available, through accepted subscriptions from this offering and borrowing approved by our board of directors, an amount equaling or exceeding the cost of the hotel subject to the notice. The effect of this provision is to require us to exercise the option with respect to each hotel within 10 days after the later of our receipt of the completion notice for that hotel or our receipt of sufficient funds to purchase that hotel, provided that we must receive sufficient funds by July 31, 2005. Upon the expiration of the option with respect to any property, the option will also simultaneously expire with respect to any other hotel that we have not timely elected to purchase pursuant to the option.

For each hotel that we elect to purchase as provided in the option, we will pay the specified purchase price for the property plus customary acquisition expenses, such as legal fees, title insurance premiums and closing adjustments (such as prorated taxes, utilities charges and prepaid expenses), which are estimated at approximately $65,000 to $100,000 per property. The purchase prices are as follows:

Somerset property	$15,285,000
Mt. Olive property	$17,203,000
Wallingford property	$11,689,000
Farmington property	$14,251,000
Rocky Hill property	$12,399,000

If we elect to purchase one or more of the hotels subject to the option entered into with the affiliates of Mr. Honigfeld, the option provides that, upon the payment of the stated option purchase price, we would acquire a hotel substantially ready to commence operations, including all furniture, fixtures and equipment, supplies and other materials necessary to commence operations. The purchase price for each property subject to the option includes an allowance of approximately $175,000 for pre-opening expenses, which we believe is a reasonable approximation of the expenses necessary for each hotel subject to the option to commence operations. We anticipate that each property would commence operations within one to three weeks after the closing on the purchase of that property.

Upon the closing of the minimum offering of $12,000,000, we will be required to pay a non-refundable deposit $250,000 per property with an escrow agent in an interest bearing escrow account. The option will automatically expire if we do not complete the minimum offering by July 31, 2005, or if we do not make the required deposits with the escrow agent and such failure continues for two business days after notice from the sellers.

At the closing for a property, the portion of the deposit allocable to that property, together with the interest earned thereon, will be paid to the applicable seller and credited against the purchase price for the property. If the option terminates with respect to any property prior to the closing for that property, the portion of the deposit allocable to that property, together with the interest earned on that portion of the deposit, would be forfeited to the applicable seller, except if (a) the property is subject to a substantial casualty loss, (b) the seller breaches its representations or agreement with respect to that property or (c) the seller does not deliver a completion notice with respect to that property by July 31, 2005 and we determine not to proceed with the purchase of that property, in which case we would receive a refund of the portion of the deposit and interest allocable to that property.

We will be entitled, during the period ending with the first closing of the offering, to evaluate the legal, title, survey, physical condition, environmental, economic, permit status, franchise status, financial and other documents and information related to each of the properties. At any time during this period, we may, in our sole and absolute discretion, elect not to proceed with the purchase of the properties for any reason whatsoever by giving written notice to the applicable seller, in which event the option shall terminate automatically and all parties will be relieved of their material rights, obligations and liabilities under the option, provided, however, that if we determine that we do not wish to proceed with the acquisition of any particular property because of the material breach of the applicable seller’s representations and warranties under the option with respect to that property, then, we may terminate the option with respect to that property without terminating the option with respect to the other properties subject to the option.

The applicable sellers have entered into franchise agreements with Marriott International for the Farmington property, the Mt. Olive property and the Rocky Hill property and with Hilton Hotels for the Wallingford property and the Somerset property. It will be a condition to our obligations under the option with respect to each property that we shall have entered into a satisfactory franchise agreement, with Marriott or Hilton, as appropriate, for the applicable property, although we may waive such condition and exercise the option notwithstanding the lack of franchise agreements. Subject to our right, as described above, to refrain from exercising the option, we have agreed to apply for and use reasonable efforts, and the applicable sellers have agreed to cooperate with us, to obtain the written consent to the assignment to us of the franchise agreement for the property or the issuance of a new franchise agreement between us and the franchisor. We will be responsible for all costs related to such transfer or new franchise agreement, including but not limited to, the payment of franchise, application, transfer and similar fees. The sellers have agreed to provide all information required by the franchisors in connection with such transfers or new franchise agreements, and the sellers have agreed to diligently pursue obtaining such transfers or new franchise agreements.

The option provides that at least three months prior to the anticipated opening of each hotel, the applicable seller, in consultation with the us and on terms reasonably acceptable to the seller and us, will enter into a management agreement with respect to that hotel with a manager reasonably acceptable to the seller and us. The management agreement will require the manager to undertake specified steps to prepare the hotel for opening, including employing sufficient personnel to staff the hotel. Under the Internal Revenue Code, Mr. Davidson or Mr. Honigfeld may, and it is possible that one or both of them will, own an interest in the manager and serve on its board of directors. The manager, however, will have officers and employees unrelated to Orange Hospitality, Mr. Davidson, Mr. Honigfeld, or their affiliates to the extent required by the Internal Revenue Code. To the extent permitted under the Internal Revenue Code, it is possible that Mr. Honigfeld’s affiliates may provide limited administrative support services, such as bookkeeping, payroll or employee insurance administration, to the manager for a fee. See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Income Tests.”

The closing for any hotel that we elect to purchase will occur when the construction of the hotel has been completed, the hotel has been fully equipped in accordance with the plans and specifications, applicable laws and the applicable franchise agreement, a certificate of occupancy for the hotel has been issued and the hotel is otherwise ready to open in accordance with the applicable franchise agreement.

We have not yet determined whether we will exercise the option for any of the properties. We will only exercise the option if the exercise is approved by a majority of our directors, including a majority of the independent directors. In connection with determining whether to exercise the option, the board of directors will receive and consider an examination and evaluation of the properties prepared by our advisor and a break-even analysis described below under “Selection and Acquisition of Properties” and also will receive and consider appraisals performed by independent appraisers for each of the properties indicating that the appraised value of the properties, on a stabilized basis, exceeds the purchase price of the properties under the option. The determination to exercise the option for any of the properties will also depend upon the amount we raise in this offering and the timing of the first closing and any subsequent closings on this offering.

Selection and Acquisition of Properties

Our advisor and Orange Realty Group will seek out and evaluate properties for our purchase or lease. Our advisor will also recommend hotel brands for these properties. Initially, these services will principally be provided by Messrs. Davidson and Honigfeld on behalf of our advisor and Orange Realty Group, though in the future, and depending upon the amount of shares sold in this offering and the size of our business, our advisor and Orange Realty Group may also employ other persons to assist in these evaluations.

The board of directors expects to elect to purchase and lease properties based principally on an examination and evaluation by our advisor of the potential value of the site, the financial condition and business history of the proposed manager or tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed management and lease agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential manager or tenant must meet at least the minimum standards established by a hotel brand for its operators. Our advisor also intends to perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by us and provided by the operator.

In addition, we anticipate that the hotel brands recommended by our advisor, and as approved by the board of directors, will have full-time personnel engaged in site selection and evaluation and that a hotel brand will require the right to approve new sites. Before granting approval, hotel brands generally conduct or require the submission of studies including such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. Hotel brands also review and approve proposed managers, tenants and business sites. The hotel brands or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to us.

The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, hotel brands, tenants and managers. Therefore, some of the properties proposed by our advisor and approved by a hotel brand may not be purchased by us.

In each property acquisition, we anticipate that our advisor will negotiate the lease agreement with the tenant and, if the property is to be leased to our subsidiary, the management agreement with the manager. In certain instances, our advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms, if the board of directors, based on the recommendation of our advisor, determines that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us. See “Business—Description of Property Leases” below for a discussion of the anticipated terms of our leases.

Some lease agreements may be negotiated to provide a third-party tenant with the opportunity to purchase the property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See “Business—Sale of Properties” below and “Federal Income Tax Consequences—Characterization of Property Leases.”

The purchase of each property will be supported by an appraisal of the real estate prepared by an independent appraiser. Our advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that we acquire a particular property. The purchase price of each such property or portfolio of properties will not exceed, in the case of an individual property, the property’s appraised value or, in the case of a portfolio of properties, the total of the appraised values of the properties in the portfolio. In connection with the acquisition of a property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such property ordinarily will be based on the “stabilized value” of such property. The stabilized value is the value at the point which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. Investors should note that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The titles to properties we purchase will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

Construction and Renovation

In some cases, construction or renovation will be required before we acquire a property. In this situation, we may make a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be performed by an affiliate or a third party. We may permit the developer to arrange for a bank or another lender, including an affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans would be secured by the property and generally would be expected to be outstanding for less than five years. Our making of construction loans will be subject to certain restrictions. See “Business—Loans.”

The developer will enter into the construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. General contractors performing work in connection with such building improvements generally will be required to provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to our advisor.

Our affiliates also may provide construction financing to the developer of a property. In addition, we may purchase from an affiliate a property that has been constructed or renovated by the affiliate. See “Business—Purchase Option” above. Any fees paid to our affiliates in connection with the financing, construction or renovation of a property acquired by us will be considered acquisition fees and will be subject to approval by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction. See “Management Compensation” and “Conflicts of Interest—Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the property.

In all situations where construction or renovation of a property is required, we also expect to have the right to review the developer’s books, records and agreements during and following completion of construction to verify actual costs.

Interim Acquisitions

Our advisor, Orange Realty Group and their affiliates may have opportunities to acquire properties suitable for us as a result of their relationships with various operators. See “Business—Selection and Acquisition of Properties” above. These acquisitions may be required to be made within a relatively short period of time, occasionally at a time when we may be unable to make the acquisition. In an effort to address these situations and preserve our acquisition opportunities, our advisor, Orange Realty Group or their affiliates may acquire properties on an interim basis and temporarily own them for the purpose of facilitating our acquisition of them. At such time as a property acquired on an interim basis is determined to be suitable for our acquisition, the interim owner of the property would sell its interest in the property to us at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which our affiliate has provided real estate brokerage services in connection with the initial purchase of the property, indirectly includes fees paid to our affiliate) to purchase such interest in the property or the property’s appraised value, provided that a majority of the directors, including a majority of the independent directors, determine that the acquisition is fair and reasonable to us. See “Conflicts of Interest—Certain Conflict Resolution Procedures.” The directors will require that in all cases in which properties are proposed to be acquired from such interim owners that appraisals of the properties be obtained.

Acquisition Services

Acquisition services performed by our advisor may include, but are not limited to, site selection and/or approval, review and selection of tenants or managers and negotiation of lease agreements, management agreements and related documents, monitoring property acquisitions, and the processing of all final documents and/or procedures to complete the acquisition of properties and the commencement of tenant occupancy and lease payments.

The acquisition fee payable to Orange Realty Group, LLC will be calculated as up to 3.5% of the sum of the gross proceeds of this offering plus loan proceeds from financing. Acquisition fees payable from gross offering proceeds will be paid to Orange Realty Group, LLC as we receive offering proceeds from the sale of shares. The total of all acquisition fees and acquisition expenses payable by us are required to be reasonable and not to exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all acquisition fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

Our advisor engages counsel to perform legal services, and such counsel also may provide legal services to us in connection with the acquisition of properties. The legal fees payable to such counsel by us will not exceed those generally charged for similar services.

Standards for Investment in Properties

Selection of Hotel Brands. The selection of hotel brands by our advisor, as approved by the board of directors, generally will be based on an evaluation of the operations of the hotels in the hotel brands, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition and market penetration.

Selection of Properties, Tenants and Managers. In making investments in properties, our advisor will consider relevant real property and financial factors, including the condition, use, and location of the property, income-producing capacity, the prospects for long-term appreciation, the relative success of the hotel brand in the geographic area in which the property is located and the management capability and financial condition of the tenant or manager. We expect to obtain an independent appraisal for each property we purchase. In selecting tenants and managers, our advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager and the tenant’s or manager’s prior experience in managing hotels within a particular hotel brand.

In selecting specific properties within a particular hotel brand and in selecting tenants or managers for our properties, our advisor, as approved by the board of directors, will apply the following minimum standards.

•	Each property will be in what our advisor believes is a prime business location for that type of property.

•	Base (or minimum) annual rent will provide a specified minimum return on our cost of purchasing and, if applicable, developing the property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

•	For properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to our subsidiary may be leased for shorter terms.

•	In evaluating prospective tenants and managers, we will examine, among other factors, the tenant’s or manager’s historical financial performance and current financial condition.

•	In general, we will not acquire a property if the board of directors, including a majority of the independent directors, determines that the acquisition would adversely affect us in terms of geographic, property type or chain diversification.

Description of Properties

We expect that any properties we purchase will conform generally to the following specifications of size, cost and type of land and buildings.

Generally, we will acquire properties consisting of both land and building, although we may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing. We anticipate purchasing hotel sites in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age and other factors which may indicate the future demand for lodging in the area surrounding the site. The hotel buildings generally will be low- to mid-rise construction. We may acquire limited service, extended stay or other hotel properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

Either before or after construction or renovation, the properties we acquire will be one of a hotel brand’s approved designs. Prior to purchase of all properties, other than those purchased prior to completion of construction, we will receive a copy of a certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the property as a hotel and will receive written advice from the hotel brand to the effect that the property is operational and the property and the tenant are in compliance with all of the brand’s requirements, including, but not limited to building plans and specifications approved by the brand. For properties to be leased to unrelated third-parties, we also will receive a certificate of occupancy for each property for which construction has not been completed at the time of purchase, prior to our payment of the final installment of the purchase price for the property.

The lease agreement generally will require the tenant to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment so as to comply with the tenant’s obligations under the franchise agreement to reflect the current commercial image of its hotel brand. Our leases generally will obligate the tenants to fund a reserve account up to a pre-determined amount. Money in that account is expected to be used by the tenant to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property. Cash in the reserve account, any interest earned thereon and any property purchased with these funds will remain, during and after the terms of the lease, the property of Orange Hospitality. The management agreement relating to properties leased to our subsidiary may require the manager to establish and maintain this reserve account and make these capital expenditures from the net cash flow of the hotel operations. Although we intend the reserve accounts to be sufficient to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel properties, we may be responsible for capital expenditures or repairs in excess of the funds in the reserve accounts.

Description of Property Leases

The terms and conditions of any lease we enter into with regard to a property may vary from those described below. Our advisor will seek to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of our advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, we may enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with our objective of qualifying as a REIT. In making such determination, our advisor will consider such factors as the type and location of the property, the creditworthiness of the tenant or manager, the purchase price of the property, the prior performance of the tenant or manager and our prior business experience and our affiliates prior business experience with a brand or the operator.

General. Our leases to our subsidiary or to third parties will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes, utilities and insurance, or may cause the manager of the property to perform such requirements and pay such amounts from operating cash flows of the hotel. The tenant also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the lease. The landlord may elect to pay real estate taxes directly and the tenant would be obligated to reimburse the landlord for such expense. We will be the landlord under each lease except in circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture will be the landlord, and all references in this section to us or Orange Hospitality as landlord therefore should be read accordingly. See “Business—Joint Venture Arrangements” below.

Term of Leases. Properties leased to our subsidiary will generally be leased for an initial term of 5 years, plus two renewal options for an additional 5 years each. Properties leased to third parties will generally be leased for an initial term of 5 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building.

Computation of Lease Payments. Our leases to our subsidiary or to third parties will provide for percentage rent and a specified minimum base rent regardless of the gross revenues (calculated to provide us with rent equal to a percentage of the cost of the property). Percentage rent may be computed as a percentage of the gross revenues above a specified level at a particular property or as a percentage of gross revenues at the property. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses paid by us in connection with its purchase of the land, and all fees, costs and expenses disbursed by us for construction of building improvements. See “Business—Selection and Acquisition of Properties—Construction and Renovation” above.

For properties leased to our subsidiary, our consolidated financial statements will report the hotels’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiary.

In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the expiration of the lease.

Assignment and Sublease. In general, leases to third-party tenants may not be assigned or subleased without our prior written consent (which may be given or withheld by the landlord in its sole discretion). If the landlord gives such consent, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease, unless we agree in writing to release the original tenant from its lease obligations.

Alterations to Premises. A third-party tenant generally will have the right, without our prior written consent and at the tenant’s own expense, to make certain improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Right of Tenant to Purchase. Generally, the tenant will not have the right to purchase the property subject to the lease.

Special Conditions. Certain leases with third-party tenants may provide that the tenant will not be permitted to own or operate, directly or indirectly, another property of the same or similar type as the leased property that is or will be located within a specified distance of the leased property.

Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for our benefit and the tenant’s benefit, insurance that is commercially reasonable given the size, location and nature of the property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 24 months. In general, no lease will be entered into unless, in the opinion of our advisor, as approved by the board of directors, the insurance required by the lease adequately insures the property.

Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property, except that damage occurring as a result of a casualty will be repaired by the landlord or the landlord will have the right to terminate the lease. If a casualty occurs in the last 24 months of the lease term, either the landlord or the tenant will have the right to terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the properties will vary depending upon individual lease negotiations. In some instances, we may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

Credit Enhancements. Lease agreements with unrelated tenants or agreements with managers (in situations in which a subsidiary leases the property) may be accompanied with credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases up to a specified dollar amount. Such credit enhancements typically terminate at either a specific time during the applicable lease term or once net operating income from the applicable property exceeds a specified amount. There is no assurance that such credit enhancements will be available. In addition, leases with unrelated tenants or operators leasing more than one property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, we will have the ability to pursue our remedies under the lease with respect to the other properties, regardless of whether the tenant of any such property is under default under its lease.

Events of Default. The leases generally will provide that the following events, among others, will constitute a default under the lease: (a) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (b) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues after such payment was due as specified in the lease or for a specified period of time (generally, five to 30 days) after notice from us of such failure; (c) the failure of the tenant to comply with any of its other obligations under the lease if such failure continues for a specified period of time (generally, ten to 90 days); (d) an event of default under or termination of the franchise agreement between the tenant and its franchisor; (e) an event of default under or termination of the management agreement between the tenant and the manager of the property; and (f) in cases where we have entered into other leases with the same tenant, a default under such lease.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determine not to re-lease the property, we could sell the property. However, unless required to do so by the lease or our investment objectives, we do not intend to sell any property prior to five to ten years after the commencement of the lease on such property. If a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant or guarantor.

If a tenant defaults under a lease with us, we either will attempt to locate a replacement tenant acceptable to the hotel brand involved, which may be our subsidiary, or will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some hotel brands may have the option and may elect to lease and operate the hotels themselves. We will have no obligation to operate the hotels, and no hotel brand will be obligated to permit us or a replacement operator to operate the hotels.

For properties leased to our subsidiary, subject to the limitations of our fiduciary duties, we are less likely to evict the tenant if the property’s poor performance results in a failure to pay rent. We expect, however, to have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager.

Description of Management Agreements

The terms of any management agreement entered into by our subsidiary with regard to a property will be subject to negotiation with the manager and may vary from those described below. For properties leased to our subsidiary, the subsidiary lessee will enter into a management agreement with a third party manager. The manager will be an approved operator of a hotel brand and will be approved by our board of directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the property and will obligated to do so in conformity with the policies of a hotel brand. Under the Internal Revenue Code, Mr. Davidson or Mr. Honigfeld may, and it is possible that one or both of them will, own an interest in the manager and serve on its board of directors. The manager, however, will have officers and employees unrelated to Orange Hospitality, Mr. Davidson, Mr. Honigfeld, or their affiliates to the extent required by the Internal Revenue Code. To the extent permitted under the Internal Revenue Code, it is possible that Mr. Honigfeld’s affiliates may provide limited administrative support services, such as bookkeeping, payroll or employee insurance administration, to the manager for a fee. See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Income Tests.”

The term of the management agreement typically will be between 5 and 20 years, with multiple renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replacements of furniture, fixtures and equipment. The manager may, with prior written approval of the tenant, make more extensive improvements to the property. All such amounts will be payable from the operations of the hotel thereby reducing net cash flow to the tenant and us.

Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the property are not attained. Upon termination, the manager shall vacate and surrender the property to the tenant.

The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement: (a) the insolvency or bankruptcy of either party; (b) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party); (c) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time (generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (d) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (e) in cases where the manager has entered into other management agreements with our subsidiary, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

Joint Venture Arrangements

We may enter into a joint venture to purchase and hold for investment a property with various unaffiliated persons or entities. We may also enter into a joint venture with another program formed by our principals or Orange Advisors or its affiliates, if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors—Real Estate and Other Investment Risks—We may not control the activities of joint ventures in which we enter” and “Risk Factors—Real Estate and Other Investment Risks—It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that we and each joint venture partner would be jointly and severally liable for all debts, obligations and other liabilities of the joint venture, and we and each joint venture partner would have the power to bind each other with any actions they take within the scope of the joint venture’s business. In addition, we expect that Orange Advisors or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the joint venture. We expect that a joint venture would be dissolved upon the occurrence of specified events, including the bankruptcy, insolvency or termination of any co-venturer, sale of the property owned by the joint venture, mutual agreement of us and our joint venture partner to dissolve the joint venture and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any joint venture with another program sponsored by Orange Advisors or its affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, if one party desires to sell the property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

The joint venture agreement will specify the allocation and distribution of operating profits and losses, the distribution of net cash flow from operations and the distribution of liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities. In some transactions we may be entitled to a preferred return so that it receives distributions before the co-venturer receives its distributions, and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer is entitled to a preferred return so that it receives distributions before we receives our distributions; and in some of these situations, we may then get a larger share of the remaining proceeds.

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

Management Services

Orange Advisors provides management services relating to Orange Hospitality and the properties pursuant to an advisory agreement between it and Orange Hospitality. Under this agreement, our advisor is responsible for assisting us in negotiating leases and management agreements, collecting rental payments, inspecting the properties and the tenants’ books and records, and responding to tenant and manager inquiries and notices. Our advisor also provides information to us about the status of the leases, the management agreements, the properties, and financing. In exchange for these services, our advisor is entitled to receive a monthly asset management fee in an amount equal to 10% of our monthly REIT operating expenses. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year, as the advisor may determine. See “Management Compensation” and “Our Advisor and Our Advisory Agreement” for additional information about the compensation we will pay our advisor and the services we will receive from our advisor.

Borrowing

We may borrow money to acquire properties and to pay certain related fees. We expect in the future to encumber properties in connection with any such borrowing.

We believe that any financing obtained during the offering period will allow us to make investments in properties that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we would also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of our advisor could make such investments, pending our receipt of sufficient offering proceeds, in order to preserve our investment opportunities. However, properties we acquire in this manner would be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of properties and reduce the amount of offering proceeds available for investment in income-producing assets. We believe that the use of borrowings would enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, we believe that the borrowing may benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired will exceed the interest rate payable on the financing. To the extent that we are able to structure the financing on these terms, we would increase our net revenues. In addition, the use of financing could increase the diversification of our portfolio by allowing us to acquire more properties than would be possible using only the gross proceeds from the offering.

We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to the stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by the board of directors at least quarterly. We anticipate that the aggregate amount of financing will not exceed 40% of our total assets. However, in accordance with our articles of incorporation, the maximum amount of borrowing in relation to net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, will not exceed 100% of net assets. “Net assets” means our total tangible assets valued at cost, before deducting depreciation or other non- cash reserves, less our total liabilities. Any excess in borrowing over the 100% level will occur only with approval by a majority of the independent directors and will be disclosed and explained to stockholders in our first quarterly report prepared after such approval occurs.

Loans

We may provide loans to entities in which we own an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers. For a discussion of the construction loans which we are permitted to make, see “Business—Selection and Acquisition of Properties—Construction and Renovation,” above.

In cases in which the majority of the independent directors so determine, and in all cases in which a loan involves our advisor, directors or affiliates, we must obtain an appraisal from an independent expert concerning the underlying property securing the loan. We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained on loans secured by real property.

Sale of Properties

For up to five years or more after the first closing of this offering, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties any proceeds of the sale of a property that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce outstanding indebtedness. At or prior to December 31, 2014, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through listing on a national securities exchange or on the Nasdaq stock market (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets. If listing occurs, we intend to use any net sales proceeds not required to be distributed to stockholders in order to preserve our status as a REIT, to reinvest in additional properties or to repay outstanding indebtedness. If listing does not occur by December 31, 2014, we thereafter will undertake the orderly sale of our properties and will distribute sales proceeds, net of fees and expenses, to stockholders.

In deciding the timing and terms of property sales, our advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant has an option to purchase a property after a specified portion of the lease term has elapsed and exercises that option. We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to some tenants. In connection with sales of properties, we may receive purchase money obligations as part payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. If a purchase money obligation is accepted in lieu of cash upon the sale of a property, we will continue to have a mortgage on the property and the proceeds of the sale will be realized over a period of years rather than at closing of the sale. In addition, we will not sell properties if such sale would not be consistent with our objective of qualifying as a REIT.

Franchise Regulation

Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. We will not be an affiliate of any franchisor, and we are not currently aware of any states in which the relationship between us as landlord and the tenant or manager will be subjected to those regulations, but we will comply with such regulations in the future, if so required. Hotel brands which franchise their operations are subject to regulation by the Federal Trade Commission.

Competition

The hotel industry is highly competitive with various participants competing on the basis of price, level of service and geographic location. The operators of the hotels located on our properties will compete with independently owned hotels, hotels which operate under local or regional brands, and hotels which operate under well-known national brands, including those offering different types of accommodations. The hotels on our properties may compete with other hotels operated under major brand names, including Marriott, Hilton, Holiday Inn, Comfort Inn and other brand names. Many of our competitors will have greater marketing and financial resources than us and the managers of our hotels.

We will compete with other entities both to locate suitable properties to acquire and to locate purchasers for our properties. We will compete for acquisition opportunities with entities that will have greater financial resources than us. These entities may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a hotel manager.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

General

As of the date of this prospectus, Orange Hospitality has not yet commenced operations. Once subscriptions for the minimum offering are received, subscriptions will be accepted and the proceeds will be released to Orange Hospitality. We will use these proceeds for investments in properties, as well as the payment or reimbursement of fees and expenses of this offering and fees and expenses relating to the selection, acquisition and development of properties, and will commence operations. See “Estimated Use of Proceeds.”

Orange Hospitality intends to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code. We anticipate first electing REIT status with respect to 2005. If Orange Hospitality qualifies as a REIT for federal income tax purposes, Orange Hospitality generally will not be subject to federal income tax on income that Orange Hospitality distributes to its stockholders. If Orange Hospitality fails to qualify as a REIT in any taxable year, Orange Hospitality will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which its qualification is denied. Such an event could materially and adversely affect net income. However, Orange Hospitality believes that it is organized and will operate in a manner that will enable it to qualify for treatment as a REIT for federal income tax purposes during the year in which the first closing occurs, and Orange Hospitality intends to operate so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

Currently, our only source of funds is a $200,000 capital contribution and a $525,000 line of credit obtained from Briad Development West L.L.C. to fund start-up costs. Advances under the line of credit bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering. We expect to repay these advances with proceeds from the sale of shares.

Upon completion of the offering, we anticipate that our principal liquidity requirements will be to purchase properties and other permitted investments, to pay acquisition expenses, to pay our REIT operating fees and expenses and to make distributions to our shareholders. We also may be required to make expenditures with respect to the preparation and opening of properties and with respect to improvements, repairs and renewals at properties. We anticipate that the net proceeds of this offering will be the principal source of funds to purchase properties and pay acquisition expenses. We may also use a portion of the proceeds of this offering, especially in the early stages of our operations, to make expenditures with respect to the preparation and opening of properties. We anticipate that our REIT operating fees and expenses will be paid out of cash flow from our operations. Because we must distribute at least 90% of our taxable income, excluding net capital gains, to our shareholders to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

In addition, we may borrow money to purchase properties, to pay related acquisition fees and for other purposes, including making distributions. We expect to encumber assets in connection with any such borrowing. The aggregate amount of this financing is not expected to exceed 40% of our total assets. The maximum amount we may borrow is 100% of Orange Hospitality’s net assets in the absence a satisfactory showing that a higher level of borrowing is appropriate, as described in “Business—Borrowing.” In order to borrow an amount in excess of 100% of Orange Hospitality’s net assets, a majority of our independent directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs. We have entered into a non-binding term sheet, described below, for a credit facility, but we have not received any commitment for financing. There is no assurance that we will obtain any financing on satisfactory terms, or at all.

If we elect to purchase one or more of the hotels subject to the option entered into with the affiliates of Mr. Honigfeld, the option provides that, upon the payment of the stated option purchase price, we would acquire a hotel substantially ready to commence operations, including all furniture, fixtures and equipment, supplies and other materials necessary to commence operations. The purchase price for each property subject to the option includes an allowance of approximately $175,000 for pre-opening expenses, which we believe is a reasonable approximation of the expenses necessary for each hotel subject to the option to commence operations. We anticipate that, in connection with the purchase of each property subject to the option, in addition to the purchase price, we would only be required to pay customary acquisition expenses, such as legal fees, title insurance premiums and closing adjustments (such as prorated taxes, utilities charges and prepaid expenses), which are estimated at approximately $65,000 to $100,000 per property. No amounts are payable to our advisor, Orange Realty Group or their affiliates in connection with the option closings.

Because our management agreements and leases generally will obligate the manager or tenant to maintain a reserve account up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel properties, we do not anticipate that we will be required to establish a permanent reserve for maintenance and repairs.

Except for the option entered into with the affiliates of Mr. Honigfeld to purchase up to five hotels currently under development, we have not entered into any arrangements to acquire any specific property or to make or invest in any other permitted investment. The number of properties we may acquire and other permitted investments we may acquire will depend upon the number of shares sold and the resulting amount of the net offering proceeds available for investment in properties and other permitted investments. If the minimum offering is reached but only a limited number of shares are sold, then we will likely make only a limited number of investments, and we will not achieve a significant diversification of our investments. See “Risk Factors.”

We have not yet entered into any commitments and are not currently subject to any contingent liabilities due to the limited nature of our activities to date.

We intend to pay distributions to our stockholders on a monthly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and will be dependent on a number of factors, including our net cash from operations, our financial condition and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

Proposed Revolving Credit Facility.  We have entered into a term sheet for a $35 million revolving credit facility with M&T Bank. The term sheet is not a commitment by M&T Bank to lend to us, and the entering of a revolving credit facility with the bank is subject to our completion of the minimum offering and the bank’s due diligence review, credit approval and negotiation of loan documents. The term sheet, however, does describe the basic terms of the financing arrangement we are discussing entering into with the bank. If we obtain a revolving credit facility from the bank, the final terms may vary from the proposed terms set forth in the term sheet and could differ materially from the term sheet.

The proposed revolving credit facility would be available to purchase the five hotels subject to the option entered into with the affiliates of Mr. Honigfeld and possibly other hotel properties as well. The proposed credit facility would be secured by first mortgages on any hotel properties purchased with funds borrowed under the credit facility and by assignments of rents, leases and other agreements associated with the properties.

Borrowings on the proposed revolving credit facility would bear interest at 225 basis points over the one month LIBOR rate. The proposed facility would have a three year term, and if we were not in default at the end of the term, we could extend the facility upon the same rate and terms for up to two additional one-year periods upon payment of a fee of 0.25%. During the term and any extensions, our required payments would be interest only.

Upon closing of the proposed revolving credit facility, we would incur an origination fee of 0.5% of the amount borrowed and would be required to pay related closing closes, such as appraisal, attorney and tax certification fees. In addition, we would incur a 0.25% commitment fee based on the average quarterly unused amount of the facility. We have paid a $15,000 good faith deposit to the bank, which would be applied to the origination fee upon closing. The deposit would be refunded if the facility is not approved by the bank and would be retained by the bank if we do not proceed with the facility.

Although the terms of the proposed revolving credit facility are not final, it is expected that they will require us to comply with financial and non-financial covenants. All of the properties we purchase with the facility would be required to report no less than a 1.30x pro forma debt service coverage ratio on the debt used to purchase the property. If this debt service coverage requirement was not met, we would be required to reduce the debt in order to bring the debt service coverage ratio into compliance. In addition, we would be required to maintain a ratio of debt to tangible book net worth of no greater than 1.5:1. The final terms of the facility may include additional financial covenants.

The proposed revolving credit facility would also contain non-financial covenants that could restrict some of our corporate activities. In particular, the proposed terms require that the maximum loan on any property not exceed 50% of the “as-stabilized” appraised value of the property, that Mr. Honigfeld or Mr. Davidson remain active in our management and that we provide specified quarterly and annual financial reports to the lender. Also, the mortgages associated with the facility could be the only encumbrances on the properties purchased with the facility, and as long as M&T Bank provided the majority of our loan facilities, we would be required to use M&T Bank for the majority of our cash management needs.

Noncompliance with any of the financial or non-financial covenants without cure or waiver would constitute an event of default under the proposed revolving credit facility. An event of default resulting from a breach of a financial or non-financial covenant might result, depending in part on the final terms of the loan documents, in an acceleration of the principal and interest outstanding and a termination of the facility. The proposed facility would also contain other customary events of default, including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, subject to specified grace periods, breach of specified covenants, change in control and material inaccuracy of representations and warranties.

Results of Operations

As of the initial date of this prospectus, no operations had commenced because Orange Hospitality was in its developmental stage. No operations will commence until we have sold at least the minimum offering. During the period from inception, May 12, 2004, through September 30, 2004, we incurred $590,305 of offering costs which are reflected in capitalized offering costs in our balance sheet and $47,423 of other expenses, including consulting fees, administrative expenses and interest expense on borrowings under our line of credit. These costs were funded by advances under our line of credit from Briad Development West LLC or accrued as accounts payable. Upon first closing on the offering, these advances and accounts payable will be repaid out of the net offering proceeds, provided that payments and/or reimbursements for offering expenses do not exceed 15% of the amount raised. To the extent these would exceed 15%, such payment will be deferred until subsequent closing of the offering, and if upon completion of the offering, these expenses would still exceed 15% of the net offering proceeds, Briad Development West LLC will not be reimbursed to the extent that such expenses would exceed 15% of the net offering proceeds.

The attacks on the World Trade Center and the Pentagon on September 11, 2001 adversely impacted economic activity during the months following the attacks, particularly affecting the travel, airline and lodging industries. These declines were in addition to more modest declines which began to affect the hotel industry earlier in 2001 as a result of the general slowdown in business activity within the U.S. economy. As a result of these conditions, hotel operators and managers have reported depressed operating performance at many hotels since 2001. Although economic conditions appear to be improving, additional economic uncertainty, any worsening of the U.S. participation in the Iraq conflict or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industries.

An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results. We intend to obtain reasonably adequate insurance coverage on our properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny coverage under a claim.

Other than the foregoing matters and matters discussed under “Risk Factors,” we are not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on liquidity, capital resources or the revenues or income to be derived from the acquisition and operation of properties.

Critical Accounting Policies

Consolidation. The consolidated financial statements will include the accounts of Orange Hospitality and its wholly and majority-owned subsidiaries, variable interest entities for which Orange Hospitality is considered to be the primary beneficiary and controlling majority-owned partnership interests. Inter-entity transactions will be eliminated.

Allocation of Purchase Price for Acquisition of Real Estate. Investments in hotel properties will be stated at acquisition cost and allocated to property and equipment and identifiable intangible assets at fair value in accordance with Statement of Financial Accounting Standards No. 141. Property and equipment will be depreciated using the straight-line method over their estimated useful lives. Identifiable intangible assets will typically be contracts, including lease agreements and franchise agreements, which will be recorded at fair value. Intangible assets will be amortized using the straight-line method over the remaining non-cancelable term of the related agreements. In making estimates of fair values for purposes of allocating purchase price, we may utilize a number of sources that may be obtained in connection with the acquisition or financing of a property and other market data. Management will also consider information obtained about each property as a result of its pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired.

Impairments. We have adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

Leases. We will lease our properties primarily to a wholly owned “taxable REIT subsidiary” which will enter into contracts with third-party managers to operate the properties. For properties subject to this arrangement, our consolidated financial statements will report the properties’ hotel operating revenues and expenses rather than the rent contractually due under the leases with the subsidiary. See “Federal Income Tax Consequences—Taxation of Orange Hospitality.”

Other properties may be leased to, and operated by, unrelated third-party tenants on a triple-net basis, whereby the tenant is generally responsible for all property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases will be included in our consolidated results of operations.

Third-party property leases will be accounted for using the operating method. When minimum lease payments vary during the lease term, income will be recognized on a straight-line basis so as to produce a constant periodic rent over the lease term. The aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date will be recorded as accrued rental income and included in other assets. Certain of these leases may also provide for percentage rents based upon the level of gross sales achieved by the third-party tenants. These percentage rents will be recorded once the required sales level is achieved.

Acquisition Fees and Costs. Acquisition fees and miscellaneous acquisition costs that are directly identifiable with investments in real estate that are probable will be capitalized and included in other assets. Upon purchase of real estate or the entrance into a joint venture, the fees and costs that are directly identifiable with that investment will be reclassified to the associated asset. In the event an investment is not made or is no longer probable of being made, any costs directly related to the investment will be charged to expense.

Revenue Recognition. We will recognize revenue as earned; hotel revenues including room, food, beverage and other hotel revenues will be recognized as the related services are provided.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily to the extent that long-term debt may be used to acquire properties and make other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

As Orange Hospitality has yet to commence operations, the board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

General

Orange Hospitality will operate under the direction of the board of directors, the members of which are accountable to Orange Hospitality as fiduciaries. As required by applicable regulations, a majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws.

Orange Hospitality currently has five directors; it may have no fewer than three directors and no more than fifteen, subject to the bylaws and to any express rights of any holders of any series of preferred shares to elect additional directors under specified circumstances. Currently, three of our directors are independent and we intend that a majority of our directors will be independent in the future, except for a period of 90 days after the death, removal or resignation of an independent director. A majority of the independent directors shall nominate replacements for vacancies in the independent director positions. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term. Any vacancy created by an increase in the number of directors will be filled, at any regular meeting or at any special meeting of the directors called for that purpose, by a majority of the directors. Any other vacancy will be filled at any annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the common shares present in person or by proxy and entitled to vote. For the purposes of voting for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, or as may otherwise be required by the Maryland General Corporation Law or other applicable law as in effect from time to time. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign by written notice to the board of directors, effective upon execution and delivery to Orange Hospitality of such written notice or upon any future date specified in the notice. A director may be removed from office with or without cause only at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the equity shares then outstanding and entitled to vote, subject to the rights of any preferred shares to vote for such directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director should be removed.

Responsibility of the Board of Directors

The board of directors is responsible for the management and control of the affairs of Orange Hospitality; however, the board of directors has retained the advisor to manage Orange Hospitality’s day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the board of directors.

The directors are not required to devote all of their time to Orange Hospitality and are only required to devote such of their time to the affairs of Orange Hospitality, as their duties require. The board of directors expects to meet quarterly in person or by telephone to generally review Orange Hospitality’s business, operations and finances. The board of directors also expects to hold additional meetings in person or by telephone to consider the proposed acquisition of properties, particularly following the initial closing and any additional closings on this offering. The board of directors will also hold additional meetings in person or by telephone as necessary. It is not currently expected that the independent directors will be required to devote more than ten to fifteen days per year to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the advisor. In this regard, the advisor, in addition to the directors, has a fiduciary duty to Orange Hospitality.

The directors have established written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of Orange Hospitality and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, Orange Hospitality will follow the policies on investments set forth in this prospectus. See “Investment Objectives and Policies.”

The independent directors are responsible for reviewing the fees and expenses of Orange Hospitality at least annually or with sufficient frequency to determine that the total fees and expenses of Orange Hospitality are reasonable in light of Orange Hospitality’s investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, net assets are Orange Hospitality’s total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, both a majority of our independent directors and a majority of all of our directors who have no financial or other interest in the transaction under consideration by the board must approve each transaction with the advisor or its affiliates. The board of directors also will be responsible for reviewing and evaluating the performance of the advisor before entering into or renewing an advisory agreement. The independent directors shall determine from time to time and at least annually that compensation to be paid to the advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the advisor and the compensation paid to it by Orange Hospitality to determine that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fee paid to the advisor in relation to the size, composition and performance of Orange Hospitality’s investments, the success of the advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the advisor and its affiliates through their relationship with Orange Hospitality, whether paid by Orange Hospitality or by others with whom Orange Hospitality does business, the quality and extent of service and advice furnished by the advisor, the performance of the investment portfolio of Orange Hospitality and the quality of the portfolio of Orange Hospitality relative to the investments generated by the advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for Orange Hospitality and (ii) justify the compensation provided for in its contract with Orange Hospitality.

The liability of the officers and directors while serving in such capacity is limited in accordance with the articles of incorporation and applicable law. See “Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification.”

Directors, Executive Officers and Key Employees

Our directors, executive officers and key employees are listed below:

Name	Age	Position with Orange Hospitality
Brad Honigfeld	45	Chairman and Director
Jeffrey S. Davidson	45	President, Chief Executive Officer and Director
Wayne B. Heicklen	46	Director
Scott Lipkin	44	Director
Mark R. Stebbins	50	Director
Harry Oppenheimer	58	Chief Financial Officer and Treasurer
Glyn F. Aeppel	45	Senior Consultant

Brad Honigfeld. Director and Chairman of the Board. Since 1987, Mr. Honigfeld has served as the President and Chief Executive Officer of The Briad Group, a multi-state, owner, developer and operator of fast-food restaurants (Wendy’s), casual dining restaurants (T.G.I. Friday’s) and limited service hotels (Marriott and Hilton). Mr. Honigfeld has built the company from a start-up into an organization with over 3,500 employees and approximately $150 million in annual gross revenue. Mr. Honigfeld has substantial experience with financing the development of restaurants and hotels.

In his capacity of Chief Executive Officer of the Briad Group, Mr. Honigfeld is responsible for over 70 Wendy’s and T.G.I. Friday’s restaurants throughout the Northeast. In addition in the last five years he has negotiated, developed, constructed and opened eight limited service hotels. Briad currently has approximately $200 million of Marriott and Hilton hotels under various stages of development or construction, including the five hotels currently under development subject to the option granted to Orange Hospitality.

Mr. Honigfeld worked from 1977 to 1988 for the Marriott Corporation, where he was elevated from positions of Catering Service Manager, Catering Sales Manager, Senior Sales Manager and Director of Catering, Boston Marriott, Copley Place, a 1,200 room hotel with 300 employees.

Mr. Honigfeld plays an active role as a member of the franchisee community, serving on numerous committees and sitting on numerous industry panels. The Briad Group has been recognized with various honors over the years for its quality, growth, attention to detail, commitment to excellence in service and outstanding operations. TGI Friday’s named Mr. Honigfeld as the “Outstanding Developer” of the year in 1995, and named Briad as the “Domestic Franchise Group of the Year” in 1996, 1997 and 1998. Mr. Honigfeld attended Paul Smith College, where he studied hotel and restaurant management.

Jeffrey S. Davidson. Director and President and Chief Executive Officer. Mr. Davidson has served as a Principal and Managing Director of Coqui Capital Partners since 1999. Coqui Capital Partners is a Small Business Investment Company (SBIC) venture capital fund. As Managing Director of Coqui Capital Partners, Mr. Davidson has invested in early stage entertainment, multimedia, high-tech and real estate related opportunities. From 1991 until 1997, Mr. Davidson was the Chief Executive Officer and President of Magic Cinemas, LLC, a chain of motion pictures theaters with approximately $30 million of annual revenue. In May of 1997, he successfully negotiated the sale of the company to Regal Cinemas, Inc. From 1987 to 1991, Mr. Davidson founded and served as President of Mary Beth Associates, Inc., a chain of Taco Bell restaurants with approximately $10 million of annual revenue. He was also responsible for establishing sales/marketing strategies and developing operating infrastructure. From 1984 to 1987 Mr. Davidson was the National Sales Manager of Grants Broadcasting, WGBS-TV, which was an owner and operator of independent television stations in Philadelphia, Miami and Chicago. Mr. Davidson graduated from Ohio University in Athens, Ohio in 1981, where he received a BSJ in Journalism.

Wayne B. Heicklen. Director. Since 1994, Mr. Heicklen has been a partner in the Real Estate Department of Pryor Cashman Sherman & Flynn, LLP, 410 Park Avenue, New York, New York, an approximately 130 attorney law firm. Mr. Heicklen concentrates his practice in the area of real estate law and has a broad range of experience in real estate and related business transactions including development, sales, acquisitions, financings, joint venture work and commercial leasing. He also has extensive experience with real estate investment trusts and securitized ownership and financing of real property interests. Mr. Heicklen serves on the board of directors of the Children’s Hope Foundation, a not-for-profit organization that provides services for HIV infected youths and their families. Mr. Heicklen was admitted to the bar of New York in 1983. Mr. Heicklen graduated from Queens College of the City University of New York in 1980, where he received a B.S. Mr. Heicklen received his law degree from Syracuse University in 1982.

Scott Lipkin. Director. Since April 2004 Mr. Lipkin has served as an Executive Director and Manager of the New York and Boston Hedge Fund Sales desks for UBS, a major investment banking and securities firm. From 1992 to 2004, Mr. Lipkin has held a number of senior sales positions at UBS. From 1987 through 1992, Mr. Lipkin served as a Managing Director of sales at the securities firms of Furman Selz, First Manhattan & Co. and Altman Brenner Wasserman. From 1984 through 1987, Mr. Lipkin was a senior Automotive Equity Research Analyst at Cyrus J. Lawrence. Mr. Lipkin currently sits on the Advisory Board of Directors for the School of Management at Binghamton University. Mr. Lipkin received an M.B.A. from the Wharton School, University of Pennsylvania and a B.S. from the State University of New York at Binghamton.

Mark R. Stebbins. Director. Since 1979, Mr. Stebbins has served as Chief Executive Officer of Pro Con, Incorporated, a design/build construction management firm. Pro Con, Incorporated provides a range of design, general contracting and construction management services to various levels of corporate, commercial, and institutional building projects. In addition, since 1997, Mr. Stebbins has worked as owner and manager of Schleicher & Stebbins Hotels LLC, developing and owning select service hotels in the Northeast under franchise agreements with Marriott International and Hilton Hotels. Since 1979, Mr. Stebbins has developed retail, industrial and office space for Stebbins Associates Development. In addition, since 1983, Mr. Stebbins has also been the owner of Stebbins Commercial Properties, which specializes in the sale and lease of commercial, institutional and investment properties. From 1976 to 1979, Mr. Stebbins was a commercial loan officer for Chase Manhattan Bank in New York City. Mr. Stebbins is a member of The Residence Inn Advisory (TRIA) Board of Marriott International. Mr. Stebbins graduated from Dartmouth College, where he received a B.S. in Economics.

Harry Oppenheimer. Chief Financial Officer and Treasurer. Orange Hospitality hired Mr. Oppenheimer as our Chief Financial Officer and Treasurer in January 2005. He has over 20 years experience in finance and accounting. Since October 2001, Mr. Oppenheimer has served as the Director of Finance of MOA Hospitality, Inc., an owner and operator of more than 118 budget hotels nationwide. From July 2000 to September 2001, Mr. Oppenheimer was the Chief Financial Officer/Chief Information Officer for First Hospitality Group, Inc., the operator of 23 hotel properties operated under the Hampton, Marriott and Ramada brands. From 1996 to 2000 he was the Chief Financial Officer/Chief Information Officer for Apex Site Management, a real estate management company. From 1992 to 1996 he was Vice President-Treasurer of the Galbreath Company, a real estate management company. From 1989 to 1991 he was Vice President-Finance of The Continental Companies, a hotel management company with 52 hotels under management. From 1984 to 1989 he was Vice President-Finance of William Island Associates, Ltd., the operator of an 80 acre resort development. From 1976 to 1981, Mr. Oppenheimer was an audit supervisor with Ernst & Young. Mr. Oppenheimer received a B.S. in professional accounting from C.W. Post College in 1976 and was licensed as a certified public accountant in 1978.

Glyn F Aeppel. Senior Consultant. Orange Hospitality has hired Ms. Aeppel as a senior consultant to advise us with respect to hotel acquisitions, asset underwriting/due diligence, asset management and hiring/training. She has over 18 years of hotel acquisition and development experience, financing over $500 million in hotel properties with major hotel chains. Since July 2002, Ms. Aeppel has served as the Executive Vice President, Business Development, Americas of Le Meridien Hotels and Resorts. From April 2001 to July 2002, Ms. Aeppel was the Executive Vice President, Business Development and Acquisitions for Interstate Hotels Company and from 1995 to 1998 was the Vice President, Development for Interstate Hotels Company. From 1998 to 2001, she was Senior Vice President, Acquisitions and Development for FFC Hospitality, LLC, a private equity fund founded by the co-founder and former chairman of Interstate Hotels Company. From 1993 to 1995 she was a partner in Lodging Evaluation Group, a hotel development and finance consulting company she co-founded. From 1990 to 1993 she was the Director of Development, Germany and Austria for Holiday Inn Worldwide in Wiesbaden, Germany. From 1988 to 1989 she was an international management consultant to Marriott Corporation in Bonn, West Germany. From 1986 to 1988 she was a Senior Project Finance Analyst, Treasury Department for Marriott Corporation. Ms. Aeppel received an M.B.A. from the Harvard Graduate School of Business Administration in 1985 and a B.A. from Principia College in 1981.

Mr. Brad Honigfeld, our chairman and a director, and Mr. Jeffrey S. Davidson, our president, chief executive officer and a director, may be deemed to be promoters with respect to this offering.

Independent Directors

Under the articles of incorporation, a majority of the board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. A majority of the independent directors shall nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the advisor or its affiliates, or serve as a director of more than three REITs advised by the advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for Orange Hospitality.

Committees of the Board of Directors

The board will have an audit committee. The audit committee’s function will include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee will consist of Wayne B. Heicklen, Mark R. Stebbins and Scott Lipkin. Mr. Stebbins will be the chairman and the audit committee financial expert.

At such time as necessary, we will form a compensation committee, the members of which will be selected by the full board of directors each year.

At least a majority of the members of each committee of our board of directors must be independent directors.

Compensation of Directors and Executive Officers

Each director is entitled to receive $5,000 annually for serving on the board of directors, as well as fees of $750 per meeting of the board of directors attended ($100 for each telephonic meeting of the board of directors in which the director participates). Each director is entitled to receive $750 per audit committee meeting attended ($100 for each telephonic audit committee meeting in which the director participates). In addition, each director is entitled to receive $750 per meeting of any other committee of the board of directors attended ($100 for each telephonic meeting of any such committee in which the director participates). We will not pay any compensation to our officers and directors who also serve as officers of the advisor.

OUR ADVISOR AND OUR ADVISORY AGREEMENT

Our Advisor

Orange Advisors is a New Jersey limited liability company organized in 2004 to provide management, advisory and administrative services. We entered into our advisory agreement with our advisor effective February 1, 2005. Orange Advisors, as advisor, has a fiduciary responsibility to us and our stockholders.

The executive officers and managers of our advisor are as follows:

Name	Position with Orange Advisors
Brad Honigfeld	Chairman and Manager
Jeffrey Davidson	Chief Executive Officer and Manager

The backgrounds of these individuals are described above under “Management—Directors and Executive Officers.”

Management anticipates that any transaction by which Orange Hospitality would become self-advised would be submitted to the stockholders for approval.

Briad Development West L.L.C., an affiliate of Mr. Honigfeld currently owns 13,333 shares of our common stock. Briad Development West L.L.C. may not sell this investment while our advisory agreement is in effect, although it may transfer the investment to affiliates. Neither our advisor nor a director or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their affiliates, or any transaction between Orange Hospitality and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors and any affiliate may not vote or consent, any shares of our common stock owned by any of them will not be included.

Our Advisory Agreement

Under the terms of our advisory agreement, our advisor has responsibility for the day-to-day operations of Orange Hospitality, administers Orange Hospitality’s bookkeeping and accounting functions, serves as Orange Hospitality’s consultant in connection with policy decisions to be made by the board of directors, manages Orange Hospitality’s properties and renders other services as the board of directors deems appropriate. The advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will pay directly or reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange Hospitality or to Orange Hospitality’s business (excluding the operation of the taxable REIT subsidiary), including:

•	advisory fees,

•	the asset management fee,

•	the performance fee due upon listing and

•	the subordinated incentive fee,

but do not include:

•	organizational and offering expenses incurred in connection with issuing or listing Orange Hospitality’s shares,

•	interest payments,

•	taxes,

•	non-cash items, such as depreciation, amortization and bad debt reserves,

•	the advisor’s subordinated share of net sales proceeds,

•	the acquisition fee and acquisition expenses,

•	the deferred, subordinate disposition fee and disposition expenses, or

•	other expenses connected with the acquisition, disposition and ownership of real estate interests or other property.

We refer to these costs and expenses as our “REIT operating expenses.”

We will pay our advisor a monthly asset management fee equal to 10% of our monthly REIT operating expenses. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. Any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as the advisor may determine. The performance fee, the subordinated incentive fee, the acquisition fee, the deferred, subordinate disposition fee, and the subordinated share of net sales proceeds are described below.

Unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified, we will not reimburse the advisor at the end of any fiscal quarter for REIT operating expenses that, in the four consecutive fiscal quarters then ended (the “expense year”) exceed the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter for which our total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse us the amount by which the total REIT operating expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will reimburse our advisor for all of the acquisition expenses, disposition expenses and organizational and offering expenses it incurs in connection with the services it provides to us. “Organizational and offering expenses” means all expenses, incurred by and to be paid from the assets of Orange Hospitality in connection with and in preparing Orange Hospitality for registration and subsequently offering and distributing of shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees to the underwriters attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. The selling commissions, the non-accountable expense allowance, and the other organizational and offering expenses paid by us in connection with our formation will not exceed 15% of the proceeds raised in connection with this offering.

We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

If we sell one or more properties, whether or not in liquidation of Orange Hospitality, we will pay our advisor a deferred, subordinated share from sales of the assets equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of (i) the stockholders’ 8% return and (ii) 100% of invested capital. Following listing, no share of net sales proceeds would be payable to the advisor. The stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange Hospitality reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares. Net sales proceeds generally means the proceeds of a transaction less the amount of commissions and closing costs paid by Orange Hospitality.

At such time, if any, as our shares are listed on a national securities exchange or on the Nasdaq stock market, we will pay our advisor a subordinated incentive fee in an amount equal to 10% of the amount by which (i) the market value of Orange Hospitality plus the total distributions paid to stockholders from Orange Hospitality’s inception until the date of listing exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange Hospitality shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. In the case of multiple advisors, advisors and any affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to company assets by each respective advisor or any affiliate. The subordinated incentive fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange Hospitality. In no event will Orange Hospitality pay a single advisor both the subordinated incentive fee and the performance fee.

If Orange Hospitality becomes a perpetual life entity, which will occur if the shares become listed on a national securities exchange or on the Nasdaq stock market, Orange Hospitality and the advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the independent directors. In negotiating a new fee structure, the independent directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition and profitability of our portfolio;

•	the success of the advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

•	additional revenues realized by the advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by the advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property portfolio in relationship to the investments generated by the advisor for its own account. The board of directors, including a majority of the independent directors, may not approve a new fee structure that, in its judgment, is more favorable to the advisor than the current fee structure.

If our advisor or an affiliate performs services that are outside of the scope of our advisory agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and our independent directors.

Our advisory agreement, which we entered into with the unanimous approval of our board of directors, including the independent directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current advisory agreement expires on January 31, 2006. If a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of our advisory functions. The board of directors (including a majority of the independent directors) will approve a successor advisor only upon a determination that our advisor possesses sufficient qualifications to perform our advisory functions for and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

Our advisory agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our independent directors or a majority of the managers of our advisor, as the case may be), upon 60 days’ prior written notice. Upon expiration without renewal or early termination of the advisory agreement, our advisor shall be entitled to receive the performance fee if the advisor has performed in a manner satisfactory to a majority of the board of directors, including a majority of the independent directors, when compared to (a) its performance for other entities, and (b) the performance of other advisors for similar entities. In evaluating the advisor’s performance, the board of directors will consider the factors listed above. If listing has not occurred, the performance fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less the amount of all indebtedness secured by such assets, plus the total distributions paid to stockholders from Orange Hospitality’s inception through the termination date, exceeds (ii) invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to the advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The performance fee shall be paid in twelve equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the performance fee is incurred which relate to the appreciation of our assets will be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. Upon listing of our share on a national securities exchange or on the Nasdaq stock market, the performance fee, if any, payable thereafter will be as negotiated between us and the advisor. The advisor will not be entitled to payment of the performance fee in the event the advisory agreement is terminated because of failure of Orange Hospitality and the advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become listed on a national securities exchange or on the Nasdaq stock market. The performance fee, to the extent payable at the time of listing, will not be paid in the event that the subordinated incentive fee is paid.

Orange Advisors has entered into a financial advisory agreement with the managing dealers of this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific advisory services to our advisor. In exchange for performing these services, our advisor will pay the managing dealers 15% of any amount our advisor receives from Orange Hospitality pursuant to:

(i)	its deferred subordinated share of net sales proceeds from the sale of assets,

(ii)	its subordinated incentive fee payable upon listing, and

(iii)	its performance fee.

The allocation of the aggregate amount of such fees paid will be determined by agreement among the managing dealers.

Our advisor has the right to assign our advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign our advisory agreement to any successor to all of our assets, rights and obligations.

Our advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct or negligence and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify our advisor with respect to acts or omissions of our advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in our advisory agreement. Any indemnification made to our advisor may be made only out of our net assets and not from stockholders.

ORANGE REALTY GROUP AND

THE PROPERTY ACQUISITION/DISPOSITION AGREEMENT

Under the terms of the property acquisition/disposition agreement with Orange Realty Group, Orange Realty Group will assist us in maintaining a continuing and suitable property investment program. In this role, Orange Realty Group will provide advice on acquisition and disposition of properties. Orange Realty Group is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will pay Orange Realty Group an acquisition fee of up to 3.5% of the sum of the gross proceeds of this offering and any proceeds from acquisition financing for services in the selection, purchase, development or construction of real property, subject to the reduction under the following circumstances. The acquisition fee will be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction. The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality. We cannot determine the total amount of the acquisition fee at this time. We would pay $420,000 if the minimum offering of 842,106 shares is sold and $17.5 million if the maximum offering of 33,375,439 shares are sold, plus, in each case, 3.5% of any loan proceeds from acquisition financing. This fee is payable upon each closing under this offering and on each acquisition loan closing.

Orange Realty Group will be paid a deferred, subordinated disposition fee, payable upon sale of one or more properties, in an amount equal to the lesser of one-half of a competitive real estate commission, or 3% of the sales price of such property or properties. Payment of such fee will be made only if Orange Realty Group provides a substantial amount of services in connection with the sale of a property or properties and will be subordinated to receipt by the stockholders of distributions equal to the sum of their aggregate stockholders’ 8% return and their aggregate invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are satisfied. The determination as to whether Orange Realty Group has provided a substantial amount of services in connection with the sale of a property or properties will be made by a majority of the board of directors, including a majority of the independent directors, based upon all of the facts and circumstances associated with the disposition of the property. In making this determination, the board of directors may compare the services provided by Orange Realty Group in connection with the disposition with the services provided by any real estate broker in connection with the disposition.

Orange Realty Group has entered into a financial advisory agreement with the managing dealers for this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific services to Orange Realty Group in connection with the future sales of one or more of Orange Hospitality’s properties. In exchange for performing these services, Orange Realty Group will pay the managing dealers 15% of the fee that Orange Realty Group receives from Orange Hospitality upon the sale of such properties. The allocation of the aggregate amount will be determined by agreement among the managing dealers.

Upon listing of the shares on a national securities exchange or the on the Nasdaq stock market, if the deferred, subordinated disposition fee has been accrued but not been paid, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.

The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to six percent of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all real estate commissions and fees paid by Orange Hospitality to all persons (including the subordinated disposition fee payable to Orange Realty Group) in connection with any sale of one or more of Orange Hospitality’s properties shall not exceed 6% of the contract sales price of the property or properties.

If Orange Realty Group or an affiliate performs services that are outside of the scope of the property acquisition/disposition agreement, compensation will be at such rates and in such amounts as are agreed to by Orange Realty Group and our independent directors.

The property acquisition/disposition agreement, which we entered into with the unanimous approval of our board of directors, including the independent directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current property acquisition/disposition agreement expires on January 31, 2006. If the current property acquisition/disposition agreement is terminated, Orange Realty Group will cooperate with us and the directors in effecting an orderly transition of Orange Realty Group’s functions. The board of directors (including a majority of the independent directors) will approve a successor only upon a determination that Orange Realty Group’s replacement possesses sufficient qualifications to perform Orange Realty Group’s functions and that the compensation to be received by Orange Realty Group’s replacement pursuant to the new property acquisition/disposition agreement is justified.

The property acquisition/disposition agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our independent directors or a majority of the directors of Orange Realty Group, as the case may be), upon 60 days’ prior written notice.

Orange Realty Group has the right to assign the property acquisition/disposition agreement to an affiliate subject to approval by our independent directors. We have the right to assign the property acquisition/disposition agreement to any successor to all of our assets, rights and obligations.

Orange Realty Group will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct or negligence and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify Orange Realty Group with respect to acts or omissions of Orange Realty Group undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in property acquisition/disposition agreement. Any indemnification made to Orange Realty Group may be made only out of our net assets and not from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

While we will operate under the direction of the board of directors, we will rely upon a number of affiliates to provide many of the day-to-day services necessary for our successful operation. Many of those services will be provided by or will be arranged by our advisor, Orange Advisors, LLC, an affiliate of Orange Hospitality. Orange Advisors, LLC is a direct subsidiary of Orange Services, LLC, which is owned by Messrs. Davidson and Honigfeld. Another affiliate and subsidiary of Orange Services, LLC, Orange Realty Group, LLC, will also provide services to Orange Hospitality. For more information regarding these relationships and the compensation to be paid to such affiliates for services to Orange Hospitality, please see “Risk Factors—Risks Related to Our Business,” “Management Compensation,” “Conflicts of Interest,” “Management,” and “Our Advisor and Our Advisory Agreement.”

On May 11, 2004, in connection with the organization of Orange Hospitality, Inc., Briad Development West LLC, a limited liability company owned by Mr. Honigfeld, purchased 1,700 shares of our common stock for $25,500, or $15 per share. On August 6, 2004, Briad Development West LLC purchased an additional 11,633 shares for $174,500, or $15 per share. In addition, Briad Development West LLC has agreed to provide a line of credit of up to $525,000 to Orange Hospitality to cover organizational and offering expenses. Advances under the line of credit bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering. As of September 30, 2004, Orange Hospitality, Inc. had $238,319 outstanding to Briad Development West LLC pursuant to this facility.

On May 26, 2004, we entered into an option agreement with Briad Lodging Group Somerset, L.L.C., Briad Lodging Group Mt. Olive, L.L.C., Briad Lodging Group Wallingford, L.L.C., Briad Lodging Group Hartford, L.L.C. and Briad Lodging Group Rocky Hill, L.L.C. to purchase up to five hotels in Connecticut and New Jersey. Each of these limited liability companies is a special purpose entity formed to develop a single hotel, and each of them is owned and controlled by Mr. Honigfeld.

The terms of the option, including the purchase prices of the properties under the option, were determined by negotiations between Mr. Davidson and Mr. Honigfeld. Orange Hospitality was not required to pay any amount to initially obtain the option. In order to retain the option following the first closing on this offering, Orange Hospitality will be required to pay a non-refundable deposit of $250,000 per property. The determination to make the required deposit or to exercise the option and purchase one or more of the hotels is subject to the determination of a majority of the board of directors, including a majority of the independent directors. Please see “Business—Purchase Option” for a description of each of the hotels, our purchase price for each of the hotels, the seller’s cost for each of the hotels and the terms of the option.

Our advisor and Orange Realty Group, LLC provide various administrative services to Orange Hospitality, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis.

We believe that all amounts paid or payable by us to our affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

The following arrangements for compensation and fees to our advisor, Orange Realty Group and their affiliates were not determined by arm’s-length negotiations. See the section of this prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to our advisor, Orange Realty Group or their affiliates under more than one category.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Organizational and Offering Stage
Reimbursement to Briad Development West LLC for organizational and offering expenses

Actual expenses incurred or advanced. Briad Development West LLC has agreed to advance up to $525,000 to cover these expenses, with such advances to be repaid out of the proceeds of this offering. The advances bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering.

Pursuant to state securities laws, the 7.0% selling commissions, the 2.0% non-accountable expense allowance and the other organizational and offering expenses paid by Orange Hospitality may not exceed 15% of the proceeds raised in connection with this offering.

The amount is not determinable at this time but these organizational and offering expenses are estimated to be $300,000 if 842,106 shares are sold and $825,000 if 33,375,439 shares are sold.

Acquisition Stage
Acquisition fee to Orange Realty Group

Up to 3.5% of total proceeds (defined as gross offering proceeds plus any loan proceeds from acquisition financing), for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. This fee is payable upon each closing on the sale of shares under this offering and on each acquisition loan closing.

Acquisition fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other

The amount of the acquisition fee is not determinable at this time. It would be $420,000 if 842,106 shares are sold and $17.5 million if 33,375,439 shares are sold, plus, in each case, 3.5% of any loan proceeds from acquisition financing.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage
acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction. The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality.

Other acquisition fees to Briad Development West LLC or Briad Restaurant Group, LLC, which are affiliates of Mr. Honigfeld.	Any fees paid to Briad Development West LLC or Briad Restaurant Group, LLC in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the acquisition fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of our advisor, and not otherwise interested in the transaction. Any such fee would be payable in connection with the receipt of the particular service. Depending upon the nature of the service, the fee might be payable at a closing, such as a fee payable in connection with a financing transaction, or might be payable on a monthly or other periodic basis, such as a fee payable in connection with services associated with the development, construction or renovation of a property.	The amount of any other acquisition fees are not determinable at this time. The amount would depend upon the nature of the services and/or the amount of the particular transaction. The fees would be negotiated at the time the arrangements were made, and it is anticipated that the fees would be at market rates for comparable services as determined by the board of directors including a majority of the directors who are independent of our advisor, and not otherwise interested on the transaction

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Acquisition Stage
Reimbursement of acquisition expenses to Orange Advisors	Monthly reimbursement to Orange Advisors for expenses actually incurred. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes and title insurance.	Acquisition expenses, which are based on a number of factors, including the purchase price of the properties, are not determinable at this time.

Orange Hospitality will reimburse the advisor for acquisition expenses incurred in connection with the initial selection and acquisition of properties, provided that reimbursement will be limited to the actual cost of goods and services used by Orange Hospitality and obtained from entities not affiliated with our advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the advisor or its affiliates.

The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange Hospitality.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational Stage
Asset management fee to Orange Advisors	Orange Hospitality will pay the advisor a monthly asset management fee equal to 10% of Orange Hospitality’s REIT operating expenses during such month. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the asset management fee not taken as to any year will be deferred without interest and may be taken in such other fiscal year as the advisor may determine.	Amount is not determinable at this time.

Reimbursement to Orange Advisors	We will reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange Hospitality or to Orange Hospitality’s business (excluding the operation of the taxable REIT subsidiary), which we refer to as “REIT operating expenses.” Unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified, Orange Hospitality will not reimburse the advisor at the end of any fiscal quarter for REIT operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of Orange Hospitality for which total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse Orange Hospitality the amount by which the total REIT operating expenses paid or incurred by Orange Hospitality exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
Subordinated disposition fee payable to Orange Realty Group in connection with any sale of one or more properties	A deferred, subordinated disposition fee, payable upon sale of one or more properties, in an amount equal to the lesser of one-half of a competitive real estate commission, or 3% of the sales price of such property or properties.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties are sold.

Payment of such fee will be made only if, in the determination of a majority of the board of directors, including a majority of the independent directors,

Orange Realty Group provides a substantial amount of services in connection with the sale of a property or properties and will be subordinated to receipt by the stockholders of distributions equal to the sum of their aggregate stockholders’ 8% return and their aggregate invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are satisfied. Stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange Hospitality reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares.

Orange Realty Group will pay the managing dealers 15% of any amount it receives pursuant to this fee. Please see “The Offering—Plan of Distribution” and “Orange Realty Group and the Property Acquisition/Disposition Agreement” sections for further details.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
Upon listing of the shares on a national securities exchange or on the Nasdaq stock market, if such fee has been accrued but not been paid, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.

The total of all real estate commissions and fees paid by Orange Hospitality to all persons (including the subordinated disposition fee payable to Orange Realty Group) in connection with any sale of one or more of Orange Hospitality’s properties shall not exceed 6% of the contract sales price of the property or properties.

Deferred, subordinated share of net sales proceeds from sales of properties or other permitted investments payable to Orange Advisors in liquidation of Orange Hospitality or otherwise

Orange Hospitality will pay the advisor a deferred, subordinated share from sales of assets of Orange Hospitality, whether or not in liquidation of Orange Hospitality, equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of the stockholders’ 8% return and 100% of invested capital. Following (a) listing, or (b) the expiration of the advisory agreement without renewal or early termination of the advisory agreement, no share of net sales proceeds will be paid to the advisor.

Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the deferred subordinated share

Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
of net sales proceeds. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

Subordinated incentive fee payable to Orange Advisors at such time, if any, as listing occurs

At such time, if any, as listing occurs, Orange Advisors will be paid a subordinated incentive fee in an amount equal to 10% of the amount by which the market value of Orange Hospitality (as defined below) plus the total distributions made to stockholders from Orange Hospitality’s inception until the date of listing exceeds the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange Hospitality shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange Hospitality. The subordinated incentive fee will not be payable other than in connection with listing.

Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the subordinated incentive fee. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

Amount is not determinable at this time.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
Operational or Liquidation Stage
Performance fee payable to Orange Advisors

Upon expiration without renewal or early termination of the advisory agreement with Orange Advisors, if listing has not occurred and Orange Advisors has performed in a manner satisfactory to a majority of the board of directors, including a majority of the independent directors, Orange Advisors will be paid a performance fee equal to 10% of the amount by which the appraised value of Orange Hospitality’s assets on the date of termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from Orange Hospitality’s inception through the termination date, exceeds the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee, to the extent payable at the time of listing, will not be payable in the event the subordinated incentive fee is paid.

Orange Advisors will pay the managing dealers 15% of any amount it receives pursuant to the performance fee. Please see “The Offering—Plan of Distribution” and “Our Advisor and Our Advisory Agreement” sections for further details.

Amount is not determinable at this time.

INVESTMENT OBJECTIVES AND POLICIES

General

Our primary investment objectives are to preserve, protect, and enhance our assets while

•	obtaining current income;

•	making monthly distributions;

•	becoming and remaining qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, within five to ten years after commencement of this offering, through listing, or if listing does not occur by December 31, 2014, the commencement of orderly sales of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof.

The sheltering from tax of income from other sources is not an objective of Orange Hospitality. If we are successful in achieving our investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

We intend to meet our objectives through our investment policies of purchasing interests in carefully selected, well-located properties and leasing them to our subsidiary, with management performed by third-party operators, or to unrelated third-party franchisors or franchisees of hotel brands on a “triple-net” basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance). We generally expect the leases to require the tenant to pay a minimal or base annual rent and percentage rent based on gross revenues. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own hotel properties or interests therein. We may also invest up to a maximum of 5% of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry, such as hotel management, hotel supply and hotel development, and specifically relate to our properties.

We will choose our third-party operators and unrelated tenants, if any, based upon recommendations by the advisor. There is no limit on the number of properties of a particular hotel brand which we may acquire. We currently do not expect to acquire a property if the board of directors, including a majority of the independent directors, determines that the acquisition would adversely affect us in terms of geographic, property type or brand diversification. It is intended that investments will be made in properties in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. Our investment policy does not include a limitation on the amount or percentage of assets that may be invested in one property. See “Estimated Use of Proceeds” and “Risk Factors—Real Estate and Other Investment Risks—Possible lack of geographic and hotel brand diversification increases the risk of investment.” For a more complete description of the manner in which the structure of our business, including its investment policies, will facilitate our ability to meet our investment objectives, see “Business.”

Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares. Our articles require the independent directors to review our investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the independent directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations. See “Investment Objectives and Policies—Certain Investment Limitations,” below.

Certain Investment Limitations

Our articles of incorporation or bylaws provide for the following limitations on our investments.

1.	Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real property” does not include any property under construction, under contract for development or planned for development within one year.

2.	We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

3.	We may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 100%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset coverage,” for the purpose of this provision, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

4.	We will not invest in equity securities, other than the equity securities of wholly owned subsidiaries, unless a majority of the directors (including a majority of independent directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the advisor, a director or affiliates thereof are subject to the restrictions on joint venture investments. In addition, we will not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

5.	We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Redemption of Shares”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”) unless (1) issued to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our directors, officers or employees or the advisor. Options may not be issued to the advisor or any affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the advisor or directors thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the independent directors has a market value less than the value of such Option on the date of grant. Options issuable to the advisor, directors or any affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. We have no current intention to issue equity securities other than voting securities or make a private offering of equity securities.

6.	A majority of the directors will authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of the independent directors determine, or if the property is acquired from the advisor, a director or affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the independent directors.

7.	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

8.	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

9.	We will not invest in any foreign currency or bullion or engage in short sales.

10.	We will not issue senior securities except notes to banks and other lenders and preferred shares.

11.	We will not make a loan to an advisor, director or affiliate, except where an appraisal of the underlying property is obtained from an independent expert or a loan is made to our wholly owned subsidiary.

12.	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

13.	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock. The board of directors may impose additional investment restrictions from time to time.

Except as set forth above or elsewhere in this prospectus, we do not intend to issue senior securities, borrow money, make loans to other persons, invest in the securities of other issuers for the purpose of exercising control, underwrite securities of other issuers, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property or repurchase or otherwise reacquire our shares or other securities.

DISTRIBUTION POLICY

General

In order to qualify as a REIT for federal income tax purposes, among other things, we must make distributions each taxable year equal to at least 90% of our real estate investment trust taxable income (excluding any net capital gains), although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Distribution Requirements.” The declaration of distributions is within the discretion of the board of directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors.

Distributions

We intend to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. It is the intent of the board of directors to declare and pay distributions monthly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis. We will not pay distributions until such time as the close of the first full month after the first release of funds from escrow. The interest, if any, earned on subscription proceeds prior to their release from escrow, will be distributed to each subscriber within 30 days after the date a subscriber is admitted to Orange Hospitality as a stockholder. After the initial admission of stockholders to Orange Hospitality in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the bank for at least 20 days.

We are required to distribute annually at least 90% of our real estate investment trust taxable income (excluding any net capital gains) to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property; offers each stockholder the election of receiving in-kind property distributions; and distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a property consisting of building only, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to the obligation of the directors to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations.

PRINCIPAL STOCKHOLDER

As of September 30, 2004, Briad Development West LLC, 30-A Vreeland Road, Florham Park, New Jersey 07932, was our sole stockholder, holding 13,333 shares of our common stock. Mr. Honigfeld owns all of the interests in, and serves as the sole manager of, Briad Development West LLC and therefore may be deemed to beneficially own the shares held by Briad Development West LLC. If the minimum offering is completed, these shares will constitute approximately 1.6% of the outstanding shares. No other director or officer currently owns an interest in Orange Hospitality, Inc.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

General

Orange Hospitality is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, Orange Hospitality is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors and officers, the amendment of the articles of incorporation and mergers of a Maryland corporation with other entities. Because many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of Orange Hospitality by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Orange Hospitality to negotiate first with our board of directors. Orange Hospitality believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

The articles of incorporation also permit our board of directors to list our shares on a national securities exchange or on the Nasdaq stock market after completion or termination of this offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, reference is made to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

Orange Hospitality has authorized a total of 41,000,000 shares of capital stock, consisting of 35,000,000 shares of common stock, $0.01 par value per share, 1,000,000 shares of preferred stock and 5,000,000 additional shares of excess stock $0.01 par value per share. All of the shares offered hereby will be fully paid and nonassessable when issued.

We will not issue share certificates except to stockholders who make a written request to Orange Hospitality. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to us, and we will provide the required form upon a stockholder’s request. The executed form and any other required documentation must be received by us on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which we receive properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of our remaining after payment in full of all creditors.

The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of preferred shares without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock so issued. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares as the consideration paid to Orange Hospitality for each share of preferred stock bears to the book value of the shares on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Orange Hospitality. The board of directors has no present plans to issue any preferred stock.

Similarly, the voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer our equity securities in a private offering.

For a description of the characteristics of the excess shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership,” below.

Board of Directors

The articles of incorporation provide that the number of directors of Orange Hospitality cannot be less than three nor more than 15. A majority of the board of directors will be independent directors. See “Management—Independent Directors.” Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. A majority of the independent directors will nominate replacements for vacancies among the independent directors. Under the articles of incorporation, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may not (a) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause our merger or other reorganization; or (d) dissolve or liquidate Orange Hospitality, other than before the initial investment in property. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

Stockholder Meetings

An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the directors, or a majority of the independent directors. Special meetings of the stockholders also shall be called by the secretary of Orange Hospitality upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, Orange Hospitality shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all of our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to nominate a director, or propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation

Pursuant to our articles of incorporation, the directors can amend the articles of incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the articles of incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of common stock outstanding and entitled to vote. The stockholders may vote to amend the articles of incorporation, terminate or dissolve Orange Hospitality or remove one or more directors without the necessity of concurrence by the board of directors.

Mergers, Combinations and Sale of Assets

A merger, combination, sale, or other disposition of all or substantially all of our assets other than in the ordinary course of business must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an affiliate of Orange Hospitality or the advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As permitted by Maryland law, Orange Hospitality has expressly elected to be governed by the special voting requirements of Title 3, Subtitle 6, of the Maryland Corporations and Associations Article, which we refer to as the Special Voting Article. The Special Voting Article establishes special requirements with respect to a business combination between an interested stockholder and a Maryland corporation unless exemptions are applicable. The Special Voting Article prohibits a merger and other specified or similar transactions between a Maryland corporation and an interested stockholder for a five-year period and requires a super majority vote for those transactions after the end of the five-year period.

An interested stockholder is a person owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. Business combinations include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates.

Unless an exemption is available, a business combination may not be consummated between a Maryland corporation and an interested stockholder for a period of five years after the date on which the stockholder became an interested stockholder. After that five-year period, a business combination may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. These provisions do not apply if the corporation’s stockholders receive a minimum price, as defined in the Special Voting Article, for their shares and they receive the consideration in cash or in the same form as previously paid by the interested stockholder for its shares and if other conditions are met.

A business combination with an interested stockholder that is approved by the board of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to a Maryland corporation’s article of incorporation electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. The amendment will not be effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote.

Control Share Acquisitions

As permitted by Maryland law, Orange Hospitality has also expressly elected to be governed by the control share provisions of Title 3, Subtitle 7, of the Maryland Corporations and Associations Article, which we refer to as the Control Share Article. Under the Control Share Article, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. Control shares are voting shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors or trustees within one of the following ranges of voting power: (1) 20% or more but less than 33 1/3%, (2) 33 1/3% or more but less than a majority or (3) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition is, subject to specified exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to control shares.

A person who has made or proposes to make a control share acquisition upon satisfaction of specified conditions, including an undertaking to pay expenses, may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland corporation may itself present the question at any stockholders’ meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then subject to specified conditions and limitations, the Maryland corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value, without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the meeting of the stockholders at which the voting rights of the control shares are considered but not approved. If no meeting is held, fair value will be determined as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The Control Share Article does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction or

•	acquisitions approved or exempted by the charter or bylaws of the Maryland corporation.

The Special Voting Article and the Control Share Article may have the effect of discouraging unilateral tender offers or other takeover proposals, which some stockholders might consider in their interests or that might provide a substantial premium for their shares. The Control Share Article in particular has the effect of making a unilateral tender offer or other takeover of Orange Hospitality more difficult. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares, deprive stockholders of opportunities to sell their shares at a temporarily higher market price.

Termination of Orange Hospitality and REIT Status

Our articles of incorporation provide for the voluntary termination and dissolution of Orange Hospitality by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the articles of incorporation permit the stockholders to terminate the status of Orange Hospitality as a REIT under the Internal Revenue Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Under our articles of incorporation, Orange Hospitality will automatically terminate and dissolve on December 31, 2014 unless our common stock, including the shares offered by this prospectus, are listed on a national securities exchange or on the Nasdaq stock market before that date. If the shares are listed, Orange Hospitality automatically will become a perpetual life entity. If we are not listed by December 31, 2014, we will commence an orderly liquidation of our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to Orange Hospitality’s orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the articles of incorporation to extend the duration of Orange Hospitality.

Restriction on Ownership

To qualify as a REIT under the Internal Revenue Code (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Consequences—Taxation of Orange Hospitality.”

To ensure that Orange Hospitality satisfies these requirements, the articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any person (as defined in the articles of incorporation) to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred shares (the “Ownership Limit”). It is the responsibility of each person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give Orange Hospitality written notice of such ownership. In addition, to the extent deemed necessary by the directors, Orange Hospitality can demand that each stockholder disclose to Orange Hospitality in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the articles of incorporation) of the common stock and preferred stock. However, the articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a person if the board of directors determines that such person’s ownership of common stock and/or preferred stock will not jeopardize Orange Hospitality’s status as a REIT under the Internal Revenue Code.

Subject to the board of director’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of Orange Hospitality’s common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would

•	violate the Ownership Limit;

•	result in Orange Hospitality’s disqualification as a REIT under the Internal Revenue Code, including any transfer that results in: (a) Orange Hospitality’s common stock and/or preferred stock being owned by fewer than 100 persons, or (b) Orange Hospitality being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	potentially jeopardize the Company’s status as a REIT under the Internal Revenue Code,

shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of Orange Hospitality’s excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•	the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in Orange Hospitality properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, Orange Hospitality has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of Orange Hospitality’s stock on the date Orange Hospitality exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

Responsibility of Directors

Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of Orange Hospitality, which duty shall include a duty to supervise the relationship of Orange Hospitality with the advisor. See “Management—Responsibilities of the Board of Directors.”

Limitation of Liability and Indemnification

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Pursuant to Maryland corporate law and our articles of incorporation, Orange Hospitality is required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of Orange Hospitality (the “indemnitee”) against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of Orange Hospitality while a director, officer, advisor, affiliate, employee, or agent and in such capacity, provided, that the indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the indemnitee if:

•	the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of Orange Hospitality, the indemnitee shall have been adjudged to be liable to Orange Hospitality.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of Orange Hospitality were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, Orange Hospitality is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, advisor, affiliate, employee or agent of Orange Hospitality; (ii) the indemnitee provides Orange Hospitality with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Orange Hospitality as authorized by the articles of incorporation; (iii) the indemnitee provides Orange Hospitality with a written agreement to repay the amount paid or reimbursed by Orange Hospitality, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of Orange Hospitality acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Orange

Hospitality’s articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of net assets of Orange Hospitality, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland law available to the directors, officers and the advisor in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director, officer or the advisor can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors, officers and the advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors, officers and the advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that Orange Hospitality indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

Removal of Directors

Under our articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of Orange Hospitality outstanding and entitled to vote.

Inspection of Books and Records

The advisor will keep or cause to be kept, on behalf of Orange Hospitality, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of Orange Hospitality, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at the principal office of Orange Hospitality, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of our advisor to the same extent that they have access to the books of account and records of Orange Hospitality.

As a part of its books and records, Orange Hospitality will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at Orange Hospitality’s home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. Orange Hospitality may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If the advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of Orange Hospitality. Orange Hospitality may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in Orange Hospitality. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Restrictions on “Roll-Up” Transactions

In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of Orange Hospitality and the issuance of securities of an entity, referred to as a “Roll-Up Entity,” that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by Orange Hospitality. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for the benefit of Orange Hospitality and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction;

•	remaining stockholders of Orange Hospitality and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of Orange Hospitality.

Orange Hospitality is prohibited from participating in any proposed Roll-Up Transaction:

•	which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in Orange Hospitality’s articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of Orange Hospitality. (See “Summary of the Articles of Incorporation and Bylaws—Description of Capital stock” and “Summary of the Articles of Incorporation and Bylaws—Stockholder Meetings,” above);

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of Orange Hospitality’s articles of incorporation and described in “Summary of the Articles of Incorporation and Bylaws—Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by Orange Hospitality if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSEQUENCES

Introduction

The following is a summary of the material federal income tax consequences of the ownership of shares of Orange Hospitality, prepared by Arent Fox PLLC, as tax counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of Orange Hospitality, or to the purchase, ownership or disposition of the shares, has been requested from the Internal Revenue Service or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Internal Revenue Service were to challenge the conclusions of counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by counsel would be sustained in court. Prospective investors should consult their own tax advisers in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the shares of Orange Hospitality, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

Taxation of Orange Hospitality

General. Orange Hospitality expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Internal Revenue Code, commencing in the year in which the first closing occurs. Orange Hospitality believes that it will organize and will operate in such a manner as to qualify as a REIT, and Orange Hospitality intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Internal Revenue Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Internal Revenue Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

If Orange Hospitality qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of shares. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, Orange Hospitality will be subject to federal income tax in the following circumstances.

•	Orange Hospitality will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Under certain circumstances, Orange Hospitality may be subject to the alternative minimum tax on its items of tax preference.

•	If Orange Hospitality has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate unless such income falls within certain specified categories. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made.

•	If Orange Hospitality has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business.

•	If Orange Hospitality should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which 95% or 75% of Orange Hospitality’s gross income exceeds its gross income qualifying under the 95% or 75% gross income tests, respectively.

•	If, during each calendar year, Orange Hospitality fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, Orange Hospitality will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

•	If Orange Hospitality acquires any asset from a C corporation (that is, a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Orange Hospitality’s hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Orange Hospitality recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by Orange Hospitality, then, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of acquisition by Orange Hospitality over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of “built-in gain” will apply assuming that an election is not made pursuant to Section 1.337(d)-7 of the Treasury Regulations to treat the asset as having been sold by the C corporation for fair market value immediately before the acquisition by Orange Hospitality.

•	If Orange Hospitality receives “redetermined rents,” “redetermined deductions” or “excess interest,” it will be subject to a 100% tax on such income. In general, redetermined rents are rents from real property that are overstated as a result of services provided by its taxable REIT subsidiary (as described below) to any of Orange Hospitality’s tenants. Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary that are in excess of the amounts that would have been paid by it based on arms-length negotiations.

If Orange Hospitality fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, it will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of shares. To the extent that Orange Hospitality would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of shares would be reduced. Distributions made to holders of shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. Orange Hospitality would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied. To obtain relief following a violation of certain aspects of the asset tests, Orange Hospitality may have to pay a tax equal to the lesser of $50,000 or the highest corporate tax rate times the income generated by the ineligible assets. To obtain relief following a failure to satisfy the income tests, Orange Hospitality may be subject to a 100% tax as described above. For other violations, Orange Hospitality may have to pay a penalty of $50,000 for each failure in order to obtain relief.

Opinion of Counsel. Based upon representations made by officers of Orange Hospitality with respect to relevant factual matters, upon the existing Internal Revenue Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon counsel’s independent review of such documents as counsel deemed relevant in the circumstances and upon the assumption that Orange Hospitality will operate in the manner described in this prospectus, counsel has advised Orange Hospitality that, in its opinion, commencing with the taxable year ending in which the first closing occurs, Orange Hospitality will be organized in conformity with the requirements for qualification and taxation as a REIT, and Orange Hospitality’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. It must be emphasized, however, that Orange Hospitality’s ability to qualify and remain qualified as a REIT is dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and future actions by and events involving Orange Hospitality and others, and no assurance can be given that the actual results of Orange Hospitality’s operations and future actions and events will enable Orange Hospitality to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT. As discussed more fully below, the Internal Revenue Code defines a REIT as a corporation, trust or association:

•	which is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	which, but for Sections 856 through 860 of the Internal Revenue Code, would be taxable as a domestic corporation;

•	which is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;

•	which is not closely held as defined in section 856(h) of the Internal Revenue Code; and

•	which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

In the case of a REIT which is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Internal Revenue Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. Thus, Orange Hospitality’s proportionate share of the assets, liabilities and items of income of an operating partnership and of any joint venture (provided that such joint venture is treated as a partnership for federal income tax purposes), as described in “Business—Joint Venture Arrangements,” will be treated as assets, liabilities and items of income of Orange Hospitality for purposes of applying the asset and gross income tests described herein.

Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT’s outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Internal Revenue Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the articles of incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock. Among other provisions, the articles of incorporation empower the board of directors to redeem, at its option, a sufficient number of shares to bring the ownership of shares of Orange Hospitality in conformity with these requirements or to assure continued conformity with such requirements.

Under the articles of incorporation, each holder of shares is required, upon demand, to disclose to the board of directors in writing such information with respect to actual, constructive or beneficial ownership of shares of

Orange Hospitality as the board of directors deems necessary to comply with provisions of the Internal Revenue Code applicable to Orange Hospitality or the provisions of the articles of incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which Orange Hospitality is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. Orange Hospitality has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

Asset Tests. At the end of each quarter of a REIT’s taxable year, at least 75% of the value of its total assets (the “75% Asset Test”) must consist of “real estate assets,” cash and cash items (including receivables) and certain government securities. The balance of a REIT’s assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a “taxable REIT subsidiary” or a “qualified REIT subsidiary,” exceed 5% of the value of the REIT’s assets or 10% of the value or voting power of the issuer’s outstanding securities. A REIT can own up to 100% of the securities of one or more “taxable REIT subsidiaries,” which we refer to as TRSs, provided that not more than 20% of the value of a REIT’s assets at the end of each quarter may consist of securities of one or more TRSs (including loans to TRSs which are not secured by real estate or mortgages on real property). A TRS may be any corporation in which the REIT owns up to 100% of the interests, and which jointly elects with the REIT that the TRS be treated as a TRS of the REIT. Unlike a REIT, a TRS is subject to corporate level income tax on all of its net taxable income. There are rules which limit the deductibility of interest paid by a TRS to the REIT, and a 100% excise tax is imposed on certain transactions between a REIT and a TRS to the extent the transactions are not on an arm’s-length basis. A “qualified REIT subsidiary” is a corporation 100% of the stock of which is owned by the REIT and whose separate corporate existence is ignored for tax purposes, with the result that its income and assets are treated as income and assets of the REIT. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

It is anticipated that the bulk of our assets will be “real estate assets” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon. However, certain of Orange Hospitality’s properties may represent interests in property that does not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. Orange Hospitality has represented that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of Orange Hospitality’s total assets and that the value of its interests in its TRSs (other than loans which are secured by mortgages on real estate) will not exceed 20% of its total assets. No independent appraisals will be acquired to support this representation, and counsel, in rendering its opinion as to the qualification of Orange Hospitality as a REIT, is relying on the conclusions of Orange Hospitality and its management as to the relative values of its assets. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by Orange Hospitality not qualifying for the 75% Asset Test, exceeds 25% of Orange Hospitality’s total assets or that the value of its interests in its TRSs (other than loans which are secured by mortgages on real estate) exceed 20% of its total assets.

As indicated in “Business—Joint Venture Arrangements,” Orange Hospitality may participate in joint ventures. If a joint venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, our ownership of a greater than 10% interest in the joint venture would cause Orange Hospitality to fail to meet the requirement that it not own more than 10% of the value or voting power of an issuer’s securities. See “Federal Income Tax Consequences—Investment in Joint Ventures.”

Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT’s gross income for each taxable year must be from “rents from real property,” interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of, other REITs, gains from the sale or other disposition of real property and certain other sources, including “qualified temporary investment income.” For these purposes, “qualified temporary investment income” means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

Initially, the bulk of Orange Hospitality’s income, excluding the income of the TRS, will be derived from rents with respect to properties. Rents from properties received by Orange Hospitality qualify as “rents from real property” in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as “rents from real property” if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a “Related Party Tenant”), excluding a tenant which is a TRS whose leased property is occupied by unrelated third-parties on a transient basis and managed and operated by an “eligible” independent contractor actively engaged in the business of operating similar hotels for third parties unrelated to Orange Hospitality or the TRS provided that wagering activities are not to be conducted pursuant to legal authorization at or in connection with the hotel. For these purposes, in order to be considered to be occupied on a transient basis, more than 50% of the units of a property must be used on a transient basis, which is generally viewed to be an average stay of 30 days or less. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents to qualify as “rents from real property,” a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS, except that a REIT may directly perform services which are “usually or customarily rendered” in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property. A 100% excise tax may apply to rents received from a TRS to the extent such rents exceed an arm’s-length amount, although certain types of rents are excepted from this excise tax.

Orange Hospitality has represented with respect to its leasing of the properties that it will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant, other than a lease with a TRS as described above. Specifically, Orange Hospitality expects that virtually all of its income will be derived from leases of the type described in “Business—Description of Property Leases,” and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

In addition, Orange Hospitality may be paid interest on loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. Orange Hospitality has represented that this will always be the case.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not satisfy either the 75% or 95% gross income tests.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% “prohibited transactions tax” and would not constitute gross income for purposes of the 75% and 95% gross income tests. Net after tax income of a TRS may be distributed to Orange Hospitality and will satisfy the 95% but not the 75% gross income test.

Income from certain types of hedging instruments does not constitute gross income for purposes of applying the 95% gross income test.

If, notwithstanding the above, Orange Hospitality fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect and (ii) it reports the nature and amount of each item of its income on a separate schedule for such tax year filed after it identifies the failure. However, even if these requirements are met and Orange Hospitality is not disqualified as a REIT, a 100% penalty tax would be imposed by reference to the amount by which Orange Hospitality failed the 75% test or by which 95% of its gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater).

Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate, by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record within such period or, if declared before the timely filing of the REIT’s tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

Orange Hospitality has represented that it intends to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that Orange Hospitality may not have sufficient funds from its operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, Orange Hospitality might be required to continue to accrue rent for some period of time under federal income tax principles even though Orange Hospitality would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, Orange Hospitality might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, Orange Hospitality’s cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to Orange Hospitality is insufficient, it might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling Assets. If Orange Hospitality ultimately was unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If Orange Hospitality fails to satisfy the 90% distribution requirement for any tax year as a result of an adjustment arising from a controversy with the Internal Revenue Service or by voluntary amendment by the REIT of its income tax return, under certain circumstances, it may be able to rectify its failure by paying a “deficiency dividend” (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in Orange Hospitality’s deductions for distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

Taxation of Stockholders

Taxable Domestic Stockholders. For any taxable year in which Orange Hospitality qualifies as a REIT for federal income tax purposes, distributions made by Orange Hospitality out of its current or accumulated earnings or profits to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by Orange Hospitality generally will be taxed as long-term capital gain, without regard to the period for which such person has held its shares, to the extent that they do not exceed Orange Hospitality’s actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, Orange Hospitality may elect to retain and pay income tax on its long-term capital gains. If Orange Hospitality so elects, each stockholder will take into income the stockholder’s share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder’s share of the tax paid by Orange Hospitality. The stockholder will increase the basis of such stockholder’s shares by an amount equal to the excess of the retained capital gain included in the stockholder’s income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder’s shares, and then, to the extent the distribution exceeds each stockholder’s basis, as gain realized from the sale of shares. Orange Hospitality will notify each stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared by Orange Hospitality in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by Orange Hospitality in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the reinvestment plan will be treated as if they received a cash distribution from Orange Hospitality and then applied such distribution to purchase shares in the reinvestment plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of Orange Hospitality.

Upon the sale or other disposition of Orange Hospitality’s shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

Generally, the redemption of shares by Orange Hospitality will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in Orange Hospitality. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of Orange Hospitality’s current or accumulated earnings and profits at the time of the redemption under Section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in Orange Hospitality under Section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code. Under Internal Revenue Code Section 302(b)(2) a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in Orange Hospitality. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Orange Hospitality will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide Orange Hospitality with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the stockholder’s income tax liability. In addition, Orange Hospitality may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to Orange Hospitality. See “Federal Income Tax Consequences—Taxation of Stockholders—Foreign Stockholders” below.

Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of Orange Hospitality’s shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by Orange Hospitality will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of Orange Hospitality on which a corporate level tax has been imposed, e.g. dividend income received by Orange Hospitality from a non-REIT U.S. C-corporation including a “taxable REIT subsidiary”, income of Orange Hospitality subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by Orange Hospitality on such income), and taxable income retained by Orange Hospitality in the prior taxable year (net of the taxes paid by Orange Hospitality on such income). Generally Orange Hospitality does not expect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of Orange Hospitality and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in shares.

Tax-Exempt Stockholders. Dividends paid by Orange Hospitality to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”) as defined in Section 512(a) of the Internal Revenue Code, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is “closely held” within the meaning of Section 856(h)(1) of the Internal Revenue Code and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. The restrictions on ownership of shares in the articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing shares in Orange Hospitality, absent a waiver of the restrictions by the board of directors. See “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership.”

Income from investment in our common stock will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment trusts and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to regularly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its common stock. Prospective investors of the types described in the preceding sentence should consult their own tax advisers concerning these “set aside” requirements.

The rules described above under the heading “—Taxation of Shareholders—Taxable Domestic Shareholders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of their includible gains.

Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the shares will not be effectively connected with the Non-U.S. Stockholders’ conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of our advisor.

Distributions that are not attributable to gain from sales or exchanges by Orange Hospitality of United States real property interests and not designated by Orange Hospitality as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of Orange Hospitality. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. Orange Hospitality expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files Internal Revenue Service Form W-8BEN with Orange Hospitality and, if the shares are not traded on an established securities market, acquires a taxpayer identification number from the Internal Revenue Service) or (ii) the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with Orange Hospitality claiming that the distribution is effectively connected income. Distributions in excess of Orange Hospitality’s current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders’ shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30% or such lower treaty rate as may apply. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Orange Hospitality’s current and accumulated earnings and profits. Orange Hospitality is permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will be subject to a 10% withholding tax if the REIT is not domestically controlled as defined in Section 897(h) of the Internal Revenue Code, which may be refunded to the extent they exceed the stockholder’s actual U.S. tax liability, provided the required information is furnished to the Internal Revenue Service.

For any year in which Orange Hospitality qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Orange Hospitality of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real property Tax Act of 1980, as amended (“FIRPTA”) unless the stock of Orange Hospitality is regularly traded on an established securities market in the U.S. and the non-U.S. stockholder owns not more than 5% thereof at any time during the tax year in which the distribution is received. Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and such Non-U.S. Stockholders will be required to file a U.S. income tax return with respect to such income. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. Orange Hospitality is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by Orange Hospitality as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

If the stock of Orange Hospitality is regularly traded on an established securities market in the U.S. and if a non-U.S. stockholder owns no more than 5% thereof at any time during the tax year in which the distribution is received, distributions attributable to gains from the sale of United States real property interests will not be subject to FIRPTA. Instead, they will be excluded from the definition of a capital gain distribution and will be treated as ordinary dividend income and subject to the rules described in the second preceding paragraph applicable to such dividends. Because such distributions will be excluded from the definition of capital gains distributions, they will not be eligible for the reduced rate of taxation applicable to long-term capital gains. However, such distributions will not be subject to the branch profits tax, and a foreign investor will not be obligated to file a U.S. income tax return by reason of receiving such a distribution.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if Orange Hospitality is a “domestically controlled REIT,” defined generally under Section 897(h) of the Internal Revenue Code as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that Orange Hospitality will be a “domestically controlled REIT,” and in such case the sale of shares would not be subject to taxation under

FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is treated as “effectively connected” with the Non-U.S. Stockholders’ U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Orange Hospitality will report to its foreign stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year and the amount of tax withheld, if any. In some circumstances, a foreign stockholder may be presumed to be a U.S. shareholder with respect to the payment of a dividend of ordinary income and subject to the back-up withholding tax rules discussed above at “Federal Income Tax Consequences—Taxation of Stockholders—Taxable Domestic Stockholders.”

State and Local Taxes

Orange Hospitality and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of Orange Hospitality and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock of Orange Hospitality.

Characterization of Property Leases

Orange Hospitality will purchase both new and existing properties and lease them to tenants pursuant to leases of the type described in “Business—Description of Property Leases.” The ability of Orange Hospitality to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by Orange Hospitality are true leases, under which Orange Hospitality is the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that Orange Hospitality is not the owner of a property or properties for federal income tax purposes may have adverse consequences to Orange Hospitality, such as affecting its ability to satisfy the various income and assets tests discussed above. See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Asset Tests” and “Federal Income Tax Consequences—Taxation of Orange Hospitality—Income Tests.” Furthermore, because Section 163(j) of the Internal Revenue Code imposes limits on the ability of a TRS to deduct interest paid to its parent REIT, it could cause the effective tax rate experienced by the TRS to increased markedly. In addition, it would deprive Orange Hospitality of the ability to claim depreciation deductions with respect to such property or properties. Moreover, a denial of Orange Hospitality’s depreciation deductions could result in a determination that Orange Hospitality’s distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if Orange Hospitality has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Distribution Requirements,” above.

The characterization of transactions as leases, conditional sales or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Internal Revenue Service with respect to the characterization of transactions as leases, conditional sales or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

While certain characteristics of the leases anticipated to be entered into by Orange Hospitality suggest Orange Hospitality might not be the owner of the properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that Orange Hospitality will be the owner of the properties. For example, under the types of leases described in “Business—Description of Property Leases,” Orange Hospitality will bear the risk of substantial loss in the value of the properties, because Orange Hospitality will acquire its interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, Orange Hospitality, rather than the tenant, will benefit from any appreciation in the properties, since Orange Hospitality will have the right at any time to sell or transfer its properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).

Other factors that would be consistent with the ownership of the properties by Orange Hospitality are (i) the tenants being liable for repairs and to return the properties in reasonably good condition; (ii) insurance proceeds generally being used to restore the properties and, to the extent not so used, belonging to Orange Hospitality; (iii) the tenants agreeing to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agreeing to attorn to the purchaser upon any foreclosure sale; and (iv) the properties reasonably being expected to have at the end of their lease terms a fair market value of at least 20% of Orange Hospitality’s cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, indicating that Orange Hospitality had not relinquished the properties to the tenants for their entire useful lives, but had retained a significant residual interest in them.

Investment in Joint Ventures

As indicated in “Business—Joint Venture Arrangements,” Orange Hospitality may participate in joint ventures which own and lease properties. Orange Hospitality has represented that it will not become a participant in any joint venture unless Orange Hospitality has first obtained advice of counsel that the joint venture will constitute a partnership for federal income tax purposes. If a joint venture were to be treated as an association taxable as a corporation, Orange Hospitality would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to Orange Hospitality. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause Orange Hospitality to fail to satisfy the asset tests for qualification as a REIT. See “Federal Income Tax Consequences—Taxation of Orange Hospitality—Asset Tests” and “Federal Income Tax Consequences—Taxation of Orange Hospitality—Income Tests,” above.

REPORTS TO STOCKHOLDERS

Orange Hospitality will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by an independent registered public accounting firm;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by Orange Hospitality and including fees or charges paid to the advisor and any affiliate of the advisor by third parties doing business with Orange Hospitality;

•	the operating expenses of Orange Hospitality, stated as a percentage of the average invested assets (the average of the aggregate book value of the assets of Orange Hospitality, for a specified period, invested before reserves for depreciation or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its net income;

•	a report from the independent directors that the policies being followed by Orange Hospitality are in the best interest of its stockholders and the basis for such determination;

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving Orange Hospitality, directors, advisor and any affiliate thereof occurring in the year for which the annual report is made, and the independent directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•	distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 75 days following the close of each company fiscal year, each stockholder will be furnished with an annual statement of share valuation. For any period during which Orange Hospitality is making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $15.00 per share. If no public offering is ongoing, and until listing, the statement will report (a) an estimated value of each share, (b) the method by which the estimated value was developed, which we anticipate will be based on appraisal updates performed by Orange Hospitality based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, and (c) the date of the data used to develop the estimated value. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither Orange Hospitality nor its affiliates thereby make any warranty, guarantee, or representation that the stockholders or Orange Hospitality, upon liquidation, will actually realize the estimated value per share, or the stockholders will realize the estimated net asset value if they attempt to sell their shares.

When Orange Hospitality is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding Orange Hospitality and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to Orange Hospitality. If Orange Hospitality is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of Orange Hospitality at all times during regular business hours, upon reasonable prior notice to Orange Hospitality, at the location where such reports are kept by Orange Hospitality. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of Orange Hospitality, a copy of Orange Hospitality’s federal, state, and local income tax returns for each fiscal year of Orange Hospitality, and, subject to certain confidentiality requirements, a list containing the name, address, and shares held by each stockholder.

The fiscal year of Orange Hospitality will be the calendar year.

Orange Hospitality’s federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by Orange Hospitality. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of Orange Hospitality. A specific reconciliation between Generally Accepted Accounting Principles and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of Orange Hospitality for inspection and review by any interested stockholder.

THE OFFERING

The Plan of Distribution

We are selling shares using the services of Maxim Group LLC, Bergen Capital Incorporated and McGinn Smith & Company, Inc. as the managing dealers, with Maxim Group LLC designated as the lead managing dealer, and other participating broker-dealers, if any, selected by the managing dealers on either a retail or wholesale basis. The shares are being offered on a “best efforts” basis, meaning that the managing dealers and other broker-dealers are not obligated to purchase any shares. No shares will be sold unless at least a minimum of 842,106 shares has been subscribed for no later than one year after the date of this prospectus. Our officers and directors and those of Orange Advisors, LLC and Orange Realty Group, LLC will not be permitted to purchase shares in order to reach the minimum offering of 842,106 shares. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. Wachovia Bank, NA will act as escrow agent for the escrow account.

The shares are offered at $14.25 per share until the minimum offering of $12,000,000 in shares is completed and the minimum 842,106 shares have been sold. Thereafter, the shares will be offered at $15 per share.

Neither prospective investors nor stockholders should assume that the per-share prices reflect the intrinsic or realizable value of the shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-share offering price from $14.25 to $15.00 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the shares on a national securities exchange or the on the Nasdaq stock market, the share price might drop below our stockholders’ original investment.

The offering of shares is expected to terminate when all shares offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional eighteen months in order to achieve the maximum offering of 33,375,439 shares. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the shares, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold shares at one or more closings. Following the sale of the minimum offering, additional closings will be held at least monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the shares. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold shares no later than the last day of the calendar month following the month in which their subscriptions are received. Funds received during the offering but after the initial disbursement of funds will be held the escrow account until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us, until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by a managing dealer or other broker-dealer.

We intend to hold investors’ funds in escrow in an interest-bearing account with Wachovia Bank, NA. The account will pay interest to investors from the date the investor’s funds are received until the date of the closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase shares will be required to complete and sign a subscription agreement in the form attached to this prospectus as Appendix B. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of shares subscribed for and the manner in which ownership will be held, the subscription agreement requires the investor to make a series of representations to us.

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the subscription agreement if you later claim that that representation is not correct.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the subscription agreement. You should, however, carefully review the subscription agreement in its entirety.

•	You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

•	You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the shares.

•	You represent that you have adequate financial resources, understand the financial risks of an investment in shares, and understand that there is no ready ability to sell or otherwise dispose of your investment in shares.

•	You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

•	If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

•	You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

•	You understand that we have the right, in our sole discretion, to accept or reject your subscription for shares.

•	You agree to settle by arbitration any controversy between you and your broker concerning the subscription agreement and the investment represented by the subscription agreement.

We anticipate that stockholders will be able to elect to reinvest any distributions from us in additional shares available in this offering, for as long as this offering continues. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the reinvestment plan at any time. We estimate that approximately 350,000 shares offered through this prospectus may be purchased through stockholders’ reinvestment of distributions in shares pursuant to the reinvestment plan, but the number of shares which will be purchased cannot be determined at this time.

A stockholder will be able to elect to participate in the reinvestment plan by directing, on its subscription agreement, that cash distributions be reinvested in additional shares. Distributions attributable to any calendar month will then be used to purchase shares in this offering. As described under “Federal Income Tax Consequences—Taxation of Stockholders—Taxable Domestic Stockholders,” a stockholder who elects to participate in the reinvestment plan will be taxed as if it had received its distributions that are used to purchase additional shares. A stockholder may elect to terminate its participation in the reinvestment plan at any time by written notice sent by it to the broker-dealer through which the stockholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar month if it is sent at least 10 days before the end of that calendar month.

Following the completion of this offering, we intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional shares.

Funds not invested in real properties may be invested by us only in:

•	bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

•	short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

•	short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

•	similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to the managing dealers selling commissions on all sales made, including shares sold through participation in the reinvestment plan, in an amount equal to 7.0% of the purchase price of the shares or $0.9975 per share purchased at $14.25 per share and $1.05 per share purchased at $15 per share. We will also pay to the managing dealers a non-accountable expense allowance equal to 2.0% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the shares. The non-accountable expense allowance will equal $0.285 per share purchased at $14.25 per share and $0.30 per share purchased at $15 per share. The maximum selling commission payable to the managing dealers is $35,000,000. The maximum non-accountable expense allowance payable to the managing dealers is $10,000,000. The selling commissions and non-accountable expense allowance are payable to the managing dealers at the times of the issuance of shares to purchasers. We also will pay, subject to our prior approval, all reasonable travel, lodging, food, entertainment, meeting facility rental and other related costs and expenses incurred by the managing dealers in connection with attending or hosting meetings relating to the offering with prospective retail or wholesale investors and participating broker-dealers.

The following table reflects the compensation payable to the managing dealers.

	Price To Public	Commissions	Non-Accountable Expense Allowance
Per share Minimum Offering	$14.25	$0.9975	$0.285
Per share Maximum Offering	$15.00	$1.05	$0.300
Total Minimum Offering	$12,000,000	$840,000	$240,000
Total Maximum Offering	$500,000,000	$35,000,000	$10,000,000

In addition, Orange Realty Group has entered into a financial advisory agreement with the managing dealers for this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific services to Orange Realty Group in connection with the future sales of one or more of Orange Hospitality’s properties. In exchange for performing these services, Orange Realty Group will pay the managing dealers 15% of the fee that Orange Realty Group receives from Orange Hospitality upon the sale of such properties. The allocation of the aggregate amount will be determined by agreement among the managing dealers.

Furthermore, Orange Advisors also has entered into a financial advisory agreement with the managing dealers of this offering. Under the terms of this agreement, the managing dealers have agreed to provide specific advisory services to Orange Advisors. In exchange for performing these services, Orange Advisors will pay the managing dealers 15% of any amount Orange Advisors receives from Orange Hospitality pursuant to:

(i)	its deferred subordinated share of net sales proceeds from the sale of assets,

(ii)	its subordinated incentive fee, and

(iii)	its performance fee.

The allocation of the aggregate amount of such fees paid will be determined by agreement among the managing dealers.

Prospective investors are advised that the managing dealers reserve the right to purchase shares, on the same terms applicable generally to sales pursuant to this prospectus, for their own accounts, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealers or other broker-dealers will purchase shares.

The agency agreement between us and the managing dealers permit the managing dealers to use the services of other broker-dealers in offering and selling the shares, subject to our approval. The managing dealers will pay the compensation owing to the broker-dealers out of the selling commissions or non-accountable expense allowance payable to them. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. Each of the managing dealers may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. In no event will the maximum amount of compensation to be paid to the managing dealers or other broker-dealers in connection with this offering exceed 10% of the purchase price of the shares plus 0.5% for bona fide due diligence expenses.

The agency agreement between us and the managing dealers permits us to appoint up to a maximum of four broker-dealers to serve as co-managing dealers in total. Such appointment would be made pursuant to an agency agreement that Orange Hospitality would negotiate with such additional managing dealer. The commissions and non-accountable expense allowances payable pursuant to such other agency agreement will not be greater that the commissions and non-accountable expense allowances to be paid to Maxim Group LLC, Bergen Capital and McGinn Smith & Company, Inc. under the agency agreement.

Purchasers are required to purchase a minimum of $5,000 in shares or $2,000 in shares for IRAs, Keogh and pension plans. After the minimum offering is achieved, Orange Advisors, Orange Realty Group, and their affiliates may purchase in this offering up to 3.0% of the total number of shares sold in the offering. Such purchases would be made without payment of the commissions and non-accountable expense allowance. If Orange Advisors, Orange Realty Group or their affiliates purchase any shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by Orange Advisors, Orange Realty Group or their affiliates must be for investment and not for resale or distribution. The shares described in this paragraph are exclusive of any shares which may be issued under our stock incentive plans.

There has been no previous market for any of our shares. The initial offering price for the shares is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify the managing dealers and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify the managing dealers for losses from a breach of any warranties made by us in the agency agreements.

Subscription Procedures

Procedures Applicable to All Subscriptions. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by cash or check payable to “Wachovia Bank, NA, Escrow Agent.” The cash or check accompanying the subscription should equal the number of shares being subscribed multiplied by the applicable purchase price per share. If the subscription is being submitted prior to the first closing, the price per share is $14.25, and if the subscription is being submitted subsequent to the first closing, the price per share is $15.00. See also “The Offering—Escrow Arrangements” below. Subscriptions will be effective only upon their acceptance by Orange Hospitality, and we reserve the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders of Orange Hospitality. See “The Offering—Escrow Arrangements” below. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

Each subscription will be accepted or rejected by Orange Hospitality within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix B to this prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

Orange Hospitality will place the subscription proceeds in an interest-bearing escrow account with Wachovia Bank, NA. Once subscriptions for the minimum offering have been received and accepted by Orange Hospitality, subscription funds will be released to Orange Hospitality from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with Wachovia Bank, NA, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange Hospitality as a stockholder. After the minimum offering has been sold, Orange Hospitality will generally admit stockholders weekly, but in no event later than the last day of the calendar month following acceptance of your subscription.

This offering will end no later than January 31, 2006, unless we elect to extend it to a date no later than July 31, 2007 in states that permit us to make this extension. If the minimum offering has not been received and accepted by January 31, 2006, the Escrow Agent will promptly notify Orange Hospitality and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber from each subscriber. Promptly after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber to the Escrow Agent prior to the date the Escrow Agent returns the subscriber’s funds, the Escrow Agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

The funds held in escrow shall be transferred to Orange Hospitality within 30 days after Orange Hospitality has received and accepted subscriptions for at least the minimum offering. Investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. After the minimum offering has been sold, Orange Hospitality may, in it sole discretion and without notice to the subscribers, elect to extend the offering until not later than July 31, 2007 (in states that permit such an extension).

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by Orange Hospitality, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders of Orange Hospitality no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow will be payable only to those subscribers whose funds have been held in escrow for at least 20 days.

Our advisor, the managing dealers and each participating broker-dealer who sells shares on behalf of Orange Hospitality have the responsibility to make reasonable efforts to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards And How To Subscribe—Suitability Standards.” In making this determination, the managing dealers and participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the managing dealer or participating broker-dealer.

Each managing dealer or participating broker-dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures Applicable to Non-Telephonic Orders. Each participating broker-dealer receiving a subscriber’s check made payable solely to Wachovia Bank, NA as escrow agent (where, pursuant to such participating broker-dealer’s internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to a managing dealer no later than the close of business of the first business day after receipt of the subscription documents by the participating broker-dealer except that, in any case in which the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to a managing dealer by the close of business on the first business day after the check is received by the participating broker-dealer. The managing dealer will transmit the check to Wachovia Bank, NA as Escrow Agent by no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Procedures Applicable to Telephonic Orders. Certain participating broker-dealers may permit investors to subscribe for shares by telephonic order to the participating broker-dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the participating broker-dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the participating broker-dealer or by authorizing the participating broker-dealer to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the participating broker-dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

To the extent that customers of any participating broker-dealer wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to a managing dealer (except that, in any case in which the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber’s check to the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to a managing dealer by the close of business on the first business day after the check is received by the participating broker-dealer), or (ii) solicit indications of interest in which event (a) such participating broker-dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf, (b) such participating broker-dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such participating broker-dealers must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a), and (d) such participating broker-dealers must forward funds to a managing dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers’ funds are not required to be in their accounts until the debit date. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Investors who are residents of North Carolina, Florida and Pennsylvania must complete and sign the subscription agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of participating broker-dealers who accept telephonic orders will execute the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the prospectus.

Additional Subscription Procedures. Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact their participating broker-dealer. Certain participating broker-dealers do not permit telephonic subscriptions.

The form of subscription agreement for certain participating broker-dealers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix B, primarily in that it will eliminate this option.

Escrow Arrangements

Subscription proceeds will be received in trust and deposited in a separate account with Wachovia Bank, NA. No shares will be sold by Orange Hospitality, no commissions or fees will be paid by it and the initial admission of investors of Orange Hospitality will not take place unless subscriptions have been accepted for at least the minimum offering and subscription funds from investors who place telephonic orders have been on deposit with Wachovia Bank, NA for at least 15 days from the date written confirmation is mailed to the investor by a managing dealer. Once subscriptions for at least the minimum offering have been received and accepted by Orange Hospitality, subscription funds will be released to Orange Hospitality from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with Wachovia Bank, NA, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange Hospitality as a stockholder. After the minimum offering has been sold, Orange Hospitality will generally admit stockholders weekly but in no event later than the last day of the calendar month following acceptance of your subscription.

If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the initial date of this prospectus, all funds received will be promptly repaid in full, with any interest earned thereon. For purposes of determining whether the minimum offering has been satisfied, sales of shares to affiliates will not be included in the determination.

The Escrow Agreement between Orange Hospitality and Wachovia Bank, NA provides that escrowed funds will be invested by Wachovia Bank, NA in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934 or, upon receipt of subscription proceeds for at least the minimum offering (provided that subscription funds from investors who place telephone orders have been on deposit with Wachovia Bank, NA for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to Orange Hospitality upon request following the admission of a stockholder to Orange Hospitality.

The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to Orange Hospitality as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to Orange Hospitality in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Orange Hospitality funds or to receive interest on their invested capital.

ERISA Considerations

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Keogh or pension plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Internal Revenue Code, and state law with respect to the purchase, ownership, or sale of the shares by such IRA, Keogh or pension plan.

Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an “ERISA Plan”) should consider the fiduciary standards under ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment of any portion of the ERISA Plan’s assets in the common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Internal Revenue Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

Plan Assets. The prohibited transaction rules of ERISA and the Internal Revenue Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Internal Revenue Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Internal Revenue Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the shares to be “widely held” upon completion of this offering.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. Orange Hospitality believes that the restrictions imposed under the articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares will be “widely held” and “freely transferable,” we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be “plan assets” of any Plan that invests in the shares.

Determination of Offering Price

We determined the offering price per share in our sole discretion based upon the price which we believed investors would pay for the shares, the fees to be paid to our advisor and our affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believe should be available to invest in properties. There is no public market for the shares on which to base market value.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless we have first approved it in writing. As of the date of this prospectus, the only sales material we have authorized for use in connection with this offering is a brochure entitled “Orange Hospitality.” We also may respond to specific questions from broker-dealers and prospective investors. We may make available additional materials relating to the offering to the managing dealers and other broker-dealers for their internal use.

LEGAL OPINIONS

The validity of the shares being offered hereby has been passed upon for Orange Hospitality by Arent Fox PLLC. Statements made under “Risk Factors—Tax Risks” and “Federal Income Tax Consequences” have been reviewed by Arent Fox PLLC, who have given their opinion that such statements as to matters of law are correct in all material respects.

EXPERTS

The balance sheet of Orange Hospitality, Inc. as of May 12, 2004 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered by this prospectus. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding Orange Hospitality and the shares, we refer you to the Registration Statement and to the exhibits and schedules filed as a part thereof which may be obtained from the Commission’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, upon payment of the fee prescribed by the Commission, or examined at the Public Reference Room without charge. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. In addition, Orange Hospitality will be required to file periodic reports under the Securities Exchange Act of 1934, as amended. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENT S

ORANGE HOSPITALITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Orange Hospitality, Inc.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Orange Hospitality, Inc. at May 12, 2004, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

New York, New York

May 27, 2004 except for Note 1, as

to which the date is August 26, 2004

ORANGE HOSPITALITY, INC.

a Maryland corporation

Balance Sheets

	September 30, 2004	May 12, 2004
	(unaudited)
Assets
Cash	$35,112	$25,500
Capitalized offering costs	590,305	77,786

Total Assets	$625,417	$103,286

Liabilities
Accounts payable and accrued expenses	$234,521	$77,786
Line of credit debt	238,319	—

Total Liabilities	472,840	77,786

Commitments and contingencies

Stockholder's Equity
Preferred shares, $0.01 par value; authorized 1,000,000 shares	—	—
Common stock, $0.01 par value; authorized 26,000,000 shares; issued and outstanding 13,333 shares (September 30, 2004) and 1,700 shares (May 12, 2004)	133	17
Additional paid-in-capital	199,867	25,483
Accumulated deficit	(47,423)	—

Total Stockholder’s Equity	152,577	25,500

Total Liabilities and Stockholder’s Equity	$625,417	$103,286

The accompanying notes are an integral part of these financial statements.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

Statement of Operations and Accumulated Deficit

For the period from inception (May 12, 2004) through September 30, 2004

(Unaudited)

Revenues	$—

Operating expenses
Consulting fees	41,800
Other administrative expenses	2,788
Interest expense	2,835

Total operating expenses	47,423

Net loss	$(47,423)

Accumulated deficit beginning of period	—
Accumulated deficit end of period	$(47,423)

Basic and diluted loss per common share	($7.60)

Weighted average shares outstanding	6238

The accompanying notes are an integral part of these financial statements.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

Statement of Cash Flows

For the period from inception (May 12, 2004) through September 30, 2004

(Unaudited)

Cash Flows from Operating Activities
Net loss	$(47,423)
Increase in accounts payable and accrued expenses	7,835

Net cash used in operating activities	(39,588)

Cash Flows from Financing Activities
Line of credit borrowing proceeds	412,819
Capitalized offering costs	(363,619)
Proceeds from the issuance of common stock	25,500

Net cash provided by financing activities	74,700

Net increase in cash	35,112

Cash, beginning of period	—
Cash, end of period	$35,112

Non-cash financing activities
Accrued capitalized offering costs	$226,686
Line of credit borrowing converted to stockholder’s equity	$174,500

The accompanying notes are an integral part of these financial statements.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Offering

Orange Hospitality Inc. (the “Company”) is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is a “start-up” (formed May 12, 2004) and accordingly has no significant operating history. It was formed to invest in limited service, extended stay and/or other hotel properties. In addition, the Company may invest up to 5% of its assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which it is permitted to invest and specifically relate to the Company’s properties. The Company was formed primarily to acquire properties in the United States of America. Subject to certain restrictions and limitations, the business of the Company will be managed by Orange Advisors, LLC (the “Advisor”), a company that has been formed for such purpose. The Company expects to enter into an advisory agreement with the Advisor specifying the Advisor’s powers, duties, and compensation. The Advisor is controlled by the chairman and chief executive officer of the Company. As of September 30, 2004, the Company did not own any hotel properties.

The Company expects to establish Orange Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS is expected to lease all or substantially all of the hotel properties from the Company and will be subject to income tax at regular corporate rates on any income that would be earned.

The Company’s initial capitalization occurred on May 12, 2004, when 1,700 shares of common stock were purchased by Briad Development West, LLC (“Briad”), a company controlled by the chairman of the Company. On August 6, 2004, the Company issued to Briad an additional 11,633 shares of common stock at $15 per share. The Company’s fiscal year end is December 31.

The Company filed a registration statement with the United States Securities and Exchange Commission (initial filing) for a public offering to sell up to 23,403,510 shares of common stock to the public on a “best efforts” basis (the “Offering”) by Bergen Capital Incorporated and selected other dealers at a price of $14.25-$15.00 per share. The Company has filed three amendments to its registration statement for the Offering. As a result of the amendments filed the maximum number of shares of common stock to be sold to the public on a “best efforts” basis has been changed to 33,375,439. Accordingly the Company will amend and restate its articles of incorporation to increase its authorized shares to 41,000,000 shares, to be composed of 35,000,000 common shares, 1,000,000 preferred shares, and 5,000,000 excess shares. The Company intends to invest the net proceeds of the Offering in hotel properties.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements will include the accounts of the Company, its wholly and majority-owned subsidiaries, variable interest entities for which the Company is considered to be the primary beneficiary and controlling majority-owned partnership interests. Inter-entity transactions will be eliminated.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Revenue Recognition

Revenue will be recognized as earned; hotel revenues including room, food, beverage and other hotel revenues will be recognized as the related services are provided.

Lease Accounting

The Company expects to lease its properties primarily to the TRS entity that will enter into contracts with third-party managers to operate the properties. Hotel operating revenues and expenses for these properties will be included in the consolidated results of operations of the Company.

Other properties may be leased to, and operated by, unrelated third-party tenants on a triple-net basis, whereby the tenant is generally responsible for all property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases will be included in the Company’s consolidated results of operations.

Third-party leases are expected to be accounted for using the operating method. When minimum lease payments vary during the lease term, income would be recognized on a straight-line basis so as to produce a constant periodic rent over the lease term. The aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date would be recorded as accrued rental income and included in other assets. Certain of these leases may also provide for percentage rent based upon the level of gross sales achieved by third-party tenants. These percentage rents will be recorded once the required sales level is achieved.

Hotel Properties

Investments in hotel properties will be stated at acquisition cost and allocated to property and equipment and identifiable intangible assets at fair value in accordance with Statement of Financial Accounting Standards No. 141. Property and equipment will be depreciated using the straight-line method over their estimated useful lives. Identifiable intangible assets will typically be contracts, including lease agreements and franchise agreements, which will be recorded at fair value. Intangible assets will generally be amortized using the straight-line method over the remaining non-cancelable term of the related agreements. In making estimates of fair values for purposes of allocating purchase price, the Company may utilize a number of sources that may be obtained in connection with the acquisition or financing of a property and other market data. Management will also consider information obtained about each property as a result of its pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired.

Impairment of Long-Lived Assets

The Company will apply Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that a held for use long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a held for use long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a held for use long-lived asset is not recoverable and is measured as the amount by which the carrying value exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a held for use long-lived asset is its new cost basis. The statement also requires that results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. All of the Company’s cash and cash equivalents were held in the custody of one financial institution which balance at times may exceed federally insurable limits. The Company mitigates this risk by depositing funds with a major financial institution.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the first closing of the Offering. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90 percent of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income. No provision for income taxes has been recorded for the period from Inception (May 12, 2004) through September 30, 2004.

Offering and Start Up Costs

The Company incurs costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Offering costs as of the balance sheet dates are included in Capitalized Offering Costs.

Start up costs incurred other than offering costs are expensed as incurred.

Stockholders’ Equity

At September 30, 2004 the Company was authorized to issue a total of 30,500,000 shares of stock. The stock is composed of 26,000,000 common shares, 1,000,000 preferred shares and 3,500,000 excess shares.

The Company intends to establish a reinvestment plan (the “Reinvestment Plan”) pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock. The Offering includes 350,000 shares of common stock initially for purchase through the Reinvestment Plan.

3. Arrangements and Transactions with Related Parties

Affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. During the acquisition stage, the Company will pay Orange Realty Group, LLC an affiliate (through common ownership) of the Advisor, up to 3.5% of total proceeds (defined as the sum of gross proceeds of the Offering and any proceeds from acquisition financing) as a property acquisition fee.

During the operating stage, the Company will pay the Advisor a monthly asset management fee equal to 10% of the Company’s REIT operating expenses paid during the month. The Company will reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor which in any way relate to the operation

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

of the Company or the Company’s business (excluding the operation of the TRS). The Company will not reimburse the Advisor at the end of any quarter for REIT operating expenses that, in the four consecutive quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income for such four quarters (the 2%/25% Guidelines), unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified. Within 60 days after the end of any fiscal quarter for which total REIT operating expenses for the year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the Advisor will be required to reimburse the Company the amount by which the total REIT operating expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

In connection with the sale of properties, the Company will pay the Advisor a subordinated 10% share of net sales proceeds and will pay Orange Realty Group, LLC a subordinated disposition fee, each after the stockholders have received distributions equal to their invested capital plus an 8% return on such capital. The subordinated disposition fee will equal no more than 3% of the gross sales price of the properties. As an alternative to the subordinated 10% share of net sales proceeds, if the Company lists its shares on a national securities exchange or on the Nasdaq stock market or if the advisory agreement with the Advisor is terminated, the Advisor will receive 10% of the amount by which the value of the Company’s assets plus total distributions paid to stockholders from the Company’s inception through the date of listing or termination exceed the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception.

An affiliate (through common ownership) has provided the Company a $525,000 line of credit to fund the start-up costs. Advances under the line of credit bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in the Offering. The balance owed on this line of credit at September 30, 2004 is $238,319.

4. Commitments and Contingencies

The Company will be liable for certain expenses of the Offering described in the prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be paid from the gross proceeds of the Offering.

The Company has entered into an option agreement dated May 26, 2004 and amended December 17, 2004 with entities controlled by the Chairman of the Company to purchase up to five properties in Connecticut and New Jersey currently under development. The aggregate purchase price under the option for the five hotel properties is approximately $71 million.

Upon the first closing of the Offering, the Company will be required to deposit $250,000 per property with an escrow agent in an interest bearing escrow account. The option will automatically expire if the first closing of the offering does not occur by July 31, 2005, or if the Company does not make the required deposits with the escrow agent and such failure continues for two business days after notice from the sellers.

At the closing for a property, the portion of the deposit allocable to that property, together with the interest earned thereon, will be paid to the applicable seller and credited against the purchase price for the property. If the option terminates with respect to any property prior to the closing for that property, the portion of the deposit allocable to that property, together with the interest earned on that portion of the deposit, would be forfeited to the applicable seller, except if (a) the property is subject to a substantial casualty loss, (b) the seller breaches its representations or agreement with respect to that property or (c) the seller does not deliver a completion notice with respect to that property by July 31, 2005 and the Company determines not to proceed with the purchase of that property, in which case the Company would receive a refund of the portion of the deposit and interest allocable to that property.

ORANGE HOSPITALITY, INC.

(a Maryland corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

5. Accounting Pronouncements

On January 17, 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” which was subsequently revised in December 2003, (“FIN 46”), the primary objective of which is to provide guidance on the identification of entities for which control is achieved through means other than voting rights (“variable interest entities” or “VIEs”) and to determine when and which business enterprise should consolidate the VIE (the “primary beneficiary”). This new model applies when either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional financial support. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 is applicable immediately for VIEs entered into after January 31, 2003.

APPENDIX A

FORM OF

REINVESTMENT PLAN

ORANGE HOSPITALITY, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the “Reinvestment Plan “) on the terms and conditions set forth below.

1. Reinvestment of Distributions. Wachovia Bank, NA, the agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:

(a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the public offering price per Share. During such period, commissions and the non-accountable expense allowance may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

(b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the “SEC”) for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to listing of the Shares on a national securities exchange or on the Nasdaq stock market will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company’s internal accountants will then convert the most recent quarterly balance sheet of the Company from a “GAAP” balance sheet to a “fair market value” balance sheet. Based on the “fair market value” balance sheet, the internal accountants will then assume a sale of the Company’s assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or on the Nasdaq stock market (“Listing”), the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or the Nasdaq stock market on which the Shares are listed at the date of purchase by the Reinvestment Agent. If, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or the Nasdaq stock market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. If such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each month to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. Arizona residents, however, may not participate in the dividend reinvestment plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. The Advisor and its affiliates may not participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received more than ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the month (prior to termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the month in which the stockholder makes such written election to participate in the Reinvestment Plan and to all months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the

Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Suitability.

(a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

(b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distribution for the first month of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that month and, subject to (c) below, any month thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

(c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the sixth month for any year of the Participant’s participation in the Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

(d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement.

(e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s Prospectus.

7. Reports to Participants. Within 15 days after the end of each month, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the month, the number of Shares purchased during the month, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge shall be $2.00 per Participant per year. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay selling commissions of 7.0% and a non-accountable allowance of 2.0%, and will pay to Orange Realty Group, LLC acquisition fees of up to 3.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11. Termination.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to if to the Company, or

to

if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the

Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX B

FORM OF

SUBSCRIPTION AGREEMENT

ORANGE HOSPITALITY, INC.

1. INVESTMENT. This is an (check one):

☐	Initial Investment	☐	Additional Investment in this offering

MAKE INVESTMENT CHECK PAYABLE TO: Wachovia Bank, NA as Escrow Agent

This subscription is in the amount of $                             for the purchase of                      Shares. The minimum initial subscription is $5,000; $2,000 for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2. FORM OF OWNERSHIP. (Select only one)

☐	INDIVIDUAL
☐	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
☐	HUSBAND AND WIFE AS COMMUNITY PROPERTY (two signatures required)
☐	A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐	TENANTS IN COMMON
☐	CUSTODIAN FOR
Under the ☐ UGMA of the State of
☐	UTMA of the State of

☐	IRA
☐	SEP/IRA
☐	KEOGH (H.R. 10)
☐	PENSION OR PROFIT SHARING PLAN
☐	TAXABLE ☐ TAX EXEMPT
☐	TRUST (include title and signature pages)
☐	TAXABLE ☐ TAX EXEMPT
☐	CHARITABLE REMAINDER TRUST
☐	CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)
☐	NON-PROFIT ORGANIZATION (Corporate Resolution must be attached)

3. INVESTOR INFORMATION. Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA, or qualified plan, include both investor and custodian names and tax ID numbers. Complete the Investor Mailing Address to receive informational mailings.

1st Registration Name	Investor Social Security Number

2nd Registration Name	Taxpayer ID Number

Address	Custodian Account Number

City/State/Zip	Custodian Phone Number

Investor Mailing Address (IRA Accounts)	Investor E-mail Address

City/State/Zip	Daytime Phone Number

☐	Check this box if you are a U.S. citizen
☐	Check this box if you are a foreign citizen
☐	Check this box if you are a U.S. citizen residing outside the U.S.
☐	Check this box if you are subject to backup withholding

4. DISTRIBUTIONS. Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN’S APPROVAL.

Arizona residents may not participate in the dividend reinvestment plan.

a. ☐ DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

b. ☐ DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors Only)

I authorize                              or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Orange Hospitality, Inc. in writing to cancel it. In the event that                                  or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution

Address

City/State/Zip

Account Type (check one):    ☐  Checking        ☐  Savings

Account Number

Bank ABA Routing Number

5. PRE-DISPUTE ARBITRATION CLAUSE.

REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

A. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

D. THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

E. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

F. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE

CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

6. SUBSCRIBER SIGNATURES.

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX ABOVE HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus

Initials	Initials

(b)	I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $50,000 and an annual gross income of at least $50,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards and How to Subscribe.”

Initials	Initials

(c)	I am purchasing the Shares for my own account.

Initials	Initials

The investor does not waive any rights under the Federal securities laws by signing this Subscription Agreement.

X
Signature of Investor	Date

X
Signature of Joint Investor	Date

7. BROKER INFORMATION. The Broker’s Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker/Dealer Name
Financial Advisor Name
Advisor Mailing Address
City/State/Zip
Advisor Number
Telephone Number
E-mail Address
Fax Number

☐ TELEPHONIC SUBSCRIPTION

(Please refer to the Prospectus for details.)

☐ REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X
Financial Advisor Signature	Date

X
Branch Manager Signature	Date
(If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

RETURN TO:

OVERNIGHT DELIVERY:

FOR ASSISTANCE CALL:

FOR OFFICE USE ONLY*****

Sub.#                                                   Admit Date                                                   Amount

Check #                                                Region                                                          W/S                                                Rev. 05/04

Until May 2, 2005, 90 days after the initial date of the prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

Managing Dealers

Maxim Group LLC

Bergen Capital Incorporated	McGinnSmith & Company, Inc.